Exhibit 2.20

Execution Version

Dated 8 April 2024

Second Amendment and Restatement Agreement

in respect of the HKD14,850,000,000 Revolving Credit Facility Agreement originally dated 29 April 2020

(as amended and restated from time to time)

between

MCO Nominee One Limited

as Company and Guarantors’ Agent

MCO Investments Limited

as a Subsidiary Guarantor

Melco Resorts Finance Limited

MCO International Limited

as Subordinated Creditors

Bank of China Limited, Macau Branch

as Agent

White & Case

16th Floor, York House, The Landmark

15 Queen’s Road Central

Hong Kong

(i)

This Amendment and Restatement Agreement is dated 8 April 2024 (this “Agreement”) and made

Between:

(1)

MCO Nominee One Limited, an exempted company incorporated with limited liability in the Cayman Islands with its registered office at c/o Intertrust Corporate Services (Cayman) Limited, One Nexus Way, Camana Bay, Grand Cayman, KY1-9005, Cayman Islands and with registration number 187717 for itself as the Company (in such capacity, the “Company”) and as the Guarantors’ Agent for each Subsidiary Guarantor (in such capacity, the “Guarantors’ Agent”);

(2)

MCO Investments Limited, an exempted company incorporated with limited liability in the Cayman Islands with its registered office at c/o Intertrust Corporate Services (Cayman) Limited, One Nexus Way, Camana Bay, Grand Cayman, KY1-9005, Cayman Islands and with registration number 168835 as a subsidiary guarantor (“MCO Investments” and together with Melco Resorts Macau (as defined below), the “Subsidiary Guarantors”);

(3)

Melco Resorts Finance Limited (formerly known as MCE Finance Limited), an exempted company incorporated with limited liability in the Cayman Islands with its registered office at c/o Intertrust Corporate Services (Cayman) Limited, One Nexus Way, Camana Bay, Grand Cayman, KY1-9005, Cayman Islands and with registration number 168872 and MCO International Limited, an exempted company incorporated with limited liability in the Cayman Islands with its registered office at c/o Intertrust Corporate Services (Cayman) Limited, One Nexus Way, Camana Bay, Grand Cayman, KY1-9005, Cayman Islands and with registration number 143605 as subordinated creditors (the “Subordinated Creditors” and together with the Company, the Guarantors’ Agent and the Subsidiary Guarantors, the “Transaction Obligors”); and

(4)

Bank of China Limited, Macau Branch, incorporated with limited liability under the laws of the People’s Republic of China in its capacity as facility agent of the other Finance Parties under the Facility Agreement (the “Agent”).

Whereas:

(A)

Certain of the parties hereto (among others) have entered into a HKD14,850,000,000 Revolving Credit Facility Agreement originally dated 29 April 2020, as amended and restated pursuant to an amendment and restatement agreement dated 29 June 2023 and as further amended and restated from time to time (the “Facility Agreement”).

(B)	This Agreement is supplemental to the Facility Agreement.

(C)

The Company and the Guarantors’ Agent have requested that the Facility Agreement be amended and restated as contemplated by this Agreement and the Agent consents to the making of those amendments, subject to the terms and conditions of this Agreement.

(D)	The Parties wish to enter into this Agreement to record their agreements in relation to the above.

It is agreed as follows:

1.	Interpretation

1.1	Definitions

In this Agreement:

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“Amended and Restated Facility Agreement” means the Facility Agreement, as amended and restated pursuant to the terms and conditions of this Agreement (as on the Effective Date, in the form set out in Schedule 1 (Amended and Restated Facility Agreement)).

“Amendment Fee Letter” means the amendment fee letter entered into on or about the date of this Agreement between the Agent and the Company.

“Amendment Transaction Document” means:

(a)	this Agreement; and

(b)	the Amendment Fee Letter.

“Consent Extension Request Letter” means the consent extension request letter dated 1 June 2022 from the Company to the Agent in relation to the requested waiver of the Company’s obligations under clause 23.2 (Financial condition) of the Facility Agreement for the Waived Test Period (as defined therein) and which was duly acknowledged and consented to by the Agent on behalf of the Majority Lenders.

“Effective Date” means the later of:

(a)	the date of this Agreement; and

(b)

the date on which the Agent confirms in writing to the Company that it has received all of the documents and other evidence listed in Schedule 2 (Conditions Precedent), and that each is in form and substance satisfactory to it.

“Melco Resorts Macau” means Melco Resorts (Macau) Limited, a company incorporated under the laws of the Macau SAR (with registered number 24325 (SO)), whose registered office is Avenida da Praia Grande no. 594, 15. andar A, Macau, and formerly known as Melco Crown (Macau) Limited and formerly known as Melco Crown Gaming (Macau) Limited.

1.2	Construction

(a)

The principles of construction and rules of interpretation set out in the Facility Agreement (including but not limited to clause 1.2 (Construction) of the Facility Agreement) shall have effect as if set out in this Agreement.

(b)

Unless a contrary indication appears, a term defined in or by reference in the Facility Agreement has the same meaning in this Agreement. Words and expressions defined in this Agreement by reference to the Amended and Restated Facility Agreement shall (at all times prior to the Effective Date) have the meaning attributed to them in the form of the Amended and Restated Facility Agreement set out in Schedule 1 (Amended and Restated Facility Agreement).

(c)	In this Agreement any reference to a “Clause”, a “Schedule” or a “Party” is, unless the context otherwise requires, a reference to a Clause, a Schedule or a Party to this Agreement.

1.3	Designation

The Company and the Agent designate this Agreement as a Finance Document by execution of this Agreement for the purposes of the definition of “Finance Document” in the Facility Agreement.

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2.	Amendment to the Facility Agreement

2.1	Amendment to the Facility Agreement

(a)	Subject to the terms and conditions of this Agreement and pursuant to the Facility Agreement, each Party consents to the amendments to the Facility Agreement as contemplated by this Agreement.

(b)

Each Transaction Obligor (including the Guarantors’ Agent (for and on behalf of each Subsidiary Guarantor)) and the Agent (on behalf of itself and on behalf of each Finance Party pursuant to paragraph (b) of clause 38.1 (Required consents) of the Facility Agreement) agree, in accordance with clause 38 (Amendments and waivers) of the Facility Agreement that with immediate and automatic effect on and from the Effective Date, the Facility Agreement shall be amended and restated so that it shall be read and construed for all purposes as set out in Schedule 1 (Amended and Restated Facility Agreement) and all references in the Amended and Restated Facility Agreement to “this Agreement” shall include this Agreement.

(c)

Notwithstanding the amendments to the Facility Agreement as contemplated by this Agreement, the Agent (acting on behalf of the Majority Lenders) acknowledges for the avoidance of doubt that the waivers consented to under the terms of Consent Extension Request Letter shall continue to be in effect up to and including the last of the Waived Test Period (as defined in the Consent Extension Request Letter).

3.	Representations

3.1	Representations

Each Transaction Obligor (including the Guarantors’ Agent (for and on behalf of each Subsidiary Guarantor)) makes the representations and warranties set out in this Clause 3.1 to each Finance Party (by reference to the facts and circumstances then existing) on the date of this Agreement and on the Effective Date.

(a)	Status

(i)

Each Transaction Obligor is a limited liability corporation or company duly incorporated or organised, as the case may be, and validly existing under the law of its jurisdiction of incorporation or organisation, as the case may be.

(ii)	Each Transaction Obligor has the power to own its assets and carry on its business as it is being conducted.

(b)	Binding obligations

Subject to the Legal Reservations, the obligations expressed to be assumed by each Transaction Obligor in each Amendment Transaction Document to which it is a party are legal, valid, binding and enforceable obligations.

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(c)	Pari passu

Each Transaction Obligor’s payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

(d)	Non-conflict with other obligations

The entry into and performance by each Transaction Obligor of, and the transactions contemplated by, the Amendment Transaction Documents do not and will not conflict with:

(i)	any law or regulation applicable to such Transaction Obligor;

(ii)	the constitutional documents of any Transaction Obligor; or

(iii)

any agreement or instrument binding upon it or any of its Subsidiaries or any of the Group’s assets or constitute a default or termination event (however described) under any such agreement or instrument, except where a Material Adverse Effect does not or would not be reasonably expected to occur.

(e)	Power and authority

Each Transaction Obligor has the power to enter into, perform and deliver, and has taken all necessary corporate action to authorise its entry into, performance and delivery of, the Amendment Transaction Documents to which it is or will be a party and the transactions contemplated by those Amendment Transaction Documents.

(f)	Validity and admissibility in evidence

(i)	All Authorisations required:

(A)	to enable each Transaction Obligor to lawfully enter into, exercise its rights and comply with its obligations under the Amendment Transaction Documents to which it is a party; and

(B)	to make the Amendment Transaction Documents to which it is a party admissible in evidence in its Relevant Jurisdictions,

have been obtained or effected and are in full force and effect.

(ii)

All Authorisations necessary for the Group to carry out its business relating to the Projects, where the failure of obtaining such Authorisations has or would reasonably be expected to have a Material Adverse Effect, have been obtained or effected and are in full force and effect.

(g)	Governing law and enforcement Subject to the Legal Reservations:

(i)	the choice of English law as the governing law of the Amendment Transaction Documents will be recognised and enforced in each Transaction Obligor’s Relevant Jurisdiction; and

(ii)	any judgment obtained in relation to an Amendment Transaction Document in England will be recognised and enforced in its Relevant Jurisdictions.

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(h)	Deduction of Tax

No Transaction Obligor is required under the laws of its Relevant Jurisdiction or at its address specified in a Finance Document or an Amendment Transaction Document Agreement to make any deduction for or on account of Tax from any payment it may make under any Finance Document or Amendment Transaction Document.

3.2	Repetition

The representations and warranties:

(a)	which are Repeating Representations (under and as defined in the Amended and Restated Facility Agreement);

(b)	set out in clause 9 (Representations and warranties) of the Subordination Deed;

(c)	set out in clause 4 (Representations) of the MCO Subsidiary Guarantee; and

(d)	set out in clause 4 (Representations) of the MRM Subsidiary Guarantee,

are, in each case, deemed to be made by each Transaction Obligor that is party thereto (and, in the case of the representations and warranties set out in clause 4 (Representations) of the MRM Subsidiary Guarantee, by the Guarantors’ Agent on behalf of Melco Resorts Macau) by reference to the facts and circumstances then existing on the date of this Agreement and on the Effective Date and, in each case, as if any reference therein to any Finance Document in respect of which any amendment, acknowledgement, confirmation, consolidation, novation, restatement, replacement or supplement is expressed to be made by this Agreement included, to the extent relevant, the Amendment Transaction Documents and the Finance Documents as so amended, acknowledged, confirmed, consolidated, novated, restated, replaced or supplemented.

4.	Continuity and further assurance

4.1	Continuing obligations

(a)

The Transaction Obligors (including the Guarantors’ Agent (for and on behalf of each Subsidiary Guarantor)) agree and acknowledge that the provisions of the Facility Agreement and the other Finance Documents shall, save as amended by this Agreement:

(i)

continue in full force and effect and extend to the liabilities and obligations of the Company and each of the Transaction Obligors under the Amended and Restated Facility Agreement and the other Finance Documents (as amended from time to time), including as varied, amended, supplemented or extended by this Agreement and apply equally to the obligations of the Company under Clause 5 (Costs and expenses) as if set out in full in this Agreement; and

(ii)	continue to constitute legal, valid and binding obligations of the Transaction Obligors enforceable in accordance with their terms.

(b)

In particular, nothing in this Agreement shall affect the rights of the Finance Parties in respect of the occurrence of any Default which is continuing or which arises on or after the date of this Agreement (other than any Default which has occurred or may occur as a result of the entry into of this Agreement or the entry into, and performance of, the transactions contemplated by any of the foregoing).

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4.2	Further assurance

Each Transaction Obligor (including the Guarantors’ Agent (for and on behalf of each Subsidiary Guarantor)) shall, upon the written request of the Agent and at its own expense, do all such acts and things reasonably necessary to give effect to the amendments effected or to be effected pursuant to this Agreement.

5.	Costs and expenses

(a)

Notwithstanding clause 20 (Costs and expenses) of the Facility Agreement, the Company shall, within five (5) Business Days of demand, pay (or shall procure that another member of the Group will pay) to the Agent all costs and expenses (together with any Indirect Tax) including without limitation (but subject to any agreed caps) the fees and expenses of the Agent’s legal advisers reasonably incurred in connection with the negotiation, preparation, execution and performance of this Agreement (and the documents listed in Schedule 2 (Conditions Precedent)) and the transactions contemplated in this Agreement.

(b)

The Company shall pay (or shall procure that another member of the Group will pay) all stamp, registration and other taxes and notarisation expenses to which this Agreement (and the documents listed in Schedule 2 (Conditions Precedent)) is or may at any time be subject and shall from time to time within, five (5) Business Days of demand of the Agent, indemnify the Finance Parties against any liabilities, costs, claims and expenses resulting from any failure to pay or delay in paying any such amounts.

6.	Enforcement

6.1	Jurisdiction of English courts

(a)

The courts of England have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a “Dispute”).

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)

Notwithstanding paragraphs (a) and (b) above, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

6.2	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, each Transaction Obligor (including the Guarantors’ Agent (for and on behalf of each Subsidiary Guarantor)):

(i)	irrevocably appoints Law Debenture Corporate Services Limited as its agent for service of process in relation to any proceedings before the English Courts in connection with any Finance Document; and

(ii)	agrees that failure by an agent for service of process to notify a Transaction Obligor of the process will not invalidate the proceedings concerned.

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(b)

If any person appointed as an agent for service of process is unable for any reason to act as agent of service of process, the Transaction Obligors (including the Guarantors’ Agent (for and on behalf of each Subsidiary Guarantor)) must immediately (and in any event within three (3) Business Days of such event taking place) appoint another agent on terms acceptable to the Agent. Failing this, the Agent may appoint another agent for this purpose.

6.3	Waiver of immunities

Each Transaction Obligor (including the Guarantors’ Agent (for and on behalf of each Subsidiary Guarantor)) irrevocably waives, to the extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from:

(a)	suit;

(b)	jurisdiction of any court;

(c)	relief by way of injunction or order for specific performance or recovery of property;

(d)	attachment of its assets (whether before or after judgment); and

(e)

execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any proceedings in the courts of any jurisdiction (and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any immunity in any such proceedings).

6.4	Waiver of Jury Trial

EACH OF THE PARTIES TO THIS AGREEMENT AGREES TO WAIVE IRREVOCABLY ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE DOCUMENTS REFERRED TO IN THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN THIS AGREEMENT. This waiver is intended to apply to all Disputes. Each Party acknowledges that (a) this waiver is a material inducement to enter into this Agreement, (b) it has already relied on this waiver in entering into this Agreement and (c) it will continue to rely on this waiver in future dealings. Each Party represents that it has reviewed this waiver with its legal advisers and that it knowingly and voluntarily waives its jury trial rights after consultation with its legal advisers. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

7.	Miscellaneous

7.1	Incorporation of terms

The provisions of clauses 1.3 (Third Party Rights), 34 (Notices), 36 (Partial invalidity) and 37 (Remedies and waivers) of the Facility Agreement and, at and from the Effective Date, the corresponding clauses in the Amended and Restated Facility Agreement shall be deemed incorporated into this Agreement as if set out in full herein and as if references in those clauses to “this Agreement” and “a Finance Document” are references to this Agreement and cross references to specified clauses thereof are references to the equivalent clauses set out or incorporated herein.

8.	Counterparts

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

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9.	Governing law

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by and construed in accordance with English law.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

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Schedule 1

Amended and Restated Facility Agreement

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Execution Version

Facility Agreement

HKD14,850,000,000 Revolving Credit Facility

originally dated 29 April 2020 as amended and restated pursuant to an amendment and restatement agreement dated 29 June 2023 and further amended and restated pursuant to an amendment and restatement agreement dated 8 April 2024

between

MCO Nominee One Limited

as Company

Bank of China Limited, Macau Branch

Bank of Communications Co., Ltd. Macau Branch and

Morgan Stanley Senior Funding, Inc.,

as Joint Global Coordinators

Banco Nacional Ultramarino, S.A.,

Bank of China Limited, Macau Branch,

Bank of Communications Co., Ltd. Macau Branch

Deutsche Bank Aktiengesellschaft a joint stock company with limited liability incorporated in the Federal Republic of Germany, local court of

Frankfurt am Main, HRB no. 30,000, acting through its Singapore Branch

Industrial and Commercial Bank of China (Macau) Limited and

Morgan Stanley Senior Funding, Inc.

as Senior Mandated Lead Arrangers and Bookrunners

Bank of China Limited, Macau Branch

as Agent

and

The Financial Institutions listed herein

as Original Lenders

White & Case

16th Floor, York House, The Landmark

15 Queen’s Road Central

Hong Kong

This Agreement is originally dated 29 April 2020 as amended and restated on the 2023 Amendment and Restatement Effective Date and as further amended and restated on the 2024 Amendment and Restatement Effective Date and made

Between:

(1)

MCO Nominee One Limited, an exempted company incorporated with limited liability in the Cayman Islands with its registered office at c/o Intertrust Corporate Services (Cayman) Limited, One Nexus Way, Camana Bay, Grand Cayman, KY1-9005, Cayman Islands and with registration number 187717 (“Company”);

(2)	Bank of China Limited, Macau Branch, Bank of Communications Co., Ltd. Macau Branch and Morgan Stanley Senior Funding, Inc., as joint global coordinators (the “Coordinators”);

(3)

Banco Nacional Ultramarino, S.A., Bank of China Limited, Macau Branch, Bank of Communications Co., Ltd. Macau Branch, Deutsche Bank Aktiengesellschaft a joint stock company with limited liability incorporated in the Federal Republic of Germany, local court of Frankfurt am Main, HRB no. 30,000, acting through its Singapore Branch (previously known as Deutsche Bank AG, Singapore Branch), Industrial and Commercial Bank of China (Macau) Limited and Morgan Stanley Senior Funding, Inc. as senior mandated lead arrangers and bookrunners (the “Arrangers”);

(4)

The financial institutions listed in Part 2 of Schedule 1 (Original Parties) as Original Lenders (the “Original Lenders”) and each bank, financial institution, trust, fund and other entity which has become a Party as a Lender in accordance with the terms of this Agreement, in each case which has not ceased to be a Party as a Lender in accordance with the terms of this Agreement; and

(5)	Bank of China Limited, Macau Branch as facility agent of the other Finance Parties (the “Agent”).

It is agreed as follows:

Section 1

Interpretation

1.	Definitions and interpretation

1.1	Definitions

In this Agreement:

“2023 Amendment and Restatement Agreement” means the amendment and restatement agreement dated 29 June 2023 between (amongst others) the Company and the Agent amending and restating this Agreement.

“2023 Amendment and Restatement Effective Date” means the “Effective Date” as defined in the 2023 Amendment and Restatement Agreement.

“2024 Amendment and Restatement Agreement” means the second amendment and restatement agreement dated 8 April 2024 between (amongst others) the Company and the Agent amending and restating this Agreement.

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“2024 Amendment and Restatement Effective Date” means the “Effective Date” as defined in the 2024 Amendment and Restatement Agreement.

“2024 Amendment Fee Letter” means the “Amendment Fee Letter” as defined in the 2024 Amendment and Restatement Agreement.

“Acceptable Bank” means:

(a)

a bank or financial institution which has a rating for its long-term unsecured and non credit-enhanced debt obligations of BBB or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or Baa2 or higher by Moody’s Investor Services Limited or a comparable rating from an internationally recognised credit rating agency;

(b)	Banco Nacional Ultramarino, S.A.;

(c)	Bank of China Limited, Macau Branch;

(d)	any Finance Party or an Affiliate of any Finance Party; or

(e)	any other bank or financial institution approved by the Agent.

“Additional Lender” has the meaning given to that term in paragraph (f) of Clause 7.2 (Availability and establishment of Incremental Facilities).

“Affiliate” means, in relation to any person, any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such person. For purposes of this definition, “control” means, in relation to a person, the power, directly or indirectly, to (a) vote 20 per cent. or more of the shares or other securities having ordinary voting power for the election of the board of directors (or persons performing similar functions) of such person or (b) direct or cause the direction of the management and policies of such person, whether by contract or otherwise.

“Affiliate Agreement” means any agreement entered into by a Group Member with an Affiliate which is not a Group Member in connection with the supply of goods or services to such Group Member by such Affiliate (or by such Group Member to such Affiliate) involving the payment or expenditure by any party thereto or any other flow of funds in excess of USD1,000,000 (or its equivalent in other currencies).

“Agent’s Spot Rate of Exchange” means the Agent’s spot rate of exchange for the purchase of one currency with the Base Currency in the Hong Kong SAR foreign exchange market at or about 11:00 a.m. (Hong Kong SAR time) on a particular day.

“Altira Project” means the ownership, maintenance and operation of a hotel on the Altira Site by Altira Resorts Limited and the leasing from the Macau SAR, operation and management of any casino or gaming area comprised in the Altira Site by Melco Resorts Macau in accordance with the Concession.

“Altira Site” means the land described in the Land Concession in relation to the Altira Project.

“Anti-Bribery and Corruption Laws” has the meaning given to that term in Clause 21.20 (Anti-corruption).

“APLMA” means the Asia Pacific Loan Market Association.

“Assignment Agreement” means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee.

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“Auditors” means (a) any one of PricewaterhouseCoopers, Ernst & Young, KPMG and Deloitte & Touche; or (b) any Affiliate of any auditor referred to in (a) or any entity resulting from amalgamation of any auditor referred to in (a); or (c) any firm of independent public accountants with an established national reputation; in each case that has the necessary skills and experience to audit a group of companies such as the Group.

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“Authorised Representative” means (a) the chief executive officer, the chief financial officer and any director of the Company and (b) any director, the chief executive officer, chief financial officer and chief legal officer of Melco.

“Availability Period” means:

(a)

in relation to the Initial Facility, the period from and including the date of this Agreement up to and including the date falling one Month prior to the Termination Date applicable to the Initial Facility; and

(b)	in relation to an Incremental Facility, the availability period specified in the Incremental Facility Notice relating to that Incremental Facility.

“Available Commitment” means, in relation to a Facility, a Lender’s Commitment under that Facility minus:

(a)	the Base Currency Amount of its participation in any outstanding Utilisations under that Facility; and

(b)	in relation to any proposed Utilisation, the Base Currency Amount of its participation in any other Utilisations that are due to be made under that Facility on or before the proposed Utilisation Date.

For the purposes of calculating a Lender’s Available Commitment in relation to any proposed Utilisation under the Initial Facility or any Incremental Revolving Credit Facility only, that Lender’s participation in any Loans under that Facility that are due to be repaid or prepaid on or before the proposed Utilisation Date shall not be deducted from a Lender’s Commitment under that Facility.

“Available Facility” means, in relation to a Facility, the aggregate for the time being of each Lender’s Available Commitment in respect of that Facility.

“Base Currency” means Hong Kong dollars.

“Base Currency Amount” means:

(a)

in relation to a Utilisation, the amount specified in the Utilisation Request delivered by the Company for that Utilisation (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent’s Spot Rate of Exchange on the date which is three (3) Business Days before the Utilisation Date or, if later, on the date the Agent receives the Utilisation Request in accordance with the terms of this Agreement), as adjusted to reflect any repayment, prepayment, consolidation or division of a Utilisation; and

(b)	in relation to any other amount as at any date which is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent’s Spot Rate of Exchange on that date.

“Benchmark Rate” means, in relation to any Loan in an Optional Currency (other than any Term SOFR Loan):

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(a)	the applicable Screen Rate as of 11:00 a.m. (London time) on the Quotation Date and for a period equal in length to the Interest Period of that Loan; or

(b)	as otherwise determined pursuant to Clause 14.1 (Absence of quotations),

and if, in either case, that rate is less than zero, the Benchmark Rate shall be deemed to be zero.

“Bond Guarantee” means each guarantee given by a Group Member in respect of any Bondco Indebtedness.

“Bondco” means Melco Resorts Finance Limited (formerly known as MCE Finance Limited), a company incorporated in the Cayman Islands with limited liability.

“Bondco Indebtedness” means any Financial Indebtedness owed by Bondco.

“Break Costs” means the amount (if any) by which:

(a)

the interest excluding the Margin which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)

the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in the Macau SAR, the Hong Kong SAR and:

(a)	(in relation to any date for payment or purchase of a currency other than the Base Currency or euro) the principal financial centre of the country of that currency;

(b)	(in relation to any date for payment or purchase of euro) which is a TARGET Day; or

(c)	(in relation to the fixing of an interest rate relating to a Term SOFR Loan) which is a US Government Securities Business Day.

“Capital Stock” means:

(a)	(where used in the definition of “Change of Control” set out in Clause 10.1 (Definitions)):

(i)	in the case of a corporation, corporate stock;

(ii)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(iii)	in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(iv)

any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock; and

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(b)

(where used elsewhere in this Agreement or any other Finance Document) any and all shares, interest, participations or other equivalents (howsoever designated) of capital stock of a corporation, any and all classes of membership interests in a limited liability company, any and all classes of partnership interests in a partnership, any and all equivalent ownership interests in a person and any and all agreements, warrants, rights or options to acquire any of the foregoing.

“Capitalised Lease Obligations” has the meaning given to that term in Clause 23.1 (Financial definitions).

“Cash” has the meaning given to that term in Clause 23.1 (Financial definitions).

“City of Dreams Project” means the ownership, operation and maintenance of a resort-hotel on the City of Dreams Site by COD Resorts Limited (formerly known as Melco Crown (COD) Developments Limited), and the leasing from the Macau SAR and the operation and management of any casino or gaming area comprised therein by Melco Resorts Macau in accordance with the Concession.

“City of Dreams Site” means the land described in the Land Concession for the City of Dreams Project.

“Code” means the US Internal Revenue Code of 1986.

“Commitment” means an Initial Facility Commitment or an Incremental Facility Commitment.

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 6 (Form of Compliance Certificate).

“Concession” means the agreement dated 16 December 2022 entered into by and between Macau SAR and Melco Resorts Macau setting out the terms and conditions in which Melco Resorts Macau shall operate games of chance and other casino games in Macau SAR as of 1 January 2023, and or Melco Resorts Macau’s entitlement to carry out such activity, as the context may require.

“Concession Guarantee” means any guarantees for the arrangement of cash or deposit collateral for, the performance or legal or contractual obligations in connection with and/or the payment of any amounts due under or in connection with any Land Concession or Concession.

“Concession Guarantee Facility” means any facility extended to a Group Member for the issuance of any Concession Guarantee.

“Confidential Information” means all information relating to any of the Sponsors, the Melco Group, the Company, the Group, the Excluded Subsidiaries, the Finance Documents or a Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or a Facility from either:

(a)	any member of the Group or any of its advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:

(i)	information that:

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Project Osprey (2024) – Amended and Restated Facility Agreement

(A)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 39 (Disclosure of Information); or

(B)	is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

(C)

is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and

(ii)	any Funding Rate or Reference Bank Quotation.

“Confidentiality Undertaking” means a confidentiality undertaking substantially in a recommended form of the APLMA or in any other form agreed between the Company and the Agent.

“Constitutional Documents” means, collectively, in relation to any person, any certificate of incorporation, memorandum and articles of association, bylaws, shareholders’ agreement, certificate of formation, limited liability company agreement, partnership agreement and any other formation or constituent documents applicable to such person.

“Core Asset” means:

(a)	the Relevant Property and the buildings constructed thereon owned by a member of the Group; and

(b)	the Material Documents,

in each case, to the extent required for any Project but excluding any asset or interest in land required solely for the Mocha Business and/or any Excluded Project.

“Corporate Structure Chart” means the corporate structure chart in the agreed form prepared by the Company and delivered to the Arrangers prior to the date of this Agreement, describing the ownership structure of the Group and the Sponsor Group Shareholders, certain of the Group’s assets (including the Concession) and addressed to and capable of being relied upon by the Finance Parties.

“Credit Adjustment Spread” means, in relation to any Term SOFR Loan, the percentage rate per annum, corresponding to the length of the relevant Interest Period, as set out in the table below (or, in relation to any Interest Period of any other length as the Company and the Agent (acting on the instructions of all the Lenders) may agree in accordance with Clause 13 (Interest Periods) of this Agreement, such percentage rate per annum as is agreed by such Parties in respect of such Interest Period length):

Length of Interest Period	Applicable Credit Adjustment Spread

One Month or less	0.06 per cent per annum

Three Months or less but more than one Month	0.10 per cent per annum.

Six Months or less but more than three Months	0.20 per cent per annum

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Project Osprey (2024) – Amended and Restated Facility Agreement

“Debt Purchase Transaction” means, in relation to a person, a transaction where such person:

(a)	purchases by way of assignment or transfer;

(b)	enters into any sub-participation in respect of; or

(c)	enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of,

any Commitment (or any commitment represented thereby) or amount outstanding under this Agreement.

“Default” means an Event of Default or any event or circumstance specified in Clause 25 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination in accordance with the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Defaulting Lender” means any Lender (other than a Lender which is a Sponsor Affiliate):

(a)

which has failed to make its participation in a Loan available (or has notified the Agent or the Company (which has notified the Agent) that it will not make its participation in a Loan available) by the Utilisation Date of that Loan in accordance with Clause 5.4 (Lenders’ participation);

(b)	which has otherwise rescinded or repudiated a Finance Document;

(c)	whose Commitments are subject to any Bail-in Action; or

(d)	with respect to which an Insolvency Event has occurred and is continuing,

unless,	in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event; and

payment is made within two (2) Business Days of its due date; or

(ii)	the Lender is disputing in good faith whether it is contractually obliged to make the payment in question.

“Disposal” means a sale, lease, licence, transfer, loan or other disposal by a person of any asset, undertaking or business (whether by a voluntary or involuntary single transaction or series of transactions).

“Disruption Event” means either or both of:

(a)

a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; and

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Project Osprey (2024) – Amended and Restated Facility Agreement

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“Environmental Claim” means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law.

“Environmental Law” means any applicable law or regulation which relates to:

(a)	the pollution or protection of the environment;

(b)	harm to or the protection of human health;

(c)	the conditions of the workplace; or

(d)	any emission or substance capable of causing harm to any living organism or the environment.

“Environmental Permits” means any permit and other Authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any member of the Group conducted on or from the properties owned or used by any member of the Group.

“Event of Default” means any event or circumstance specified as such in Clause 25 (Events of Default).

“Excluded Project” means any gaming, entertainment, hotel or resort related business, development, project, undertaking or venture of any kind (other than any Projects and the Mocha Business) and including (except as otherwise designated as a “Project” under this Agreement), without limitation:

(a)	such business, development or undertaking at the Hotel Grand Dragon in Macau SAR;

(b)	such business, projects development, undertaking or venture at or comprised in the Studio City development in Macau SAR; and

and any other property development or management business or undertaking or any other business necessary for, incidental to, arising out of, supportive of or connected to any such business, development, project, undertaking or venture, in each case carried out by an Excluded Subsidiary or other person outside the Group or, in the case of any casino or gaming related business, development, project, undertaking or venture, Melco Resorts Macau, provided that the foregoing neither involves nor permits any claim, interest, liability or right of recourse of any kind in connection therewith against, or the creation of any security interest over, any Core Asset save as permitted (or contemplated by any agreement, document, transaction or other thing permitted) by the Finance Documents and (in respect of Melco Resorts Macau) contemplated by or arising under or in connection with any Excluded Project Agreement or Excluded Project Operation Agreement.

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Project Osprey (2024) – Amended and Restated Facility Agreement

“Excluded Project Agreement” means any agreement (including the Studio City Casino Agreement and any Lease Agreement) entered into by Melco Resorts Macau in respect of or relating to any casino or gaming related business, development, project, undertaking or venture in an Excluded Project or any assets relating to or comprised therein.

“Excluded Project Material Adverse Effect” means a material adverse effect on:

(a)	the business, operations, property or financial condition of the Group taken as a whole; or

(b)	the ability of the Company and the Subsidiary Guarantors (taken as a whole) to perform their payment obligations under the Finance Documents; or

(c)	subject to the Legal Reservations, the rights or remedies of any Finance Party under any of the Finance Documents.

“Excluded Project Operation Agreement” means any agreement entered into between, among others, Melco Resorts Macau, the Agent and any counterparty to an Excluded Project Agreement or other participant in or lender to an Excluded Project with regard to the enforcement of rights against and interests in Melco Resorts Macau and its assets.

“Excluded Project Revenues” means any Revenues paid, distributed or otherwise derived from or in connection with any Excluded Project, Excluded Project Agreement or Excluded Subsidiary or any right, title, benefit or interest in respect thereof or any realisation, Disposal or other dealing in respect of any of the foregoing (but not, for the avoidance of doubt, including any Revenues of any member of the Group under any agreement referred to in paragraph (d) of the definition of Permitted Transaction).

“Excluded Subsidiary” means any Subsidiary of Melco Resorts Macau:

(a)

(i) which is MCO (Macau) Hotel Limited, MCO (Macau) Consulting Limited, Jumbo Watertours Limited or Melco International Investments (Henan) Limited or (ii) which becomes a Subsidiary of Melco Resorts Macau after the date of this Agreement and has been designated as such by the Company by way of written notice to the Agent; and

(b)	whose assets and business form no part of nor are in any way necessary to ensure the full benefit of any Project to the Group.

“Existing OpCo Facilities Agreement” means the USD1,750,000,000 Senior Secured Term Loan and Revolving Credit Facilities Agreement dated 5 September 2007 entered into between, amongst others, Melco Resorts Macau as borrower and Deutsche Bank AG, Hong Kong Branch as agent, and most recently amended and restated by a Second Amendment And Restatement Agreement dated 19 June 2015 (as further amended or waived from time to time).

“Existing OpCo Facility” means each facility made available under the Existing OpCo Facilities Agreement.

“Existing OpCo Facility Agent” means the agent of the Existing OpCo Facility Finance Parties from time to time under the Existing OpCo Facilities Agreement.

“Existing OpCo Facility Continuing Lender” means Bank of China Limited, Macau Branch.

“Existing OpCo Facility Continuing Lender Waiver” means the waiver letter dated on or about the date of this Agreement from the Existing OpCo Facility Continuing Lender to Melco Resorts Macau, the Existing OpCo Facility Agent and the Existing OpCo Facility Security Agent in respect of the Existing OpCo Facility Agreement and a copy of which has been or is to be delivered to the Agent under or in connection with paragraph (a) of Clause 4.1 (Initial conditions precedent).

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Project Osprey (2024) – Amended and Restated Facility Agreement

“Existing OpCo Facility Finance Parties” means the finance parties from time to time in respect of the Existing OpCo Facilities.

“Existing OpCo Facility Security Agent” means the security agent of the Existing OpCo Facility Finance Parties from time to time under the Existing OpCo Facilities Agreement.

“Existing OpCo Loan” means a loan made or to be made under any Existing OpCo Facility or the principal amount outstanding for the time being of that loan.

“Existing OpCo Term Facility” means the term loan facility made available under the Existing OpCo Facilities Agreement.

“Existing OpCo Term Loan” means an Existing OpCo Loan made under the Existing OpCo Term Facility.

“Existing OpCo RCF” means the revolving credit facility made available under the Existing OpCo Facilities Agreement.

“Existing OpCo RCF Loan” means an Existing OpCo Loan made under the Existing OpCo RCF.

“Extended Loan” means a Loan or part of a Loan in respect of which the Company and the relevant Lender(s) have agreed to amend certain terms pursuant to an Extension Agreement.

“Extension Agreement” has the meaning given to that term in Clause 38.3 (Extension of Commitments).

“Facility” means the Initial Facility and (as applicable and so designated in an Incremental Facility Notice) each Incremental Facility.

“Facility Liabilities” means all present and future liabilities and obligations at any time of any member of the Group to any Finance Party under or in connection with the Finance Documents, both actual and contingent and whether incurred solely or jointly or as principal or surety or in any other capacity, together with any of the following matters relating to or arising in respect of those liabilities and obligations:

(a)	any refinancing, novation, deferral or extension;

(b)

any claim for breach of representation, warranty or undertaking or on an event of default or under any indemnity given under or in connection with any document or agreement evidencing or constituting any other liability or obligation falling within this definition;

(c)	any claim for damages or restitution; and

(d)	any claim as a result of any recovery by any person of a payment, prepayment, repayment, redemption, defeasance or discharge of any liability or obligation on the grounds of preference or otherwise, and any amounts which would be included in any of the above but for any discharge, non-provability, unenforceability or non-allowance of those amounts in any insolvency or other proceedings.

“Facility Office” means:

(a)

in respect of a Lender, the office or offices notified by that Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five (5) Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement; or

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Project Osprey (2024) – Amended and Restated Facility Agreement

(b)	in respect of any other Finance Party, the office in the jurisdiction in which it is resident for tax purposes.

“Fallback Interest Payment” means the aggregate amount of interest that:

(a)	is, or is scheduled to become, payable under paragraph (b) or (c) of Clause 14.5 (Unavailability of Term SOFR); and

(b)	relates to a Term SOFR Loan.

“FATCA”	means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;

(b)

any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)

any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraph (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:

(a)	in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or

(b)

in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“Fee Letter” means each letter or letters referring to this Agreement or any Facility between (a) on the one hand, the Company and (b) on the other, one or more of the Arrangers or the Agent and setting out any of the fees referred to in Clause 15 (Fees) and the 2024 Amendment Fee Letter.

“Final Termination Date” means, at any time, the furthest dated Termination Date in respect of any Facility where the aggregate Commitments in respect of such Facility exceed zero.

“Finance Document” means:

(a)	this Agreement;

(b)	each Subsidiary Guarantee;

(c)	the Subordination Deed and each other Third Party Creditor Document;

(d)	any Fee Letter;

(e)	any Compliance Certificate;

(f)	any Selection Notice;

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Project Osprey (2024) – Amended and Restated Facility Agreement

(g)	any Transfer Certificate or Assignment Agreement;

(h)	any Utilisation Request;

(i)	any Incremental Facility Notice;

(j)	any Incremental Lender Accession Deed;

(k)	any Incremental Facility Document;

(l)	the 2023 Amendment and Restatement Agreement;

(m)	the 2024 Amendment and Restatement Agreement; and

(n)	any other document designated as a “Finance Document” by the Agent and the Company.

“Finance Party” means each of the Agent, the Arrangers and the Lenders.

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)	monies borrowed;

(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	any Capitalised Lease Obligations;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold or discounted on a non-recourse basis (or where recourse is limited to customary warranties and indemnities));

(f)

any Treasury Transaction (and, when calculating the value of that Treasury Transaction, only the marked-to-market value as at the relevant date on which Financial Indebtedness is calculated (or, if any actual amount is due as a result of the termination or close-out of that Treasury Transaction, that amount) shall be taken into account);

(g)	any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution;

(h)

any amount of any liability under an advance or deferred purchase agreement if (i) one of the primary reasons behind entering into the agreement is to raise finance or (ii) the agreement is in respect of the supply of assets or services and payment is due more than 180 days after the date of supply;

(i)	any amount raised by the issue of redeemable shares which are redeemable (other than solely at the option of the issuer) on or before the Final Termination Date;

(j)	any amount raised under any other transaction (including any forward sale or purchase, sale and sale back or sale and leaseback agreement) having the commercial effect of a borrowing; and

(k)	the amount of any liability in respect of any guarantee for any of the items referred to in paragraphs (a) to (j) above.

“Financial Model” means the final version of the financial model agreed between the Company and the Arrangers prior to the signing of this Agreement.

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Project Osprey (2024) – Amended and Restated Facility Agreement

“Financial Quarter” has the meaning given to that term in Clause 23.1 (Financial definitions).

“Financial Year” has the meaning given to that term in Clause 23.1 (Financial definitions).

“First Test Date” has the meaning given to that term in Clause 23.1 (Financial definitions).

“Funding Rate” means any individual rate notified by a Lender to the Agent pursuant to paragraph (a)(ii) of Clause 14.6 (Cost of Funds).

“GAAP” means, in respect of Melco, the Company and other members of the Group, generally accepted accounting principles in the United States of America as in effect from time to time.

“GBP” or “sterling” denotes the lawful currency of the United Kingdom.

“Governmental Authority” means, as to any person, the government of the Macau SAR, any other national, state, provincial or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, in each case having jurisdiction over such person, or any arbitrator with authority to bind such person at law.

“Group” means the Company and each of its Subsidiaries for the time being (other than any Excluded Subsidiary) and “Group Member” shall mean any member of the Group.

“Guarantee Restrictions” means any restrictions of a type referred to in paragraph (b) of clause 2.1 (Guarantee and indemnity) of the MRM Subsidiary Guarantee (or any other restrictions that are similar in nature and/or effect).

“Guarantors’ Agent” means the Company, appointed to act on behalf of each Subsidiary Guarantor in relation to the Subsidiary Guarantee to which that Subsidiary Guarantor is a party.

“HIBOR” means, in relation to any Loan denominated in HK dollars and any Interest Period relating thereto:

(a)	the applicable Screen Rate;

(b)	(if no Screen Rate is available for HK dollars for a period equal in length to the Interest Period of that Loan) the Interpolated Screen Rate; or

(c)

(if no Screen Rate is available for a period equal in length to the Interest Period of that Loan and it is not possible to calculate an Interpolated Screen Rate for that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks as the rate at which the relevant Reference Bank could borrow funds in HK dollars in the Relevant Interbank Market for the relevant period, were the relevant Reference Bank to do so by asking for and then accepting interbank offers for deposits in reasonably market size in HK dollars and for that period, at or about 11:00 a.m. (Hong Kong SAR time) on the Quotation Date for the Base Currency and for a period equal in length to the Interest Period of that Loan, provided that if any such rate is less than zero, such rate shall be deemed to be zero.

“Historic Term SOFR” means, in relation to any Term SOFR Loan, the most recent Term SOFR for a period equal in length to the Interest Period of that Term SOFR Loan and which is as of a US Government Securities Business Day which is no more than three US Government Securities Business Days before the Quotation Date.

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Project Osprey (2024) – Amended and Restated Facility Agreement

“HKD”, “Hong Kong dollars” or “HK dollars” denotes the lawful currency of the Hong Kong SAR.

“Holding Company” means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

“Hong Kong SAR” means the Hong Kong Special Administrative Region of the People’s Republic of China.

“Impaired Agent” means the Agent at any time when:

(a)	it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;

(b)	the Agent otherwise rescinds or repudiates a Finance Document;

(c)	(if the Agent is also a Lender) it is a Defaulting Lender under paragraph (a) or (b) of the definition of “Defaulting Lender”; or

(d)	an Insolvency Event has occurred and is continuing with respect to the Agent;

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event; and

payment is made within two (2) Business Days of its due date; or

(ii)	the Agent is disputing in good faith whether it is contractually obliged to make the payment in question.

“Incremental Facility” means an Incremental Revolving Credit Facility and/or an Incremental Term Loan Facility or (as the context may require for the mechanics of Clause 7) an Incremental Facility Increase.

“Incremental Facility Commitments” means any Incremental Revolving Credit Facility Commitments and/or Incremental Term Loan Facility Commitments or (as the context may require for the mechanics of Clause 7) Incremental Facility Increase Commitments.

“Incremental Facility Document” means, in relation to an Incremental Facility, each document relating to or evidencing the terms of that Incremental Facility.

“Incremental Facility Increase” has the meaning given to that term in paragraph (c) of Clause 7.1 (Type of Facility).

“Incremental Facility Increase Commitments” has the meaning given to that term in paragraph (g)(i) of Clause 7.2 (Availability and establishment of Incremental Facilities).

“Incremental Facility Loan” means a loan made or to be made under an Incremental Facility or the principal amount outstanding for the time being of that loan.

“Incremental Facility Notice” has the meaning given to that term in paragraph (b) of Clause 7.2 (Availability and establishment of Incremental Facilities).

“Incremental Facility Termination Date” means, in relation to an Incremental Facility, the date on which that Incremental Facility terminates, as agreed between the Company and the Lenders under that Incremental Facility in the Incremental Facility Notice or Incremental Facility Document applicable to that Incremental Facility.

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Project Osprey (2024) – Amended and Restated Facility Agreement

“Incremental Lender Accession Deed” means a deed of accession substantially in the form set out in Schedule 7 (Form of Incremental Lender Accession Deed).

“Incremental Revolving Credit Facility” has the meaning given to that term in paragraph (b) of Clause 7.1 (Type of Facility).

“Incremental Revolving Credit Facility Loan” means a loan made or to be made under an Incremental Revolving Credit Facility or the principal amount outstanding for the time being of that loan.

“Incremental Revolving Credit Facility Commitments” has the meaning given to that term in paragraph (g)(i) of Clause 7.2 (Availability and establishment of Incremental Facilities) and, in relation to any Incremental Revolving Credit Facility, “Incremental Revolving Credit Facility Commitment” or “Commitment” means:

(a)

in relation to an Original Incremental Facility Lender, the amount in the Base Currency of its Commitments in respect of that Incremental Revolving Credit Facility established pursuant to paragraph (k) of Clause 7.2 (Availability and establishment of Incremental Facilities) and the amount of any other Incremental Revolving Credit Facility Commitment in respect of that Incremental Revolving Credit Facility transferred to it under this Agreement; and

(b)

in relation to any other Lender, the amount in the Base Currency of any Incremental Revolving Credit Facility Commitment in respect of that Incremental Revolving Credit Facility transferred to it under this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement.

“Incremental Term Loan Facility” has the meaning given to that term in paragraph (a) of Clause 7.1 (Type of Facility).

“Incremental Term Loan Facility Commitments” has the meaning given to that term in paragraph (g)(i) of Clause 7.2 (Availability and establishment of Incremental Facilities) and, in relation to any Incremental Term Loan Facility, “Incremental Term Loan Facility Commitment” or “Commitment” means:

(a)

in relation to an Original Incremental Facility Lender, the amount in the Base Currency of its Commitments in respect of that Incremental Term Loan Facility established pursuant to paragraph (k) of Clause 7.2 (Availability and establishment of Incremental Facilities) and the amount of any other Incremental Term Loan Facility Commitment in respect of that Incremental Term Loan Facility transferred to it under this Agreement; and

(b)

in relation to any other Lender, the amount in the Base Currency of any Incremental Term Loan Facility Commitment in respect of that Incremental Term Loan Facility transferred to it under this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement.

“Indirect Tax” means any goods and services tax, consumption tax, value added tax or any tax of a similar nature.

“Initial Facility” means the revolving credit facility made available pursuant to this Agreement as described in Clause 2.1 (The Initial Facility).

“Initial Facility Commitment” means:

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Project Osprey (2024) – Amended and Restated Facility Agreement

(a)

in relation to an Original Lender, the amount in the Base Currency set opposite its name in Part 2 of Schedule 1 (Original Parties) and the amount of any other Initial Facility Commitment transferred to it under this Agreement or established as its Commitments in respect of the Initial Facility by way of an Incremental Facility Increase pursuant to paragraph (k) of Clause 7.2 (Availability and establishment of Incremental Facilities); and

(b)	in relation to any other Lender, the amount in the Base Currency of any Initial Facility Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Initial Facility Lender” means a Lender that makes available an Initial Facility Commitment or participates in an Initial Facility Loan.

“Initial Facility Loan” means a loan made or to be made under the Initial Facility or the principal amount outstanding for the time being of that loan.

“Initial Incremental Facility” means the first Incremental Facility established on or after the 2024 Amendment and Restatement Effective Date where:

(a)	the Incremental Facility requested and/or established is an Incremental Facility Increase; and

(b)	the aggregate amount requested and/or established is equal to or less than US$450,000,000 (or its equivalent in HKD).

“Initial Utilisation Date” means the date of the first Utilisation under this Agreement.

“Insolvency Event” in relation to an entity means that the entity:

(a)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)	becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)

institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(e)

has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

(i)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

(ii)	is not dismissed, discharged, stayed or restrained in each case within thirty (30) days of the institution or presentation thereof;

(f)	has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

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Project Osprey (2024) – Amended and Restated Facility Agreement

(g)

seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (other than, for so long as it is required by law or regulation not to be publicly disclosed, any such appointment which is to be made, or is made, by a person or entity described in paragraph (d) above);

(h)

has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within thirty (30) days thereafter;

(i)	causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (h) above; or

(j)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

“Interest Cover” has the meaning given to that term in Clause 23.1 (Financial definitions).

“Interest Period” means, in relation to a Loan, each period determined in accordance with Clause 13 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 12.3 (Default interest).

“Interpolated Historic Term SOFR” means, in relation to any Term SOFR Loan, the rate (rounded to the same number of decimal places as the Term SOFR) which results from interpolating on a linear basis between:

(a)	either:

(i)

the most recent Term SOFR (as of a day which is not more than three US Government Securities Business Days before the Quotation Date) for the longest period (for which Term SOFR is available) which is less than the Interest Period of that Term SOFR Loan; or

(ii)

if no such Term SOFR is available for a period which is less than the Interest Period of that Term SOFR Loan, the most recent Overnight SOFR for a day which is not more than five, and not less than two, US Government Securities Business Days before the Quotation Date; and

(b)

the most recent Term SOFR (as of a day which is not more than three US Government Securities Business Days before the Quotation Date) for the shortest period (for which Term SOFR is available) which exceeds the Interest Period of that Term SOFR Loan.

“Interpolated Screen Rate” means:

(a)	in relation to HIBOR, the rate which results from interpolating on a linear basis (rounded to the same number of decimal places as the two relevant Screen Rates) between:

(i)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of a Loan; and

(ii)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan,

each as of 11:00 a.m. (Hong Kong SAR time) on the Quotation Date for the Base Currency; and

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Project Osprey (2024) – Amended and Restated Facility Agreement

(b)

in relation to a Benchmark Rate for a Loan in an Optional Currency (other than a Term SOFR Loan), the rate which results from interpolating on a linear basis (rounded to the same number of decimal places as the two relevant Screen Rates) between:

(i)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of a Loan; and

(ii)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan,

each as of 11:00 a.m. (London time) on the Quotation Date for the relevant Optional Currency.

“Interpolated Term SOFR” means, in relation to any Term SOFR Loan, the rate (rounded to the same number of decimal places as Term SOFR) which results from interpolating on a linear basis between:

(a)	either:

(i)	Term SOFR (as of 11:00 a.m. (Hong Kong SAR time)) for the longest period (for which Term SOFR is available) which is less than the Interest Period of that Term SOFR Loan; or

(ii)

if no such Term SOFR is available for a period which is less than the Interest Period of that Term SOFR Loan, Overnight SOFR for the day that is two US Government Securities Business Days before the Quotation Date; and

(b)	Term SOFR (as of 11:00 a.m. (Hong Kong SAR time)) for the shortest period (for which Term SOFR is available) which exceeds the Interest Period of that Term SOFR Loan.

“Key Asset” means each of:

(a)	the Land Concession for the City of Dreams Project;

(b)	the City of Dreams Site;

(c)	the buildings constructed on the City of Dreams Site and owned by a member of the Group comprising the City of Dreams Project; and

(d)	the entire issued share capital in any person (directly or indirectly) owning any of the foregoing.

“Land Concession” means, in relation to:

(a)

the Altira Project, the land concession between the Macau SAR and Altira Resorts Limited (formerly known as Altira Developments Limited) dated 20 February 2006 which forms an integral part of Dispatch number 20/2006 of the Secretary for Transport and Public Works of Macau SAR, as revised by the land concession amendment dated 10 December 2013 which forms an integral part of Dispatch 67/2013 of the Secretary for Transport and Public Works of Macau SAR, and the interest of 836.2/1000 that Altira Resorts Limited retains in such land concession and property built thereon upon having transferred on 31 December 2022 a 163.8/1000 of the entire interest in such land concession and property to the Macau SAR and delivered the corresponding casino area of the property to Macau SAR. The Macau SAR granted to Melco Resorts Macau the temporary usage of the 163.8/1000 of the entire interest in such land concession and property corresponding to the casino area for the duration of the Concession;

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Project Osprey (2024) – Amended and Restated Facility Agreement

(b)

the City of Dreams Project, the land concession between the Macau SAR and COD Resorts Limited (formerly known as Melco Crown (COD) Developments Limited) dated 11 August 2008 of the Secretary for Transport and Public Works of Macau SAR which forms an integral part of Dispatch number 25/2008 of the Secretary for Transport and Public Works of Macau SAR as revised by a land concession amendment dated 2 September 2010 which forms an integral part of Dispatch 45/2010 of the Secretary for Transport and Public Works of Macau SAR, and by the land concession amendment dated 17 January 2014 which forms an integral part of Dispatch 5/2014 of the Secretary for Transport and Public Works of Macau SAR, and the interest of 951.3/1000 that COD Resorts Limited retains in such land concession and property built thereon upon having transferred on 31 December 2022 a 48.7/1000 of the entire interest in such land concession and property to Macau SAR and delivered the corresponding casino area of the property to Macau SAR. The Macau granted to Melco Resorts Macau the temporary usage of the 48.7/1000 of the entire interest in such land concession and property corresponding to the casino area for the duration of the Concession; and

(c)	any new land concession which is granted to a Group Member in replacement of the land concessions mentioned in paragraphs (a) or (b) above.

“Lease Agreement” means an agreement between Melco Resorts Macau and the developer, owner or operator (as the case may be) of an Excluded Project or any part thereof in connection with the leasing (including by way of Occupational Lease), operation and management of a casino or gaming area by Melco Resorts Macau in such Excluded Project.

“Legal Opinion” means any legal opinion delivered to the Agent in connection with Clause 4.1 (Initial conditions precedent), clause 2.1 (Amendment to the Facility Agreement) of the 2023 Amendment and Restatement Agreement, clause 2.1 (Amendment to the Facility Agreement) of the 2024 Amendment and Restatement Agreement or otherwise in connection with any Finance Document.

“Legal Requirements” means all laws, statutes, orders, decrees, injunctions, licenses, permits, approvals, agreements and regulations of any Governmental Authority having jurisdiction over the matter in question.

“Legal Reservations” means:

(a)

the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)	the time barring of claims under statutes of limitation;

(c)	similar principles, rights and defences under the laws of any Relevant Jurisdiction; or

(d)	any other matters which are set out as qualifications or reservations as to matters of law of general application in the Legal Opinions.

“Lender” means:

(a)	any Original Lender; and

(b)

any person, bank, financial institution, trust, fund or other entity which has become a Party in accordance with or paragraph (h) of Clause 7.2 (Availability and establishment of Incremental Facilities) or Clause 26 (Changes to the Lenders),

which, in each case, has not ceased to be a Lender in accordance with this Agreement, and for which purposes the:

(i)	termination in full of all of the Commitment(s) of any Lender; and

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Project Osprey (2024) – Amended and Restated Facility Agreement

(ii)	payment in full of all amounts which are payable to such Lender under the Finance Documents,

will result in that Lender ceasing to be regarded as a Lender for the purposes of and in relation to any provision of any of the Finance Documents requiring consultation with or the consent or approval of or instruction from all the Lenders, the Majority Lenders, any Majority Facility Lenders and/or any class or all the Lenders.

“Liquidated Damages” means any liquidated damages paid by any party (other than a Group Member) pursuant to any obligation, default or breach under the Material Documents (other than any Termination Proceeds), in each case net of any Taxes, costs and expenses incurred by any Group Member or its agents pursuant to transactions on arm’s length terms (or such better terms for such Group Member) in connection with the collection, adjustment or settlement thereof.

“Loan” means an Initial Facility Loan or an Incremental Facility Loan.

“Macau SAR” means the Macau Special Administrative Region of the People’s Republic of China.

“Majority Facility Lenders” means, in respect of any Facility, a Lender or Lenders whose Commitment(s) in respect of such Facility aggregate more than 50 per cent. of the aggregate Commitments of the Lenders in respect of such Facility (or, if the aggregate Commitments of the Lenders in respect of such Facility have been reduced to zero, aggregated more than 50 per cent. of the aggregate Commitments of the Lenders in respect of such Facility immediately prior to the reduction of such aggregate Commitments in respect of such Facility to zero).

“Majority Lenders” means:

(a)

(for the purposes of paragraph (a) of Clause 38.1 (Required consents) in the context of a waiver in relation to a proposed Utilisation of the Initial Facility of the condition(s) in Clause 4.2 (Further conditions precedent)) a Lender or Lenders whose Initial Facility Commitments aggregate more than 50 per cent. of the Total Initial Facility Commitments; and

(b)

(for the purposes of paragraph (a) of Clause 38.1 (Required consents) in the context of a waiver in relation to a proposed Utilisation of an Incremental Facility of the condition(s) in Clause 4.2 (Further conditions precedent)) a Lender or Lenders whose Incremental Facility Commitments (in respect of such Incremental Facility) aggregate more than 50 per cent. (or such other percentage as set out in the Incremental Facility Notice relating to such Incremental Facility) of the aggregate Incremental Facility Commitments in respect of such Incremental Facility; and

(c)

(in any other case) a Lender or Lenders whose Commitment(s) aggregate more than 50 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 50 per cent. of the Total Commitments immediately prior to the reduction of the Total Commitments to zero).

“Margin” means:

(a)	in relation to any Initial Facility Loan, 1.50 per cent. per annum;

(b)

in relation to any Incremental Facility Loan, the percentage rate per annum as set out in the Incremental Facility Notice in respect of the Incremental Facility under which that Incremental Facility Loan is made or is to be made;

(c)	in relation to any Unpaid Sum relating or referable to a Facility, the rate per annum specified above for that Facility; and

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Project Osprey (2024) – Amended and Restated Facility Agreement

(d)	in relation to any other Unpaid Sum, the highest rate specified above,

but if:

(i)	no Event of Default has occurred and is continuing;

(ii)	the Most Recent Senior Leverage is within a range set out below; and

(iii)	at least six Months have elapsed since the Initial Utilisation Date,

then the Margin for each Incremental Facility will be the percentage per annum agreed with the Lenders in respect of that Incremental Facility and as indicated for that range in the Incremental Facility Notice for those Incremental Facility Commitments, and the Margin for the Initial Facility will be the percentage per annum set out below in the column opposite that range:

Most Recent Senior Leverage	Margin (% per annum)
Equal to or greater than 3.00:1	2.00
Less than 3.00:1 but equal to or greater than 2.50:1	1.75
Less than 2.50:1 but equal to or greater than 2.00:1	1.50
Less than 2.00:1 but equal to or greater than 1.50:1	1.375
Less than 1.50:1 but equal to or greater than 1.00:1	1.25
Less than 1.00:1	1.00

and, in each case, Margin for the purposes of paragraphs (c) and (d) above shall be determined accordingly.

However:

(A)

any increase or decrease in the Margin for any Loan shall take effect from and including the first day of the Interest Period relating to that Loan commencing after the date on which the Compliance Certificate setting out such Most Recent Senior Leverage is delivered to the Agent pursuant to Clause 22.3 (Provision and contents of Compliance Certificate);

(B)

if and for so long as an Event of Default has occurred and is continuing (and notwithstanding any of the conditions in (i) to (iii) above), the Margin for the Initial Facility (including for the purposes of paragraphs (c) and (d) above) shall be 2.00% per annum (or, in respect of any Incremental Facility, the highest percentage rate per annum set out in the Incremental Facility Notice in respect of that Incremental Facility), and, in each case, Margin for the purposes of paragraphs (c) and (d) above shall be determined accordingly;

(C)

if, following receipt by the Agent of the Annual Financial Statements of the Group and related Compliance Certificate, those statements and Compliance Certificate do not confirm the basis for a reduced Margin or indicate that Margin should have been increased in accordance with this definition, then the provisions of Clause 12.2 (Payment of interest) shall apply and the Margin for each affected Facility and Loan shall be the percentage per annum determined using the table above and the revised Most Recent Senior Leverage calculated using the figures in the Compliance Certificate. The Agent’s determination of the adjustments payable shall be prima facie evidence of such adjustments and the Agent shall, if so requested by the Company, provide the Company with reasonable details of the calculation of such adjustments; and

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Project Osprey (2024) – Amended and Restated Facility Agreement

(D)	for the purpose of determining the Margin, Most Recent Senior Leverage and Relevant Period shall be determined in accordance with Clause 23 (Financial covenants).

“Market Disruption Rate” means, in the case of any Term SOFR Loan, the percentage rate per annum which is the aggregate of the Reference Rate and the applicable Credit Adjustment Spread.

“Material Adverse Effect” means a material adverse effect on:

(a)	the business, operations, property or financial condition of the Group taken as a whole; or

(b)	the ability of the Company and the Subsidiary Guarantors (taken as a whole) to perform their payment obligations under the Finance Documents; or

(c)	subject to the Legal Reservations, the validity or enforceability of any of the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents,

without taking account (for the purposes of paragraphs (a) and (b) above) of any contribution, loss or other effect of any kind (including any previous contribution, loss or effect) in any way comprised in, related to or derived from any Excluded Project Agreement, Excluded Project, Excluded Project Revenues or Excluded Subsidiary or any interest therein and which, in each case, is unrelated to any of the Projects.

“Material Documents” means the Concession and the Land Concession for the City of Dreams Project.

“MCO Investments” means MCO Investments Limited, a limited liability company incorporated in the Cayman Islands (with registered number 168835) with registered address at Intertrust Corporate Services (Cayman) Limited, One Nexus Way, Camana Bay, Grand Cayman, KY1-9005, Cayman Islands.

“Melco” means Melco Resorts & Entertainment Limited, a limited liability company incorporated in the Cayman Islands (with registered number 143119) with registered address at Intertrust Corporate Services (Cayman) Limited, One Nexus Way, Camana Bay, Grand Cayman, KY1-9005, Cayman Islands.

“Melco Group” means Melco and each of its Subsidiaries.

“Melco International” means Melco International Development Limited, a limited liability company incorporated in the Hong Kong SAR (with registered number 000099) and whose registered address is 38th floor, The Centrium, 60 Wyndham Street, Central, Hong Kong.

“Melco Resorts Macau” means Melco Resorts (Macau) Limited, a company incorporated under the laws of the Macau SAR (with registered number 24325 (SO)), whose registered office is Estrada do Istmo, City of Dreams, Executive Office (L2M), Cotai, Macau, and formerly known as Melco Crown (Macau) Limited and formerly known as Melco Crown Gaming (Macau) Limited.

“Mocha Business” means the Mocha electronic gaming machine lounge business carried on by Melco Resorts Macau or any other member of the Group.

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Project Osprey (2024) – Amended and Restated Facility Agreement

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)

(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)

if an Interest Period begins on the last Business Day of a calendar month and, consistent with the terms of this Agreement, that Interest Period is to be of a duration equal to a whole number of Months, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period. “Monthly” shall be construed accordingly.

“Most Recent Relevant Period” means, as at any date, the most recently elapsed Relevant Period in respect of which Relevant Financial Statements for a period ending on the last day of such Relevant Period and the accompanying Compliance Certificate have been delivered to the Agent in accordance with Clauses 22.2 (Financial statements) and 22.3 (Provision and contents of Compliance Certificate), provided that if such date falls prior to the date on which the first set of Relevant Financial Statements and the accompanying Compliance Certificate shall have been delivered to the Agent in accordance with Clauses 22.2 (Financial statements) and 22.3 (Provision and contents of Compliance Certificate), then (a) the Most Recent Relevant Period as at such date shall be deemed to be the Relevant Period ending on the last date as at which the Original Financial Statements are prepared, (b) the Relevant Financial Statements for such Most Recent Relevant Period shall be deemed to be the Original Financial Statements and (c) the requirements under Clause 23.2 (Financial condition) applicable to the Relevant Period ending on the First Test Date shall be deemed to apply to such Most Recent Relevant Period for the purposes of any pro forma calculation of any of the requirements under Clauses 23.2 (Financial condition) and 23.3 (Financial testing).

“Most Recent Senior Leverage” means, at any time, Senior Leverage for the Most Recent Relevant Period as at such time.

“New Shareholder Injection” means the cash proceeds received by the Company after the Initial Utilisation Date in respect of (a) a subscription for fully paid ordinary shares of the Company and/or (b) any incurrence of Sponsor Group Loans or Subordinated Debt.

“Obligor” means the Company.

“Occupational Lease” means any lease, sub-lease, licence, tenancy or right to occupy, use or operate (or any agreement for the grant of any of the foregoing) to which a member of the Group’s interest in a Property may be subject from time to time or which may be granted to a member of the Group.

“Optional Currency” means a currency (other than the Base Currency) which complies with the conditions set out in Clause 4.3 (Conditions relating to Optional Currencies).

“Original Financial Statements” means the audited consolidated financial statements for the financial year ended 31 December 2019 of the Company.

“Original Incremental Facility Lenders” has the meaning given to that term in paragraph (g)(i) of Clause 7.2 (Availability and establishment of Incremental Facilities).

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Project Osprey (2024) – Amended and Restated Facility Agreement

“Overnight SOFR” means the secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published (before any correction, recalculation or republication by the administrator) by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate).

“Participation” means a Debt Purchase Transaction other than a purchase falling within paragraph (a) of the definition thereof.

“Party” means a party to this Agreement.

“Patacas” or “MOP” denotes the lawful currency of the Macau SAR.

“Permits” means all approvals, licences, consents, permits, Authorisations, registrations and filings, necessary in connection with the execution, delivery, completion, implementation, perfection or performance, admission into evidence or enforcement of the Transaction Documents on the terms thereof and all material approvals, licences, consents, permits, Authorisations, registrations and filings required for the design, development, construction, ownership, maintenance, operation or management of the Projects and business of the Group as contemplated under the Transaction Documents.

“Permitted Disposal” means any Disposal:

(a)

comprised in the grant of any lease, licence or right to occupy or use or equivalent interest made by any member of the Group in the ordinary course of business of the disposing entity with respect to any part of any Real Property or any enterprise of the disposing entity including, without limitation, in respect of restaurants, retail and entertainment outlets, hotel rooms or other facilities;

(b)

of the registered strata title to any casino by the relevant Project Company to Melco Resorts Macau in accordance with or, as the case may be, after an amendment is made to and in accordance with, the relevant Land Concession to permit the registration of strata title and any such Disposal and subject to complying with the Concession and all other Legal Requirements;

(c)	arising as a result of any Permitted Security; or

(d)	not falling within any of the above paragraphs but made with the prior written consent of the Agent.

“Permitted Group Financial Indebtedness” means Financial Indebtedness:

(a)	arising under the Finance Documents;

(b)

existing on the date of this Agreement in respect of the Existing OpCo Facilities, provided that, on and from the close of business in the Macau SAR on the Business Day immediately after the Initial Utilisation Date, the aggregate principal amount of such Financial Indebtedness does not exceed HKD2,000,000 at any time;

(c)	arising under any Concession Guarantee Facility;

(d)

in respect of any Sponsor Group Loan or Subordinated Debt, provided that all guarantees of such Financial Indebtedness provided by any Group Members are subordinated to the Facility Liabilities under the terms of the Subordination Deed;

(e)	owed by any Group Member to any other Group Member;

(f)

in respect of a Permitted Group Guarantee (other than paragraph (c) thereof) or arising under any interest rate hedging arrangements, spot and forward delivery foreign exchange contracts and any other treasury transactions, in each case entered into in the ordinary course of business or trading activities and not for speculative purposes;

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Project Osprey (2024) – Amended and Restated Facility Agreement

(g)

arising under current trade receivables and payables between (i) on the one hand, members of the Group and (ii) on the other, members of the Melco Group or Sponsor Group Shareholders, arising in the ordinary course of trading;

(h)

in respect of any loans or other credit support from, or given directly on behalf of, at the direction of, or pursuant to any measure, scheme or policy initiative administered or enabled by, a Governmental Authority of the Macau SAR which is either:

(i)	mandatorily extended to a member of the Group pursuant to applicable law, regulation or policy; or

(ii)	offered to a member of the Group, if:

(A)

no Event of Default under any of Clauses 25.1 (Non payment), 25.2 (Financial covenants and other obligations) in respect of Clause 24.18 (Financial Indebtedness and guarantees), 25.3 (Other obligations) in respect of Clause 24.13 (Negative pledge), 25.6 (Insolvency) or 25.7 (Insolvency proceedings) is continuing when such Financial Indebtedness is incurred;

(B)

(x) on or before the date falling 10 Business Days prior to the incurrence of such Financial Indebtedness, the Company has notified the Agent in writing of the relevant Group Members’ intention to incur such Financial Indebtedness and (y) on or before the date falling 1 Business Day prior to the incurrence of such Financial Indebtedness, the Company has not received written notice from the Agent that the Majority Lenders object to the incurrence of such Financial Indebtedness; and

(C)

the Agent has received a certificate from an Authorised Representative confirming that he or she reasonably believes that not incurring such Financial Indebtedness would be materially prejudicial to the business, operations and/or financial condition of the Company;

(i)	constituting Financial Indebtedness referred to in paragraph (r) of the definition of “Permitted Security”, provided that each of the conditions set out in that paragraph have been satisfied; or

(j)

not permitted by any of the preceding sub-paragraphs or as a Permitted Transaction and the outstanding amount of which (together with the outstanding amount of any guarantees that are solely permitted under paragraph (i) of the definition of “Permitted Group Guarantee”) does not exceed USD125,000,000 (or its equivalent in other currencies) in aggregate for the Group at any time.

“Permitted Group Guarantee” means:

(a)	the endorsement of negotiable instruments in the ordinary course of trade;

(b)	any performance or similar bond guaranteeing performance by a member of the Group under any contract entered into in the ordinary course of trade;

(c)

any guarantee permitted under paragraph (c) of Clause 24.18 (Financial Indebtedness and guarantees) (including, without limitation, any guarantee granted in connection with the Existing OpCo Facilities before the date of this Agreement);

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Project Osprey (2024) – Amended and Restated Facility Agreement

(d)	any guarantee given in respect of the netting or set-off arrangements permitted pursuant to paragraph (d) of the definition of Permitted Security;

(e)	any Concession Guarantee;

(f)	any guarantees for the arrangement of cash or deposit collateral for any Land Concession or Concession;

(g)	any Bond Guarantee provided by a Group Member other than the Company, provided that prior to incurring such Bond Guarantee (and at the cost of the Company):

(i)

each Group Member that is providing the Bond Guarantee guarantees the Facility Liabilities (in form and substance satisfactory to the Majority Lenders (acting reasonably)) as a primary and not a secondary obligation without any Guarantee Restrictions and as its senior obligation;

(ii)

the Company, each Group Member that is providing the Bond Guarantee, Bondco and the notes trustee and any other applicable administrative parties in respect of the relevant Bondco Indebtedness have either:

(A)

entered into an intercreditor agreement (in form and substance satisfactory to the Majority Lenders (acting reasonably) and including, without limitation, arrangements for the creditors to turn over to a common paying agent recoveries from the realisation or enforcement of claims against their respective debtors (including, without limitation, by way of distribution from the insolvent estate of such debtors) for application pursuant to a customary pro rata waterfall of distribution and for equalisation in case of uneven recourse) with the Agent and a common paying agent acceptable to the Finance Parties (acting reasonably), which agreement has been designated as a Third Party Creditor Document; or

(B)

entered into a subordination agreement with the Agent on terms and conditions that are substantially similar to the Subordination Deed (and in form and substance satisfactory to the Majority Lenders (acting reasonably)), which agreement has been designated as a Third Party Creditor Document, and, in each case, provided to the Agent any other documentation and other evidence required by the Agent (acting reasonably) in connection therewith (in form and substance satisfactory to the Agent); and

(iii)	the Agent has received:

(E)

a certificate from the Company confirming that (to the satisfaction of the Majority Lenders, acting reasonably) Senior Leverage and Total Leverage for the Most Recent Relevant Period ending prior to the first incurrence of such Financial Indebtedness, in each case determined on a pro forma basis giving effect to the incurrence of such Bond Guarantee (when taken together with all other Bond Guarantees), would not exceed the applicable ratio set forth opposite the Test Date for that Most Recent Relevant Period in Clause 23 (Financial covenants), setting out (in reasonable detail) computations of such compliance and signed by an Authorised Representative;

(F)

such customary legal opinions in form and substance satisfactory to the Agent (acting on the instructions of the Majority Lenders, acting reasonably) and any documents required in connection therewith; and

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Project Osprey (2024) – Amended and Restated Facility Agreement

(G)

(x) evidence in form and substance satisfactory to the Agent (acting reasonably) that any Authorisation required from a Governmental Authority (including of the government of Macau SAR) for the purposes of guaranteeing the Facility Liabilities and such other Financial Indebtedness has been obtained or (y) advice from Macanese counsel that no such Authorisations are required from any Governmental Authority;

(h)	a guarantee given by a member of the Group for Financial Indebtedness incurred by:

(i)	another member of the Group (other than the Company); or

(ii)	the Company, provided that:

(A)

the relevant member of the Group guarantees the Facility Liabilities (in form and substance satisfactory to the Majority Lenders (acting reasonably)) as a primary and not a secondary obligation without any Guarantee Restrictions; and

(B)	the Agent has received:

(1)

a certificate from the Company confirming that (to the satisfaction of the Majority Lenders, acting reasonably) Senior Leverage and Total Leverage for the Most Recent Relevant Period ending prior to the first incurrence of such Financial Indebtedness, in each case determined on a pro forma basis giving effect to the incurrence of such guarantee (when taken together with such other guarantees of Group Members permitted to be incurred pursuant to this paragraph (h)(ii)), would not exceed the applicable ratio set forth opposite the Test Date for that Most Recent Relevant Period in Clause 23 (Financial covenants), setting out (in reasonable detail) computations of such compliance and signed by an Authorised Representative;

(2)

such customary legal opinions in form and substance satisfactory to the Agent (acting on the instructions of the Majority Lenders, acting reasonably) and any documents required in connection therewith; and

(3)

(x) evidence in form and substance satisfactory to the Agent (acting reasonably) that any Authorisation required from a Governmental Authority (including of the government of Macau SAR) for the purposes of guaranteeing the Facility Liabilities and such other Financial Indebtedness has been obtained or (y) advice from Macanese counsel that no such Authorisations are required from any Governmental Authority; or

(i)

any guarantee not permitted by any of the preceding sub-paragraphs and the outstanding principal amount of which (together with the outstanding amount of any guarantees that are solely permitted under paragraph (j) of the definition of “Permitted Group Financial Indebtedness”) does not exceed USD125,000,000 (or its equivalent in other currencies) in aggregate for the Group at any time.

“Permitted Holding Company Activity” means:

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Project Osprey (2024) – Amended and Restated Facility Agreement

(a)

liabilities arising from the incurrence of fees, costs, commissions and expenses in the ordinary course of business of a holding company including in connection with maintenance of existence, all necessary filings and compliance with all applicable laws and liabilities arising by operation of law or agreement of similar effect;

(b)

treasury and normal holding company activities, including the provision of administrative, management, legal and accounting services to members of the Group of a type customarily provided by a holding company to its subsidiaries;

(c)

entering into or performing any Permitted Transactions or Permitted Disposals or granting any Permitted Security, acquiring rights or incurring liabilities otherwise expressly permitted under the Finance Documents and/or incurring any Permitted Group Financial Indebtedness and Permitted Group Guarantees, including:

(i)	any Financial Indebtedness and/or other liabilities incurred under the Transaction Documents; and

(ii)	any indemnity given under the Transaction Documents;

(d)	any action taken and any incurrence of liabilities pursuant to:

(i)	making or entering into any transaction to facilitate a New Shareholder Injection from its Holding Company and declaring any dividends or distributions to its Holding Company;

(ii)	making any repayments in respect of Sponsor Group Loans or Subordinated Debt, in each case in accordance with the terms of the Subordination Deed; or

(iii)

making a loan to another Group Member, a member of the Melco Group which is not a Group Member (an “External Melco Group Debtor”) or to a person who is neither a Group Member nor a member of the Melco Group (an “External Third Party Debtor”), provided that:

(A)	in the case of any loan made to an External Melco Group Debtor:

(1)

Senior Leverage, Total Leverage and Interest Cover for the Test Date immediately prior to such loan, if determined on a pro forma basis after giving effect to such loan would not exceed (or in the case of Interest Cover, would not be less than) the applicable ratio set forth opposite that Test Date in Clause 23.2 (Financial condition); and

(2)	no Event of Default has occurred which is continuing or would result from the provision of such loan; and

(B)	in the case of any loan made to an External Third Party Debtor:

(1)

Senior Leverage, Total Leverage and Interest Cover for the Test Date immediately prior to such loan, if determined on a pro forma basis after giving effect to such loan would not exceed (or in the case of Interest Cover, would not be less than) the applicable ratio set forth opposite that Test Date in Clause 23.2 (Financial condition);

(2)	such loan is made on arm’s length terms (or better, for the relevant creditor); and

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Project Osprey (2024) – Amended and Restated Facility Agreement

(3)	no Event of Default has occurred which is continuing or would result from the provision of such loan;

(e)	ownership of shares in its Subsidiaries, credit balances in bank accounts, Cash and Cash Equivalent Investments;

(f)	the payment of salaries or fees to management, directors, officers, employees and operating advisors of the Group or any Holding Company of the Group, provided that:

(i)	any payment of such salaries or fees are in the ordinary course of business and are reasonable; and

(ii)	such payments are funded by dividends or other distributions made to it;

(g)	incurrence of Tax liabilities; and

any other activity or transaction permitted by the Agent (with the consent of the Majority Lenders).

“Permitted Reorganisation ” means:

(a)

any liquidation, reorganisation, amalgamation, demerger, merger, consolidation or corporate reconstruction (a “Reorganisation”) on a solvent basis of any Group Member (other than the Company, any Subsidiary Guarantor and any other Group Member that, at such time, is guaranteeing or has created or purported to create any Security in respect of the Facility Liabilities), provided that (i) the resulting or surviving entity is a Group Member and (ii) any payments or assets distributed as a result of such Reorganisation are distributed to other Group Members; and

(b)	a Reorganisation on a solvent basis of any Group Member (other than the Company and MCO Investments), provided that:

(i)	no Event of Default is continuing at the commencement of the Reorganisation;

(ii)	the resulting or surviving entity is a Group Member;

(iii)

all of the business and assets of, and equity interests in, the relevant Group Member are retained by one or more Group Members (except to the extent of any equity interests that will cease to exist); and

(iv)	in case of a Reorganisation of:

(A)

Melco Resorts Macau, the Finance Parties continue to benefit from a guarantee from the resulting or surviving entity on the same (or better than) basis as the MRM Subsidiary Guarantee that is in place immediately prior to that Reorganisation and, if the resulting or surviving entity is not Melco Resorts Macau, it assumes liability for the obligations of Melco Resorts Macau under the Finance Documents, which shall continue to be legal, valid, binding and enforceable against such resulting or surviving entity; or

(B)

any other Group Member, the Finance Parties continue to benefit from all guarantees and/or Security required to ensure that the Reorganisation does not result in a breach of Clause 24.13 (Negative pledge) or Clause 24.18 (Financial Indebtedness and guarantees).

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Project Osprey (2024) – Amended and Restated Facility Agreement

“Permitted Security” means:

(a)	any Security existing on the date of this Agreement and which is to be irrevocably discharged or released in full on or before the Initial Utilisation Date;

(b)	any Security existing on the date of this Agreement in respect of the Existing OpCo Facilities;

(c)	any lien arising or subsisting by operation of law and in the ordinary course of day-to-day business and not as a result of any default or omission by any member of the Group;

(d)

any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of members of the Group but only so long as:

(i)	such arrangement does not permit credit balances of Obligors to be netted or set off against debit balances of persons which are not Obligors; and

(ii)	such arrangement does not give rise to other Security over the assets of Obligors in support of liabilities of persons which are not Obligors;

(e)

any Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a member of the Group in the ordinary course of trading and on the supplier’s standard or usual terms and not arising as a result of any default or omission by any member of the Group, provided that the aggregate value of all assets subject to any such Security shall not exceed USD10,000,000 (or its equivalent in other currencies);

(f)	any Quasi-Security arising as a result of a disposal which is a Permitted Disposal;

(g)

any Security or Quasi-Security over vehicles, plant, equipment or computers used in the business of the Group arising as a consequence of any finance or capital lease of such vehicles, plant, equipment or computers;

(h)	any Security created in favour of a plaintiff or defendant in any proceedings as security for costs or expenses;

(i)

any Security securing unpaid Taxes and arising by law but only if such unpaid taxes are contested in good faith by appropriate measures and sufficient reserves in cash or other liquid assets are available to pay the amount of those unpaid Taxes;

(j)

any Security over goods, documents of title to goods and related documents and insurances and their proceeds to secure liabilities of any member of the Group in respect of a letter of credit, trust receipts, import loans or shipping guarantees issued or granted for all or part of the purchase price and costs of shipment, insurance and storage of goods acquired by a member of the Group in the ordinary course of trading;

(k)	easements, rights-of-way, restrictions, encroachments, and other similar Security or Quasi-Security and other minor defects and irregularities in title, incurred in the ordinary course of business;

(l)

carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Security arising in the ordinary course of day-to-day business for amounts which are not overdue for a period of more than thirty (30) days or that are being contested in good faith by appropriate measures;

(m)	Security in favour of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods in the ordinary course of trading;

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Project Osprey (2024) – Amended and Restated Facility Agreement

(n)

any Security or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation of all applicable laws, provided that such Security is contested in good faith by appropriate measures and sufficient reserves in cash or other liquid assets are available to discharge such Security;

(o)

any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any Relevant Property, any Relevant Property Easements, the Altira Site and any easement appurtenant, easements in gross, licence agreements and other rights running for the benefit of the Project Company for the Altira Project and/or appurtenant to the Altira Site;

(p)	any Security of cash collateral required in respect of any Concession Guarantee;

(q)

any Security over any assets (provided that any such right, title, asset, benefit or interest was acquired, where acquired using Revenues, using only monies not required to be applied for other purposes under the Finance Documents) or revenues, to the extent that they (in each case) are comprised in, relate to or derive from any Excluded Project Agreement, Excluded Project, Excluded Project Revenues or Excluded Subsidiary or any right, title, asset, benefit or interest in respect thereof or comprised therein and, in each case, such assets form no part of, nor are (other than in the case of Excluded Project Revenues) in any way necessary to ensure the full benefit to the Group of, any Project and are (in each case) permitted to be dealt with in such manner under (and are not required for any other purpose contemplated by) any Excluded Project Agreement;

(r)	any Security securing Financial Indebtedness of the Group (other than any Sponsor Group Loans, Subordinated Debts or Bond Guarantees), provided that (at the cost of the Company):

(i)	such Security secures the Facility Liabilities on an equal and rateable basis;

(ii)

the Company, each security provider and each creditor in respect of such Financial Indebtedness have (A) prior to the incurrence of that Financial Indebtedness, entered into an intercreditor agreement (in form and substance satisfactory to the Majority Lenders (acting reasonably) and including, without limitation, arrangements for the secured creditors to turn over to a common security agent recoveries from the realisation or enforcement of such Security and claims against their respective debtors (including, without limitation, by way of distribution from the insolvent estate of such debtors) for application pursuant to a customary pro rata waterfall of distribution and for equalisation in case of uneven recourse) with the Agent and a common security agent acceptable to the Finance Parties (acting reasonably), which agreement has been designated as a Third Party Creditor Document and (B) provided to the Agent any other documentation and other evidence required by the Agent (acting reasonably) in connection therewith (in form and substance satisfactory to the Agent); and

(iii)	the Agent has received:

(A)

a certificate from the Company confirming that (to the satisfaction of the Majority Lenders, acting reasonably) Senior Leverage, Total Leverage and Interest Cover for the Most Recent Relevant Period ending prior to the first incurrence of such Financial Indebtedness, in each case determined on a pro forma basis giving effect to the incurrence and utilisation of such Incremental Facility in full (when taken together with all such other Financial Indebtedness of the Company permitted to be secured by such Security pursuant to this paragraph (r)), would not exceed (or in the case of Interest Cover, would not be less than) the applicable ratio set forth opposite the Test Date for that Most Recent Relevant Period in Clause 23 (Financial covenants), setting out (in reasonable detail) computations of such compliance and signed by an Authorised Representative;

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Project Osprey (2024) – Amended and Restated Facility Agreement

(H)

all agreements, deeds, acknowledgements, confirmations, amendments or other instruments requested by the Agent (acting on the instructions of the Majority Lenders, acting reasonably) to amend or supplement this Agreement in connection with the provision of such Security and the appointment of a common security agent in respect of such Security and any documents required in connection therewith;

(I)

such customary legal opinions in form and substance satisfactory to the Agent (acting on the instructions of the Majority Lenders, acting reasonably) and any documents required in connection therewith; and

(J)

(x) evidence in form and substance satisfactory to the Agent (acting reasonably) that any Authorisation required from a Governmental Authority (including of the government of Macau SAR) for the purposes of securing the Facility Liabilities and such other Financial Indebtedness under an Incremental Facility or the extension of any Subsidiary Guarantee in connection with such Financial Indebtedness has been obtained or (y) advice from Macanese counsel that no such Authorisations are required from any Governmental Authority; and

(s)

any Security securing indebtedness the outstanding principal amount of which (when aggregated with the outstanding principal amount of any other indebtedness which has the benefit of Security given by any member of the Group other than any permitted under the preceding paragraphs) does not exceed USD100,000,000 (or its equivalent in other currencies).

“Permitted Transaction” means:

(a)	any disposal required, Financial Indebtedness incurred, guarantee or indemnity given, or other transaction arising, under the Finance Documents;

(b)

transactions (other than (i) any sale, lease, license, transfer or other disposal and (ii) the granting or creation of Security or the incurring or permitting to subsist of Financial Indebtedness) conducted in the ordinary course of trading on arm’s length terms (or better, for the relevant member of the Group);

(c)

any payments for goods and services under a Service Agreement or Affiliate Agreement, provided that any such payment is in an amount not exceeding the actual, arm’s length cost (or better, for the relevant member of the Group) of such goods and services paid by the supplier plus a margin of not more than five per cent or (where any applicable Legal Requirement stipulates that a margin higher than five per cent must be charged pursuant to such Service Agreement or Affiliate Agreement in such circumstances (such margin being the “Specified Margin”)) the lesser of the Specified Margin and ten per cent;

(d)

the entry by any member of the Group into, and the performance of its obligations under, any agreement which relates to the supply of goods or services to an Excluded Project with any Excluded Subsidiary or other person outside the Group where such agreement is entered into and performed in the ordinary course of trading of that member of the Group and on arm’s length terms (or better, for the relevant member of the Group).

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Project Osprey (2024) – Amended and Restated Facility Agreement

“Project” means each of:

(a)	the City of Dreams Project;

(b)	the Altira Project; and

(c)

any other gaming, hotel or resort related business, development, project, undertaking or venture designated as a “Project” by the Company and agreed to by the Agent (acting on the instructions of the Majority Lenders).

“Project Company” means:

(a)	in the case of the City of Dreams Project, COD Resorts Limited or such other Group Member that owns the Real Property comprising the City of Dreams Project;

(b)	in the case of the Altira Project, Altira Resorts Limited or such other Group Member that owns the Real Property comprising the Altira Project; or

(c)	in the case of any other Project, such person or Group Member that owns the Real Property comprising that Project.

“Properties” means the lands described in the Land Concessions, and any other Real Property acquired by a member of the Group after the date of this Agreement. A reference to a “Property” is a reference to any of the Properties.

“Quarter Date” has the meaning given to that term in Clause 23.1 (Financial definitions).

“Quarterly Financial Statements” has the meaning given to that term in Clause 22.1 (Definitions).

“Quasi-Security” has the meaning given to that term in Clause 24.13 (Negative pledge).

“Quotation Date” means, in relation to any period for which an interest rate is to be determined:

(a)	for the Base Currency, the first day of that period;

(b)	for any Optional Currency (other than US dollars), two (2) Business Days prior to the first day of that period; and

(c)	for US dollars, two US Government Securities Business Days before the first day of that period.

“Quoted Tenor” means, in relation to the Screen Rate or Term SOFR (as applicable) for the determination of rate of interest applicable to Loans in a currency, any period for which that Screen Rate or Term SOFR (as applicable) is customarily displayed on the relevant page or screen of an information service.

“Real Property” means:

(a)	any freehold, leasehold or immovable property, including the land described in the Land Concessions and the Occupational Leases relating to the Mocha Business, and

(b)	any buildings, fixtures, fittings, fixed plant or machinery from time to time situated on or forming part of that freehold, leasehold or immovable property.

“Reference Bank Quotation” means any quotation supplied to the Agent by a Reference Bank.

“Reference Banks” means:

(a)	in relation to HIBOR, such banks as may be designated for such purposes by the Agent in consultation with the Company from time to time; and

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Project Osprey (2024) – Amended and Restated Facility Agreement

(b)

in relation to a Benchmark Rate for a Loan in an Optional Currency (other than a Term SOFR Loan), such banks and office locations as may be designated for such purposes by the Agent in consultation with the Company from time to time.

“Reference Rate” means, in relation to any Term SOFR Loan:

(a)	the applicable Term SOFR on the Quotation Date for the Term SOFR Loan and for a period equal in length to the Interest Period of that Term SOFR Loan; or

(b)	as otherwise determined pursuant to Clause 14.5 (Unavailability of Term SOFR),

and if, in either case, the aggregate of that rate and the applicable Credit Adjustment Spread is less than zero, the Reference Rate shall be deemed to be such a rate that the aggregate of the Reference Rate and the applicable Credit Adjustment Spread is zero.

“Related Fund”, in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or adviser or an Affiliate thereof as the first fund.

“Relevant Interbank Market” means, in relation to HK dollars, the Hong Kong SAR interbank market, in relation to US dollars for a Term SOFR Loan, the market for overnight cash borrowing in USD collateralised by US Government securities and, in relation to any other currency and a Facility, such other interbank market agreed by all of the Lenders with a Commitment in respect of that Facility and the Company.

“Relevant Jurisdiction” means, in relation to any person:

(a)	its jurisdiction of incorporation; and

(b)	any jurisdiction where it conducts its business.

“Relevant Period” has the meaning given to that term in Clause 23.1 (Financial definitions).

“Relevant Property” means the City of Dreams Site and, in respect of a “Project” designated under this Agreement, any other property which is designated as a “Relevant Property” by the Company and agreed to by the Agent (acting on instructions of the Majority Lenders).

“Relevant Property Easement” means, in relation to any Relevant Property, the easements appurtenant, easements in gross, licence agreements and other rights running for the benefit of the Project Company and/or appurtenant to the Relevant Property.

“Repeating Representations” means each of the representations set out in Clause 21 (Representations), other than Clause 21.10 (Deduction of Tax), paragraphs (a) to (c) of Clause 21.13 (No misleading information) and Clause 21.14 (Financial statements).

“Revenues” means all Group income and receipts, including those derived from the ownership, operation or management of the Projects or any other business of the Melco Group, including payments received by any Group Member under any Material Document, net payments, if any, received under any hedging agreements, Liquidated Damages, insurance proceeds, together with any receipts derived from the sale or disposal of rights of any other property pertaining to the Projects or the business of the Melco Group or incidental to the operation or management of the Projects or the business of the Melco Group, all as determined in conformity with cash accounting principles, and the proceeds of any condemnation awards relating to any Project or the business of the Melco Group.

“Rollover Loan” means one or more Initial Facility Loans or Incremental Revolving Credit Facility Loans:

(a)	made or to be made on the same day that a maturing Loan under the same Facility is due to be repaid;

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Project Osprey (2024) – Amended and Restated Facility Agreement

(b)	the aggregate amount of which is equal to or less than the amount of that maturing Loan;

(c)	in the same currency as that maturing Loan; and

(d)	made or to be made to the Company for the purpose of refinancing that maturing Loan (as specified in the Utilisation Request for such first-mentioned Loan(s)).

“Sanctioned Country” means a country or territory that is the subject of country-wide or territory-wide Sanctions (including, without limitation, the Crimea region of the Ukraine, Donetsk Republic, Luhansk Republic, Kherson and Zaporizhzhia regions of Ukraine, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means an individual or entity that is:

(a)	the subject of any Sanction, including anyone who is listed:

(i)	in the Annex to the “Executive Order No. 13224 of 23 September 2001 - Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism”;

(ii)	on the “Specially Designated Nationals and Blocked Persons” list maintained by the U.S. Department of Treasury’s Office of Foreign Assets Control; or

(iii)	in any successor list to either of the foregoing; or

(b)	located, organized or resident in a Sanctioned Country.

“Sanctions” means any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, His Majesty’s Treasury of the United Kingdom, the State Secretariat for Economic Affairs of Switzerland, the Hong Kong Monetary Authority or other relevant sanctions authority.

“Screen Rate” means:

(a)

in relation to HIBOR, the Hong Kong SAR interbank offered rate administered by the Treasury Markets Association (or any other person which takes over the administration of that rate) for HK dollars for the relevant period displayed on page HKABHIBOR of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate); and

(b)

in relation to a Benchmark Rate for a Loan in an Optional Currency (other than US dollars), the rate designated by the Agent (acting on the instructions of all the Lenders under the Facility pursuant to which that Loan was made) and the Company from time to time, or, in each case, on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the Company and the Lenders.

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Selection Notice” means a notice substantially in the form set out in Schedule 10 (Form of Selection Notice) given in accordance with Clause 13 (Interest Periods) in relation to an Incremental Term Loan Facility.

“Senior Leverage” has the meaning given to that term in Clause 23.1 (Financial definitions).

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Project Osprey (2024) – Amended and Restated Facility Agreement

“Separate Loan” has the meaning given to that term in paragraph (c) of Clause 8.1 (Initial Facility).

“Service Agreement” means any of:

(a)	the services agreement dated 1 January 2007 and made between Melco Resorts Macau and Melco Resorts Services Limited (formerly named Melco PBL Services Limited);

(b)

the services agreement dated 1 January 2007 and made between Altira Resorts Limited (formerly Great Wonders Investments Limited) and Melco Resorts Services Limited (formerly named Melco PBL Services Limited);

(c)

the services agreement dated 1 January 2007 and made between COD Resorts Limited (formerly Melco Hotels and Resorts (Macau) Limited) and Melco Resorts Services Limited (formerly Melco PBL Services Limited);

(d)	the services agreement dated 1 January 2007 and made between MCO Investments Limited (formerly MPEL Investments Limited) and Melco Resorts Services Limited (formerly Melco PBL Services Limited);

(e)	the services agreements dated 1 January 2007 and made between Melco Resorts & Entertainment Limited (formerly Melco PBL Entertainment (Macau) Limited) and MCO Nominee One Limited;

(f)

the services agreement dated 29 May 2007 and made between Melco Resorts (Cafe) Limited (formerly Melco Crown (Cafe) Services Limited) and Melco Resorts Services Limited (formerly Melco PBL Services Limited);

(g)

the services agreement dated 29 May 2007 and made between Golden Future (Management Services) Limited (formerly Melco PBL Services (Macau) Limited) and Melco Resorts Services Limited (formerly Melco PBL Services Limited);

(h)	the services agreement dated 27 October 2009 and made between Melco Resorts Macau and Melco Resorts Security Services Limited (formerly Melco Crown Security Services Limited);

(i)	the services agreement dated 27 October 2009 and made between Golden Future (Management Services) Limited and Melco Resorts Security Services Limited (formerly Melco Crown Security Services Limited);

(j)	the services agreement dated 25 March 2010 and made between Golden Future (Management Services) Limited and MPEL Properties (Macau) Limited; and

(k)

the master services agreement dated 21 December 2015 and made between, amongst others, COD Resorts Limited (formerly Melco Crown (COD) Developments Limited), Altira Resorts Limited (formerly Altira Developments Limited), Melco Resorts Macau, Golden Future (Management Services) Limited (formerly Melco PBL Services (Macau) Limited) and certain other members of the Melco Group, and Studio City International Holdings Limited and certain of its subsidiaries (the “MSA”), and any and all work agreements entered into in conjunction with the MSA, and any other agreement which a member of the Group may enter into from time to time with an Affiliate outside the Group for the supply of goods or services as permitted pursuant to this Agreement.

“Sponsor Affiliate” means each Sponsor and each Sponsor Group Shareholder and each of their respective Affiliates (excluding members of the Group).

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Project Osprey (2024) – Amended and Restated Facility Agreement

“Sponsor Group Loan” means any Financial Indebtedness owed by a Group Member to any Sponsor Group Shareholder, provided that (other than for the purposes of Clause 25.9 (Unlawfulness and invalidity)) it is subordinated to the Facility Liabilities under the terms of the Subordination Deed.

“Sponsor Group Shareholder” means any direct or indirect shareholder of the Company which is a Sponsor or a Subsidiary of a Sponsor.

“Sponsors” means Melco International and Melco and “Sponsor” means each of them.

“Subordinated Creditor” has the meaning given to it in the Subordination Deed;

“Subordinated Debt” means any Financial Indebtedness owed by a Group Member to a Subordinated Creditor that is (other than for the purposes of Clause 25.9 (Unlawfulness and invalidity)) subordinated to the Facility Liabilities under the terms of the Subordination Deed, and which includes, as at the date of this Agreement, Financial Indebtedness incurred under the following intercompany loan agreements:

(a)	the US$1,000,000,000 loan agreement dated 31 July 2017 between MCO Investments as the borrower and Bondco as the lender;

(b)	the US$500,000,000 loan agreement dated 8 July 2019 between MCO Investments as the borrower and Bondco as the lender;

(c)	the US$600,000,000 loan agreement dated 18 November 2019 between MCO Investments as the borrower and Bondco as the lender; and

(d)	the US$900,000,000 loan agreement dated 18 December 2019 between MCO Investments as the borrower and Bondco as the lender.

“Subordination Deed” means the subordination deed dated on or about the date of this Agreement between Bondco and MCO International Limited as Subordinated Creditors, the Company and MCO Investments as Debtors and the Agent and acceding parties from time to time (as amended, novated, supplemented, extended, replaced or retained (in each case, however fundamentally) from time to time).

“Subsidiary” means in relation to any company or corporation, a company or corporation:

(a)	which is controlled, directly or indirectly, by the first mentioned company or corporation;

(b)	more than half the issued share capital of which is beneficially owned, directly or indirectly by the first mentioned company or corporation; or

(c)	which is a Subsidiary of another Subsidiary of the first mentioned company or corporation,

and for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

“Subsidiary Guarantee” means each of:

(a)

the guarantee dated on or about the date of this Agreement between MCO Investments as guarantor, the Company and the Agent (as amended, novated, supplemented, extended, replaced or retained (in each case, however fundamentally) from time to time) (the “MCO Subsidiary Guarantee”); and

(b)

the guarantee dated on or about the date of this Agreement between Melco Resorts Macau as guarantor, the Company and the Agent (as amended, novated, supplemented, extended, replaced or retained (in each case, however fundamentally) from time to time) (the “MRM Subsidiary Guarantee”).

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Project Osprey (2024) – Amended and Restated Facility Agreement

“Subsidiary Guarantor” means each of (i) Melco Resorts Macau and (ii) MCO Investments.

“Studio City Casino Agreement” means the services and the rights to use agreement dated 11 May 2007 between, amongst others, Melco Resorts Macau and Studio City Entertainment Limited, as amended from time to time.

“T2” means the real time gross settlement system operated by the Eurosystem, or any successor system.

“TARGET Day” means any day on which T2 is open for the settlement of payments in euro.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Term SOFR” means the term SOFR reference rate administered by CME Group Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant period published (before any correction, recalculation or republication by the administrator) by CME Group Benchmark Administration Limited (or any other person which takes over the publication of that rate) (rounded upwards to five decimal places).

“Term SOFR Loan” means any Loan or, if applicable, Unpaid Sum in US dollars.

“Termination Date” means:

(a)	in relation to the Initial Facility, the date falling 84 Months after the date of this Agreement (or, if such date is not a Business Day, the immediately preceding Business Day); and

(b)	in relation to an Incremental Facility, the Incremental Facility Termination Date relating to that Incremental Facility.

“Termination Proceeds” means compensation or other proceeds paid by the Macau SAR in relation to the termination, redemption or rescission of the Concession.

“Third Party Creditor Document” means each of (a) the Subordination Deed and (b) any other document designated as such by the Company and the Agent from time to time.

“Total Commitments” means the aggregate of the Total Initial Facility Commitments and the Total Incremental Facility Commitments, being HKD14,850,000,000 as at the date of this Agreement.

“Total Incremental Facility Commitments” means, at any time, the aggregate of the Incremental Facility Commitments.

“Total Initial Facility Commitments” means the aggregate of the Initial Facility Commitments, being HKD14,850,000,000 as at date of this Agreement.

“Total Leverage” has the meaning given to that term in Clause 23.1 (Financial definitions).

“Transaction Documents” means:

(a)	the Finance Documents;

(b)	the Constitutional Documents of the Company and of each Subsidiary Guarantor; and

(c)	the Excluded Project Operation Agreements (if any).

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Project Osprey (2024) – Amended and Restated Facility Agreement

“Transfer Certificate” means an agreement substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and the Company.

“Transfer Date” means, in relation to an assignment or transfer by a Lender, the later of:

(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate relating to such assignment or transfer; and

(b)	the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate relating to such assignment or transfer.

“Treasury Transactions” means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price.

“Unpaid Sum” means any sum due and payable but unpaid by the Company under the Finance Documents.

“US” and “United States” means the United States of America, its territories, possessions and other areas subject to the jurisdiction of the United States of America.

“US Government Securities Business Day” means any day other than:

(a)	a Saturday or a Sunday; and

(b)

a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

“USD”, “US dollars” or “US$” denotes the lawful currency of the United States.

“Utilisation” means any Loan.

“Utilisation Date” means the date on which a Utilisation is made.

“Utilisation Request” means a notice substantially in the form set out in Schedule 3 (Form of Utilisation Request).

“Voting Participation” means a Participation which includes a transfer of any voting rights, directly or indirectly, under, or in relation to, the Finance Documents.

1.2	Construction

(a)	Unless a contrary indication appears a reference in this Agreement to:

(i)

the “Agent”, an “Arranger”, any “Finance Party”, any “Lender”, any “Obligor”, any “Subsidiary Guarantor” any “Party” or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(ii)	a document in “agreed form” is a document which is in a form previously agreed in writing by or on behalf of the Company and the Agent or, if not so agreed, is in the form specified by the Agent;

(iii)	“assets” includes present and future properties, revenues and rights of every description;

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Project Osprey (2024) – Amended and Restated Facility Agreement

(iv)

a “Finance Document” or a “Transaction Document” or any other agreement or instrument is a reference to that Finance Document or Transaction Document or other agreement or instrument as amended, novated, supplemented, extended, replaced or restated (in each case, however fundamentally);

(v)

“guarantee” means any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(vi)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(vii)

a Lender’s “participation” in a Loan or Unpaid Sum includes an amount (in the currency of such Loan or Unpaid Sum) representing the fraction or portion (attributable to such Lender by virtue of the provisions of this Agreement) of the total amount of such Loan or Unpaid Sum and the Lender’s rights under this Agreement in respect thereof;

(viii)

a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality) of two or more of the foregoing;

(ix)

a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(x)

an “equivalent amount in other currencies”, “equivalent amount in HKD”, “equivalent amount in USD” or “its equivalent” means, in relation to an amount in one currency, that amount converted on any relevant date into the relevant currency, HKD or USD (as the case may be) at the Agent’s Spot Rate of Exchange on that date;

(i)	a “group of Lenders” includes all the Lenders;

(xi)	a provision of law is a reference to that provision as amended or re-enacted from time to time; and

(xii)	a time of day is a reference to Hong Kong SAR time.

(b)	References in this Agreement to “the date hereof”, “the date of this Agreement”, and any other like expressions shall mean 29 April 2020.

(c)

Any reference to the Agent “acting reasonably” shall, to the extent that the Agent seeks instructions from the Lenders or all the Lenders in respect of any matter, be construed so as to require the Lenders or all the Lenders to act reasonably in respect of that matter.

(d)	Section, Clause and Schedule headings are for ease of reference only.

(e)

Unless a contrary indication appears, (i) a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement; and (ii) the word “including” shall be construed as “including without limitation” (and cognate expressions shall be construed similarly).

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(f)

The determination of the extent to which a rate is “for a period equal in length” to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.

(g)

A Default (other than an Event of Default) is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been waived, save that, in respect of an Event of Default under Clause 25.1 (Non-payment) which occurs as a result of a Lender of a maturing Initial Facility Loan or Incremental Revolving Credit Facility Loan not making an equivalent Rollover Loan available on a proposed Utilisation Date pursuant to the operation of Clause 4.2 (Further conditions precedent), such Event of Default is “continuing” if it has not been waived or remedied by that Lender being repaid such Initial Facility Loan or Incremental Revolving Credit Facility Loan in full (together with all accrued interest and other amounts payable to that Lender pursuant to the Finance Documents) by the Company by the date falling no later than three (3) Business Days from that proposed Utilisation Date.

(h)

A Lender shall only have rights in respect of any provisions of Clause 21.22 (Sanctions) and Clause 24.8 (Sanctions) if and to the extent such provision does not result in a violation of (if applicable to that Lender) the Council Regulation (EC) No. 2271/96 of 22 November 1996 as amended by Commission Delegated Regulation (EU) 2018/1100 of 6 June 2018, section 7 of the German Foreign Trade Ordinance (Außenwirtschaftsverordnung - AWV) or any other applicable anti-boycott or similar laws or regulations which is applicable to such Lender.

(i)	A reference in this Agreement to a page or screen of an information service displaying a rate shall include:

(i)	any replacement page of that information service which displays that rate; and

(ii)	the appropriate page of such other information service which displays that rate from time to time in place of that information service,

and, if such page or service ceases to be available, shall include any other page or service displaying that rate specified by the Agent after consultation with the Company.

1.3	Third Party Rights

(a)

Unless expressly provided to the contrary in a Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or enjoy the benefit of any term of any Finance Document.

(b)	Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary any Finance Document at any time.

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Section 2

The Facilities

2.	The Facilities

2.1	The Initial Facility

Subject to the terms of this Agreement, the Lenders make available to the Company a multicurrency revolving credit facility in an aggregate amount the Base Currency Amount of which is equal to the Total Initial Facility Commitments.

2.2	Incremental Facilities

Subject to the terms of this Agreement, the Lenders make available to the Company each Incremental Facility established pursuant to Clause 7 (Incremental Facilities).

2.3	Finance Parties’ rights and obligations

(a)

The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)

The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from the Company shall be a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Loan or any other amount owed by the Company which relates to a Finance Party’s participation in a Facility or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by the Company.

(c)	A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.

3.	Purpose

3.1	Purpose

(a)	Subject to paragraph (c) below, the Company shall apply all amounts borrowed by it under the Initial Facility towards:

(i)	refinancing (in whole or in part) the existing Financial Indebtedness of the Group (including but not limited to the Existing OpCo Facilities);

(ii)	financing the payment of agreed fees, costs and other expenses associated with the Facility; and/or

(iii)	the general corporate and working capital purposes of the Melco Group.

(b)

Subject to paragraph (c) below, the Company shall apply all amounts borrowed by it under an Incremental Facility towards the purpose(s) specified in the Incremental Facility Notice relating to such Incremental Facility.

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(c)

The Company shall not apply any proceeds of any Loan towards any purposes connected with the operation of casino games of chance or other forms of gaming (including, without limitation, financing the acquisition, maintenance or repair of equipment and utensils used in the operation of casino games of chance or other forms of gaming or fitting out any casino).

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.	Conditions of utilisation

4.1	Initial conditions precedent

(a)

The Company may not deliver a Utilisation Request unless and until the Agent has received (or the Arrangers or the Agent has waived the requirement to receive) all of the documents and other evidence listed in Schedule 2 (Conditions precedent) in form and substance satisfactory to the Arrangers (acting reasonably) (except where such documents and other evidence are stated to be for information purposes only in which case such documents and other evidence shall be satisfied upon receipt without the Arrangers making any determination or otherwise being satisfied as to form or substance) (the “Condition”). The Arrangers shall notify the Agent, the Company and the Lenders promptly upon being so satisfied. Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) in relation to any Utilisation if the Condition has been satisfied on or before 11.00 a.m. on the date falling three (3) Business Days prior to the Initial Utilisation Date (or by such later date as the Agent may agree).

(b)

Other than to the extent that the Majority Lenders notify the Arrangers in writing to the contrary before the Arrangers give the notification described in paragraph (a) above, the Lenders authorise (but do not require) the Arrangers to give that notification. None of the Arrangers, nor the Coordinators nor the Agent shall be liable for any damages, costs or losses whatsoever as a result of the Arrangers giving any such notification.

(c)

The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) in relation to any Incremental Facility Loan if on or before the Utilisation Date for that Loan, the Agent has received all of the documents and other evidence specified as initial conditions precedent in the Incremental Facility Notice relating to the relevant Incremental Facility (if any) in form and substance satisfactory to the Agent. The Agent shall notify the Company and the Lenders promptly upon being so satisfied.

(d)

Other than to the extent that the Majority Facility Lenders under the relevant Incremental Facility notify the Agent in writing to the contrary before the Agent gives a notification described in paragraph (c) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.2	Further conditions precedent

Subject to Clause 4.1 (Initial conditions precedent), the Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) in relation to a Utilisation if:

(a)	on the date of the Utilisation Request and on the proposed Utilisation Date relating to that Utilisation:

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Project Osprey (2024) – Amended and Restated Facility Agreement

(i)

in the case of a Rollover Loan, no Event of Default has occurred and is continuing or would result from the proposed Utilisation and, in the case of any other Utilisation, no Default has occurred and is continuing or would result from the proposed Utilisation; and

(ii)	all the Repeating Representations are true and correct in all respects; and

(b)	in relation to a Loan made or to be made under the Initial Facility on or after the establishment of the Initial Incremental Facility:

(i)

when the total outstanding principal amount under the Facilities prior to the date of the Utilisation Request and/or the proposed Utilisation Date relating to that Utilisation is more than HKD14,850,000,000 (or its equivalent); or

(ii)	which would result in the total outstanding principal amount under the Facilities being more than HKD14,850,000,000 (or its equivalent),

in each case, the Agent has received a certificate from the Company (to the satisfaction of the Majority Lenders, acting reasonably) on the proposed Utilisation Date of the Initial Incremental Facility confirming that the Utilisation of the Initial Incremental Facility will not result in the Senior Leverage, Total Leverage and Interest Cover for the Most Recent Relevant Period (ending immediately prior to the relevant proposed Utilisation Date of the Initial Incremental Facility), in each case determined on a pro forma basis giving effect to the relevant proposed Utilisation of the Initial Incremental Facility, exceeding (or in the case of Interest Cover, becoming less than) the applicable ratio set forth opposite the Test Date for that Most Recent Relevant Period in Clause 23 (Financial covenants), setting out (in reasonable detail) computations of such compliance and signed by an Authorised Representative.

4.3	Conditions relating to Optional Currencies

(a)	A currency will constitute an Optional Currency in relation to a Utilisation if:

(i)

it is readily available in the amount required and freely convertible into the Base Currency in the wholesale market for that currency on the Quotation Date and the Utilisation Date for that Utilisation; and

(ii)	(A) it is US dollars; or

(B)

it is any other currency which has been approved by the Agent (acting on the instructions of all Lenders in the relevant Facility) on or prior to receipt by the Agent of the relevant Utilisation Request for that Utilisation.

(b)

If the Agent has received a written request from the Company for a currency to be approved under paragraph (a)(ii)(B) above, the Agent will confirm to the Company within five (5) Business Days of receipt of the relevant written request from the Company:

(i)	whether or not the relevant Lenders have granted their approval; and

(ii)	if approval has been granted, the minimum amount for any subsequent Utilisation in that currency.

4.4	Maximum number of Utilisations

(a)	The Company may not deliver a Utilisation Request if as a result of the proposed Utilisation:

(i)	more than 20 Initial Facility Loans would be outstanding; or

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Project Osprey (2024) – Amended and Restated Facility Agreement

(ii)	in relation to any Loan to be made under an Incremental Facility, any agreed limit on the number of Loans relating to that Facility would be breached.

(b)	Any Loan made by a single Lender under Clause 6.2 (Unavailability of a currency) shall not be taken into account in this Clause 4.4.

(c)	No Separate Loan or Extended Loan shall be taken into account in this Clause 4.4.

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Project Osprey (2024) – Amended and Restated Facility Agreement

Section 3

Utilisation

5.	Utilisation

5.1	Delivery of a Utilisation Request

The Company may utilise a Facility by delivery to the Agent of a duly completed Utilisation Request signed by an authorised signatory of the Company, not later than 11.00 a.m. on the third Business Day prior to the proposed Utilisation Date (or such later time as the Agent may agree).

5.2	Completion of a Utilisation Request

(a)	Each Utilisation Request for a Loan is irrevocable and will not be regarded as having been duly completed unless:

(i)	it identifies the Facility to be utilised;

(ii)	the proposed Utilisation Date is a Business Day within the Availability Period applicable to that Facility;

(iii)	the currency and amount of the Utilisation comply with Clauses 5.3 (Currency and amount) and 5.5 (Special limit on Utilisations);

(iv)	the proposed Interest Period complies with Clause 13 (Interest Periods); and

(v)	(other than in the case of any Rollover Loan) it specifies the account(s) and bank(s) to which the proceeds of that Loan are to be credited.

(b)	Only one Utilisation may be requested in each Utilisation Request.

5.3	Currency and amount

(a)	The currency specified in a Utilisation Request in relation to the Initial Facility must be the Base Currency or an Optional Currency.

(b)

The currency specified in a Utilisation Request in relation to an Incremental Facility must be the Base Currency (or, if agreed between the Company and all of the Lenders under that Incremental Facility, whether in the applicable Incremental Facility Notice or other Incremental Facility Document applicable to that Incremental Facility, any Optional Currency so agreed).

(c)	Subject to Clause 5.5 (Special limit on Utilisations), the amount of the proposed Utilisation in respect of the Initial Facility must be:

(i)	if the currency selected is the Base Currency, a minimum of HKD40,000,000 or, if less, the Available Facility applicable to that Facility;

(ii)	if the currency selected is US dollars, a minimum of USD5,000,000 or, if less, the Available Facility applicable to that Facility; and

(iii)

if the currency selected is an Optional Currency other than US dollars, the minimum amount specified by the Agent pursuant to paragraph (b)(ii) of Clause 4.3 (Conditions relating to Optional Currencies) or, if less, the Available Facility applicable to that Facility.

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Project Osprey (2024) – Amended and Restated Facility Agreement

(d)

The amount of any minimum proposed Utilisation in relation to an Incremental Facility shall be agreed between the Company and the Lenders under that Incremental Facility in the Incremental Facility Notice or Incremental Facility Document applicable to that Incremental Facility.

5.4	Lenders’ participation

(a)

Subject to Clause 8 (Repayment of Initial Facility), if the conditions set out in this Agreement have been met, each Lender shall make its participation in each Loan available by the Utilisation Date for such Loan through its Facility Office.

(b)

The amount of each Lender’s participation in each Loan under a Facility will be equal to the proportion of that Loan borne by its Available Commitment (in respect of such Facility) to the Available Facility (in respect of such Facility) immediately prior to the making of that Loan.

(c)

The Agent shall determine the Base Currency Amount of each Loan which is to be made in an Optional Currency and notify each Lender of the amount, currency and the Base Currency Amount of each Loan, the amount of its participation in that Loan and, if different, the amount of that participation to be made available by 2.00 p.m. on the third Business Day prior to the proposed Utilisation Date.

5.5	Special limit on Utilisations

Unless and until the Agent has received (or, acting on the instructions of all the Lenders under the Initial Facility, has waived the requirement to receive) evidence in form and substance satisfactory to it that the Existing OpCo Facilities have been fully repaid and/or prepaid and permanently cancelled (save as otherwise specified in the Existing OpCo Facility Continuing Lender Waiver) and no amount in respect of any Existing OpCo Loan remains outstanding (save as otherwise specified in the Existing OpCo Facility Continuing Lender Waiver and provided that a written confirmation from the Existing OpCo Facility Agent to this effect (absent manifest error) shall be conclusive evidence of such repayment, prepayment and/or cancellation), the amount of any proposed Utilisation in respect of the Initial Facility must not be an amount that would result in the aggregate principal amount of outstanding Initial Facility Loans exceeding HKD2,730,000,000 (or its equivalent in other currencies).

5.6	Cancellation of Commitments

Upon the expiry of the Availability Period relating to a Facility, the Commitment of each Lender in respect of that Facility shall be reduced by the amount of its Available Commitment in respect of that Facility, and then such Available Commitment (in respect of that Facility) shall be immediately reduced to zero.

6.	Optional Currencies

6.1	Selection of currency

(a)	The Company shall select the currency of a Utilisation in a Utilisation Request.

(b)

The Company may agree with the Agent and all of the Original Incremental Facility Lenders under an Incremental Facility any provisions in relation to the selection of currencies in relation to that Incremental Facility in any Incremental Facility Notice or other Incremental Facility Document applicable to that Incremental Facility.

6.2	Unavailability of a currency

If before 10:00 a.m. on any Quotation Date:

(a)	a Lender notifies the Agent that the Optional Currency requested is not readily available to it in the amount required; or

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Project Osprey (2024) – Amended and Restated Facility Agreement

(b)	a Lender notifies the Agent that compliance with its obligation to participate in a Loan in the proposed Optional Currency would contravene a law or regulation applicable to it,

the Agent shall give notice to the Company to that effect by 12:00 p.m. on that day. In this event, any Lender that gives notice pursuant to this Clause 6.2 will be required to participate in the Loan in the Base Currency (in an amount equal to that Lender’s proportion of the Base Currency Amount, or in respect of a Rollover Loan, an amount equal to that Lender’s proportion of the Base Currency Amount of the Rollover Loan that is due to be made) and its participation will be treated as a separate Loan denominated in the Base Currency.

6.3	Agent’s calculations

Each Lender’s participation in a Loan will be determined in accordance with paragraph (b) of Clause 5.4 (Lenders’ participation).

7.	Incremental Facilities

7.1	Type of Facility

An Incremental Facility may be by way of:

(a)	a term loan facility (each such term loan facility, an “Incremental Term Loan Facility”);

(b)	a revolving credit facility (each such revolving credit facility, an “Incremental Revolving Credit Facility”); or

(c)	an increase in the Commitments under an existing Facility (each such increase, an “Incremental Facility Increase”).

7.2	Availability and establishment of Incremental Facilities

(a)

If the Company and one or more Lenders or other entities (being such other banks, financial institutions, trusts, funds or other entities which are regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets and which are not Lenders, the “Non-Lenders”) agree, except as otherwise provided in this Agreement, such Lenders and Non-Lenders may make available Commitments in respect of Incremental Facilities in an aggregate amount not exceeding HKD7,750,000,000 (the “Incremental Facility Limit”).

(b)

The Company may request the establishment of an Incremental Facility by delivering to the Agent a valid and duly completed notice substantially in the form set out in Schedule 8 (Form of Incremental Facility Notice) (an “Incremental Facility Notice”) prior to the Termination Date in respect of the Initial Facility requesting that such Lenders and Non-Lenders make available an Incremental Facility.

(c)	Each Incremental Facility Notice shall not be duly completed unless it (save where not necessary in the case of an Incremental Facility Increase):

(i)

sets out the termination date and any repayment schedule, amount (the “Requested Facility Amount”), availability period, interest rate and (if applicable) margin and commitment fees (if any) of or with respect to the Incremental Facility that is the subject of such Incremental Facility Notice (the “Relevant Incremental Facility”);

(ii)	specifies the borrower of the Relevant Incremental Facility, which shall be the Company;

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Project Osprey (2024) – Amended and Restated Facility Agreement

(iii)	specifies whether the Relevant Incremental Facility will be an Incremental Term Loan Facility, Incremental Revolving Credit Facility or Incremental Facility Increase;

(iv)

specifies the currency in which the Commitments for the Relevant Incremental Facility will be denominated (which shall be limited to the Base Currency) and the currency or currencies in which the Relevant Incremental Facility may be utilised (which shall be limited to the Base Currency and any Optional Currency);

(v)	specifies the purpose for which the proceeds of the Relevant Incremental Facility may be used (which shall not conflict with paragraph (c) of Clause 3.1 (Purpose));

(vi)	specifies the maximum number of Loans that may be outstanding under the Relevant Incremental Facility at any time;

(vii)	specifies any other relevant terms relating to the Relevant Incremental Facility;

(viii)

(if the Company so chooses, at its discretion, to invite any Lender to participate in the Relevant Incremental Facility) invites each Lender to participate in the Relevant Incremental Facility in an amount up to that Lender’s Pro Rata Share (for such purposes, “Pro Rata Share” means, in relation to a Lender, the percentage of the aggregate amount of the Relevant Incremental Facility that such Lender’s existing Commitments (in aggregate across the Facilities) bear to the existing Total Commitments on the date of the Incremental Facility Notice);

(ix)

confirms that the Repeating Representations are true and accurate in all material (or, to the extent that the Repeating Representation is subject to any materiality qualifier, all) respects as at the date of the Incremental Facility Notice;

(x)	confirms that no Event of Default is continuing at the time of, or would arise as a result of, the establishment and utilisation of the Relevant Incremental Facility; and

(xi)	is signed by the Company.

(d)

Upon receipt of an Incremental Facility Notice, the Agent shall promptly and in any case within three (3) Business Days forward that Incremental Facility Notice to all Lenders and each Lender (if applicable) shall have ten (10) Business Days (or such longer time as the Agent and the Company may agree) from the date of the Incremental Facility Notice to accept any invitation made by the Company as contemplated by paragraph (c)(viii) above (the “Lender Invitation Period”). Following the expiry of the Lender Invitation Period, any Lender that has not responded to the Company in relation to the Incremental Facility Notice (or has declined the invitation to participate) shall not participate in the Relevant Incremental Facility (other than as a result of an assignment or transfer in accordance with Clause 26 (Changes to the Lenders)).

(e)	No Lender shall be obliged to participate in any Incremental Facility.

(f)

The Company shall be permitted to invite Non-Lenders to provide commitments for and to become Lenders under the Relevant Incremental Facility (and each such entity that agrees to provide a commitment in relation to a Relevant Incremental Facility will be an “Additional Lender”) subject to paragraphs (g) and (h) below, provided that if the Company has invited Lenders to provide any commitments in the Relevant Incremental Facility, its invitation to Non-Lenders shall not prejudice the right of Lenders to participate in an amount up to its Pro Rata Share.

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Project Osprey (2024) – Amended and Restated Facility Agreement

(g)

If sufficient Lenders and Additional Lenders have provided acceptances to the Company to make available commitments (of an aggregate amount not less than the Requested Facility Amount, or, subject to paragraph (a) above, such other amount agreed between the Company, the Lenders and the Additional Lenders) in respect of the Relevant Incremental Facility, the Company shall notify the Agent and each Subsidiary Guarantor of:

(i)

the aggregate amount of the commitments that have been agreed to be made available by the Lenders and/or Additional Lenders in respect of the Relevant Incremental Facility (such commitments in relation to an Incremental Term Loan Facility being “Incremental Term Loan Facility Commitments”, such commitments in relation to an Incremental Revolving Credit Facility being “Incremental Revolving Credit Facility Commitments” and such commitments in relation to an Incremental Facility Increase being “Incremental Facility Increase Commitments”); and

(ii)	the identity and notice details of the Lenders and Additional Lenders (the “Original Incremental Facility Lenders”) that have agreed to provide the Relevant Incremental Facility,

and the Agent shall promptly notify all of the Lenders and such Additional Lenders of the same.

(h)

Each Additional Lender which has been selected by the Company to be an Original Incremental Facility Lender may accede to this Agreement as a Lender by duly completing and signing an Incremental Lender Accession Deed prior to making available its Incremental Facility Commitments and the Agent shall only be obliged to execute the relevant Incremental Lender Accession Deed delivered to it by an Additional Lender once it is satisfied that it has complied with all necessary “know-your-customer” checks or other similar checks under all applicable laws and regulations in relation to such Additional Lender and at any time thereafter such Additional Lender shall be treated as a Lender for the purposes of this Agreement. Each Party irrevocably authorises and instructs the Agent to execute any Incremental Lender Accession Deed on its behalf. By executing an Incremental Lender Accession Deed, the Additional Lender agrees to become a Lender and a Party to this Agreement. On the date that the Agent executes an Incremental Lender Accession Deed, the relevant Additional Lender, each Finance Party and the Company shall assume obligations towards one another and acquire rights against one another as that Additional Lender, the Finance Parties and the Company would have acquired and assumed had that Additional Lender been an Original Lender with the rights and obligations acquired or assumed by it as a result of its accession and the relevant Additional Lender shall become a Party as a Lender. Clause 26.4 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 7 in relation to an Additional Lender as if references in that Clause to:

(i)	an “Existing Lender” were references to all the Lenders immediately prior to the relevant increase;

(ii)	the “New Lender” were references to that Additional Lender; and

(iii)	a “re-transfer” and “re-assignment” were references to, respectively, a “transfer” and “assignment”.

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Project Osprey (2024) – Amended and Restated Facility Agreement

(i)	The making available of any Incremental Facility will not require the consent of any Lender other than the Original Incremental Facility Lenders that are participating in such Incremental Facility.

(j)	An Incremental Facility shall not be established under this Clause 7 and made available unless:

(i)	the Agent and each Subsidiary Guarantor has received a notice in respect of that Incremental Facility from the Company pursuant to paragraph (g) above;

(ii)	the Agent has executed an Incremental Lender Accession Deed respect of each Additional Lender in respect of that Incremental Facility;

(iii)	the terms of that Incremental Facility do not conflict with Clause 7.3 (Terms of Incremental Facilities);

(iv)

the aggregate of (I) the principal amount of such Incremental Facility and (II) the principal amounts of such other Incremental Facilities established from time to time (and without regard to any cancellations of any Incremental Facility Commitments) under this Clause 7.2 does not exceed the Incremental Facility Limit;

(v)	the Agent has received:

(A)	a certificate from the Company confirming that:

(1)

other than in relation to the establishment of the Initial Incremental Facility, (to the satisfaction of the Majority Lenders, acting reasonably) Senior Leverage, Total Leverage and Interest Cover for the Most Recent Relevant Period (in respect of the anticipated Incremental Facility Establishment Date), in each case determined on a pro forma basis giving effect to the incurrence and utilisation of the Initial Facility and such Incremental Facility in full, would not exceed (or in the case of Interest Cover, would not be less than) the applicable ratio set forth opposite the Test Date for that Most Recent Relevant Period in Clause 23 (Financial covenants), setting out (in reasonable detail) computations of such compliance and signed by and Authorised Representative; and

(2)

all fees (including without limitation any upfront or arrangement fees), costs and expenses due to the Original Incremental Facility Lenders in connection with the relevant Incremental Facility have been or will be paid;

(B)

written authorisation from each Original Incremental Facility Lender confirming (x) the Commitments it agrees to provide under the Incremental Facility on the terms of the applicable Incremental Facility Notice and this Agreement, (y) that it is not a member of the Group or a Sponsor Affiliate and (z) that the Agent may establish the relevant Incremental Facility and its Commitments under that Incremental Facility on its behalf;

(C)

such customary legal opinions (at the cost of the Company) in form and substance satisfactory to the Agent (acting reasonably on the instructions of the Majority Lenders) and any documents required in connection therewith;

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Project Osprey (2024) – Amended and Restated Facility Agreement

(D)

(at the cost of the Company) all agreements, deeds, acknowledgements, confirmations, amendments or other instruments required for the maintenance of the guarantees provided by Melco Resorts Macau, in each case in connection with the relevant Incremental Facility and in form and substance satisfactory to the Agent (acting reasonably);

(E)

(x) evidence in form and substance satisfactory to the Agent (acting reasonably) that any Authorisation required from a Governmental Authority (including of the government of Macau SAR) for the purposes of incurring Financial Indebtedness under an Incremental Facility or the extension of any Subsidiary Guarantee in connection with such Financial Indebtedness has been obtained or (y) advice from Macanese counsel that no such Authorisations are required from any Governmental Authority;

(vi)	the specified maximum number of Loans that may be outstanding under the Relevant Incremental Facility at any time is acceptable to the Agent (acting reasonably); and

(vii)	no Event of Default is continuing at the time of, or would arise as a result of, the establishment and utilisation of the Relevant Incremental Facility.

(k)

Subject to the conditions of this Clause 7.2 being met in respect of an Incremental Facility, the Agent shall (at the cost of the Company) establish that Incremental Facility and the Commitments of each Original Incremental Facility Lender in respect of that Incremental Facility by way of written notice to the Company, which Incremental Facility and Commitments shall commence on the Agent’s receipt of the Company’s written countersignature to such notice (the date of such receipt by the Agent, the “Incremental Facility Establishment Date” in respect of that Incremental Facility). Each Original Incremental Facility Lender in respect of an Incremental Facility shall make available its Commitments under the Incremental Facility on and from the Incremental Facility Establishment Date for that Incremental Facility on the terms of this Agreement and any Incremental Facility Document relating to that Incremental Facility. The Commitments of the other Lenders shall continue in full force and effect.

7.3	Terms of Incremental Facilities

(a)	Except as provided below, the terms of any Incremental Facility will be those agreed by the Original Incremental Facility Lenders and the Company.

(b)	Any Incremental Term Loan Facility:

(i)	shall have Incremental Term Loan Facility Commitments of a minimum Base Currency Amount of HKD1,000,000 and an integral multiple of HKD1,000,000;

(ii)	may not have a Termination Date that is earlier than the Termination Date in relation to the Initial Facility;

(iii)	if amortising, the weighted average life of such Incremental Term Loan Facility may not be shorter than the remaining period to the Termination Date in relation to the Initial Facility;

(iv)	shall rank pari passu in right and priority of payment with the Initial Facility;

(v)	shall not have the benefit of any guarantee or Security which is not extended rateably and equally to the Lenders under the Initial Facility;

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(vi)

shall not contain more onerous financial or other undertakings, representations, events of default and terms of mandatory prepayment than those applicable to the Initial Facility, provided that this shall not restrict any additional availability conditions being imposed under the relevant Incremental Facility; and

(vii)

(in case of any Incremental Term Loan Facility established on or before the date falling 12 Months after the date of this Agreement) shall not have a Yield higher than the Yield then applicable to the Initial Facility, unless the Margin applicable to the Initial Facility (at each ratchet level) is adjusted (or the Company agrees to pay such other amounts and at such other times agreeable to all of the Initial Facility Lenders, acting reasonably) by an amount to remove any difference between such Yields (a “Margin Increase”), except (A) with the consent of all the Lenders under the Initial Facility (B) (in the case of paragraphs (v) to (vii) above) where the additional benefit of such term is also extended to the Initial Facility Lenders and the Agent is hereby authorised by the Lenders to execute such documents the Agent reasonably considers necessary or appropriate to effect such amendments to extend the benefit of such terms to such Lenders.

(c)	Any Incremental Revolving Credit Facility:

(i)	shall have Incremental Revolving Credit Facility Commitments of a minimum Base Currency Amount of HKD1,000,000 and an integral multiple of HKD1,000,000;

(ii)	may not have a Termination Date that is earlier than the Termination Date in relation to the Initial Facility;

(iii)	shall rank pari passu in right and priority of payment with the Initial Facility;

(iv)	shall not have the benefit of any guarantee or Security which is not extended rateably and equally to the Lenders under the Initial Facility;

(v)

shall not contain more onerous financial or other undertakings, representations, events of default and terms of mandatory prepayment than those applicable to the Initial Facility, provided that this shall not restrict any additional availability conditions being imposed under the relevant Incremental Facility;

(vi)

(in case of any Incremental Revolving Credit Facility established on or before the date falling 12 Months after the date of this Agreement) shall not have a Yield higher than the Yield then applicable to the Initial Facility, unless the Margin applicable to the Initial Facility (at each ratchet level) is adjusted (or the Company agrees to pay such other amounts and at such other times agreeable to all of the Initial Facility Lenders, acting reasonably) by an amount to remove any difference between such Yields (a “Margin Increase”); and

(vii)

may provide for fees applicable to such Incremental Revolving Credit Facility as agreed by the Company and the relevant Lenders thereunder, provided that if the percentage that such fees represent as a proportion of the relevant Incremental Revolving Credit Facility exceeds the percentage used to calculate the corresponding fees payable to the Lenders in respect of the Initial Facility (such excess being the “Applicable Rate”), the Company shall prior to the establishment of such Incremental Revolving Credit Facility agree to pay to the Agent for the account of the Lenders under the Initial Facility on a pro rata basis, amounts from time to time (as applicable) equal to the Applicable Rate of the Initial Facility Commitments (provided that such fees shall exclude arrangement fees, structuring fees or underwriting or similar fees paid to arrangers for such Incremental Revolving Credit Facility Commitments that are not generally shared with the relevant Lenders and any customary consent fees paid generally to consenting Original Incremental Facility Lenders),

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except (A) with the consent of all the Lenders under the Initial Facility or (B) (in the case of paragraph (iii) to (vii) above), where the additional benefit of such term is also extended to the Lenders under the Initial Facility and the Agent is hereby authorised by the Lenders and to execute such documents the Agent reasonably considers necessary to effect such amendments to extend the benefit of such terms to such Lenders.

7.4	General

(a)

The Agent may but is not obliged to, for and on behalf of the Finance Parties, together with the Guarantors’ Agent, effect such amendments to this Agreement and the other Finance Documents as may be necessary or appropriate, in the reasonable opinion of the Agent, to give effect to the provisions of this Clause 7. Without prejudice to the foregoing, the Agent shall promptly upon the request of the Company enter into any amendment to any Finance Document to give effect to any Margin Increase (without any need for any further consent or instruction from any Finance Party).

(b)

Each Finance Party agrees and empowers the Agent to (and the Company shall promptly upon request by the Agent (acting reasonably)) execute (and procure that each Subsidiary Guarantor executes) any amendments to the Finance Documents as may be required or appropriate in order to ensure that any Incremental Facility Loans rank pari passu with the Initial Facility and that each Subsidiary Guarantee extends to the Incremental Facilities.

(c)

The Agent is authorised by the Group to disclose the terms of any Incremental Facility Notice to any of the other Finance Parties and, upon request by the other Finance Parties, will promptly disclose such terms to the other Finance Parties.

(d)	The provisions of this Agreement will apply to each Incremental Facility and the Incremental Facility Commitments.

(e)

Any Incremental Facility Notice containing conditions precedent or conditions subsequent in relation to the relevant Incremental Facility or any covenants relating to the purpose of such relevant Incremental Facility shall not, solely by virtue of such terms and conditions, be treated as not being substantially in the form set out in Schedule 8 (Form of Incremental Facility Notice) and any amendment or waiver of such terms shall require the consent of the requisite Lenders as specified in the relevant Incremental Facility Notice only.

(a)

For the purposes of this Clause 7, “Yield” means, in relation to any Incremental Facility, the yield thereof, whether in the form of margin (including at each level in any margin ratchet grid), interest rate (excluding any component of an interest rate based on an interbank offer rate or, but, in the case of any Incremental Facility the rate of interest of which is not based on an interbank offer rate plus a margin, such rate of interest as reduced by an equivalent measure for an interbank offer rate as if one had applied (such reduction to be determined by the Company, acting reasonably), but in each case treating any interbank offer rate floor (or equivalent) as margin), original issue discount, upfront fees or otherwise, provided that (A) for the purposes of the calculation of Yield, any original issue discount or upfront fees shall be equated to interest rate on an assumed three year average life to maturity (with no present value discount), and (B) “Yield” shall not include arrangement fees, structuring fees or underwriting or similar fees paid to arrangers for such Incremental Facility Commitments that are not generally shared with the relevant Lenders and shall not include customary consent fees paid generally to consenting Original Incremental Facility Lenders.

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7.5	Repayment of Incremental Facility

If an Incremental Facility expires in accordance with its terms the Incremental Facility Commitments of the Lenders in respect of that Incremental Facility shall be reduced to zero.

7.6	Amendments and waivers – Incremental Facilities

No amendment or waiver of a term of any Incremental Facility (other than an Incremental Facility Increase) shall require the consent of any Finance Party other than the Lenders in respect of that Incremental Facility, provided that:

(a)	any amendment or waiver of this Clause 7; or

(b)

any amendment or waiver of a term of any Incremental Facility which would (had such relevant term after giving effect to such amendment or waiver constituted a term of such Incremental Facility at the time it was made available pursuant to this Clause 7) be a breach of or conflict with this Clause 7, shall be subject to paragraph (a)(xii) of Clause 38.2 (Exceptions).

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Section 4

Repayment, prepayment and cancellation

8.	Repayment

8.1	Initial Facility

(a)	Subject to paragraph (c) below, the Company shall repay each Initial Facility Loan in full on the last day of its Interest Period.

(b)	Without prejudice to the Company’s obligations under paragraph (a) above, if:

(i)	one or more Initial Facility Loans are to be made available to the Company (each a “New Loan”):

(A)	on the same day that a maturing Initial Facility Loan is due to be repaid by the Company;

(B)	in the same currency as the maturing Initial Facility Loan (unless it arose as a result of the operation of Clause 6.2 (Unavailability of a currency)); and

(C)	in whole or in part for the purpose of refinancing that maturing Initial Facility Loan (as specified in the Utilisation Request for such New Loan); and

(ii)

the proportion borne by each Lender’s participation in that maturing Initial Facility Loan to the aggregate amount of that maturing Initial Facility Loan is the same as the proportion borne by the Lender’s aggregate participation in such New Loans to the aggregate amount of those New Loans, the aggregate amount of such New Loans shall, unless the Company notifies the Agent to the contrary in the Utilisation Request(s) for such New Loans, be treated as if applied in or towards repayment of that maturing Initial Facility Loan so that:

(1)	if the amount of the maturing Initial Facility Loan exceeds the aggregate amount of such New Loans:

(I)	the Company will only be required to make a payment under Clause 32.1 (Payments to the Agent) in respect of the repayment of that maturing Initial Facility Loan in an amount equal to that excess; and

(II)

each Lender’s participation (if any) in such New Loans shall be treated as having been made available and applied by the Company in or towards repayment of that Lender’s participation (if any) in the maturing Initial Facility Loan and that Lender will not be required to make a payment under Clause 32.1 (Payments to the Agent) in respect of its participation in such New Loans; and

(2)	if the amount of the maturing Initial Facility Loan is equal to or less than the aggregate amount of such New Loans:

(I)	the Company will not be required to make a payment under Clause 32.1 (Payments to the Agent) in respect of the repayment of that maturing Initial Facility Loan; and

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(II)

each Lender will be required to make a payment under Clause 32.1 (Payments to the Agent) in respect of its participation in such New Loans only to the extent that its participation (if any) in such New Loans exceeds that Lender’s participation (if any) in the maturing Initial Facility Loan and the remainder of that Lender’s participation in the New Loans shall be treated as having been made available and applied by the Company in or towards repayment of that Lender’s participation in the maturing Initial Facility Loan.

(c)

At any time when a Lender becomes a Defaulting Lender, the maturity date of each of the participations of that Lender in each Initial Facility Loan then outstanding will be automatically extended to the Termination Date applicable to the Initial Facility and will be treated as a separate Initial Facility Loan (each a “Separate Loan”) and denominated in the currency in which such participations are outstanding.

(d)

If the Company makes a prepayment of an Initial Facility Loan pursuant to Clause 9.3 (Voluntary prepayment), the Company may prepay any Separate Loan(s) by giving not less than three (3) Business Days’ prior written notice (or such shorter period as the applicable Majority Facility Lenders may agree) to the Agent. The Agent will forward a copy of a prepayment notice received in accordance with this paragraph (d) to the Defaulting Lender concerned as soon as practicable on receipt.

(e)

Interest in respect of a Separate Loan will accrue for successive Interest Periods selected by the Company by the time and date specified by the Agent (acting reasonably) and will be payable by the Company to the Agent (for the account of that Defaulting Lender) on the last day of each Interest Period of that Separate Loan.

(f)

The terms of this Agreement relating to Initial Facility Loans generally shall continue to apply to Separate Loans other than to the extent inconsistent with paragraphs (c) to (e) above, in which case those paragraphs shall prevail in respect of any Separate Loan. For the avoidance of doubt, each Separate Loan shall be subject to the provisions of Clause 25.15 (Acceleration).

8.2	Repayment of Incremental Facilities

(a)	The Company shall repay each Incremental Facility Loan in respect of an Incremental Facility in accordance with the terms of the Incremental Facility Notice relating to such Incremental Facility.

(b)

Notwithstanding the terms of the Incremental Facility Notice relating to an Incremental Facility, the Company shall repay the aggregate Incremental Facility Loans in respect of an Incremental Facility then outstanding in full on the Termination Date relating to that Incremental Facility.

9.	Illegality, voluntary prepayment and cancellation

9.1	Illegality

If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in any Utilisation:

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(a)	that Lender shall promptly notify the Agent upon becoming aware of that event and the Agent shall thereafter notify the Company as soon as reasonably practicable;

(b)

upon the Agent notifying the Company, the Available Commitments of that Lender will be immediately cancelled and reduced to zero (and the Commitment of that Lender in respect of each Facility shall be reduced by the amount of such reduction in that Lender’s Available Commitment in respect of that Facility accordingly); and

(c)

the Company shall repay that Lender’s participation in the Utilisations on the last day of the Interest Period for each Utilisation occurring after the Agent has notified the Company or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law) (which may not be reborrowed).

9.2	Voluntary cancellation

The Company may, if it gives the Agent not less than three (3) Business Days’ (or such shorter period as the applicable Majority Facility Lenders may agree) prior written notice, cancel the whole or any part (if in part, being a minimum Base Currency Amount of HKD10,000,000 and an integral multiple of HKD10,000,000) of an Available Facility. Any cancellation under this Clause 9.2 shall reduce the Commitments of the Lenders rateably under that Facility.

9.3	Voluntary prepayment

The Company may, if it gives the Agent not less than three (3) Business Days’ (or such shorter period as the applicable Majority Facility Lenders may agree) prior written notice, prepay the whole or any part of a Loan outstanding thereunder (but, if in part, being an amount that reduces the Base Currency Amount of such Loans by a minimum amount of (i) in case of a Loan denominated in HK dollars, HKD10,000,000 and an integral multiple of HKD10,000,000, (ii) in case of a Loan denominated in US dollars, USD2,000,000 and an integral multiple of USD1,000,000, and (iii) in any other case, the equivalent of the amounts in (ii) in such other currency, rounded up to the nearest appropriate million, ten million, hundred million, etc., as determined by the Agent (acting reasonably)).

9.4	Right of cancellation and repayment in relation to a single Lender

(a)	If:

(i)	any sum payable to any Lender by the Company is required to be increased under paragraph (c) of Clause 16.2 (Tax gross-up); or

(ii)	any Lender claims indemnification from the Company under Clause 16.3 (Tax indemnity) or Clause 17.1 (Increased Costs),

the Company may whilst the circumstance giving rise to the requirement for indemnification continues, give the Agent written notice of cancellation of the Commitment of that Lender and its intention to repay that Lender’s participation in the Utilisations.

(b)

On receipt of a notice referred to in paragraph (a) above in relation to a Lender, the Available Commitments of that Lender will be immediately cancelled and reduced to zero (and the Commitment of that Lender in respect of each Facility shall be reduced by the amount of such reduction in that Lender’s Available Commitment in respect of that Facility accordingly).

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(c)

On the last day of each Interest Period which ends after the Company has given notice under paragraph (a) above in relation to a Lender (or, if earlier, the date specified by the Company in that notice), the Company shall repay that Lender’s participation in the Utilisation to which that Interest Period relates (together with all interest and other amounts accrued under the Finance Documents) (which may not be reborrowed), provided that, if an Event of Default has occurred and is occurring on such day, such repayment must be funded from the proceeds of New Shareholder Injections received by the Company since the last day of the Most Recent Relevant Period.

9.5	Right of cancellation in relation to a Defaulting Lender

(a)

If any Lender becomes a Defaulting Lender, the Company may, at any time whilst the Lender continues to be a Defaulting Lender, give the Agent five (5) Business Days’ prior written notice of cancellation of each Available Commitment of that Lender.

(b)	On the notice referred to in paragraph (a) above becoming effective, each Available Commitment of the Defaulting Lender shall immediately be reduced to zero.

(c)	The Agent shall as soon as practicable after receipt of a notice referred to in paragraph (a) above, notify all the Lenders.

10.	Mandatory prepayment

10.1	Definitions

For the purposes of this Clause 10 (Mandatory prepayment):

“Change of Control” means the occurrence of any of the following:

(a)

the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Bondco and its Subsidiaries (taken as a whole) to any “person” (as that term is used in Section 13(d) of the Securities Exchange Act of 1934 of the United States of America) (other than a Sponsor or a Related Party of a Sponsor);

(b)	the adoption of a plan relating to the liquidation or dissolution of Bondco;

(c)	Melco ceases to beneficially own, directly or indirectly, 100 per cent. of the outstanding Equity Interests of Bondco;

(d)

Melco International ceases to beneficially own and control, directly or indirectly, at least 30 per cent. of the outstanding Capital Stock of Melco (including any and all agreements, warrants, rights or options to acquire any Capital Stock) (measured in each case, by both voting power and size of equity interests);

(e)	Melco ceases to beneficially own and control, directly or indirectly, the entire outstanding Capital Stock of the Company; or

(f)

the Company ceases to beneficially own and control, directly or indirectly, the entire outstanding Capital Stock of Melco Resorts Macau (including any and all agreements, warrants, rights or options to acquire any Capital Stock) (measured in each case, by both voting power and size of equity interests), provided that in determining whether a Change of Control has occurred under this subparagraph (f), any class of shares of Melco Resorts Macau with only a nominal economic interest which have been created for the purposes of complying with Macanese ownership requirements shall not be deemed to form part of the outstanding Capital Stock of Melco Resorts Macau;

“Concession Expiry” means termination, revocation, rescission or modification of the Concession (including by way of expiry on its terms) which has had a material adverse effect on the financial condition, business, properties, or results of operations of the Group, taken as a whole;

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“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock);

“Land Concession Termination” means the termination, revocation or rescission of any Land Concession (including by way of expiry on its terms) unless a new land concession with respect to the relevant Property is granted to a Group Member or Group Members in replacement of the Land Concession which is the subject of such termination, revocation or rescission;

“Mandatory Prepayment Event” means the occurrence of:

(a)	a Change of Control;

(b)	a Concession Expiry; or

(c)	a Land Concession Termination; and

“Related Party” means:

(a)	any controlling stockholder, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Sponsor; or

(b)

any trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, members, owners or persons beneficially holding an 80% or more controlling interest of which consist of any one or more Sponsors and/or such other persons referred to in the immediately preceding paragraph (a).

10.2	Mandatory Prepayment Event

If a Mandatory Prepayment Event occurs:

(a)	the Company shall promptly notify the Agent upon becoming aware of that event;

(b)

the Available Commitment of each Lender in respect of each Facility shall be deemed to be immediately reduced to zero (but not cancelled) and, subject to Clause 10.3 (Prepayment elections), no Lender shall be required to comply with Clause 5.4 (Lenders’ participation) in relation to any Utilisation under a Facility requested by the Company after the occurrence of that Mandatory Prepayment Event; and

(c)

subject to Clause 10.3 (Prepayment elections), on the date falling fifteen (15) Business Days after the Agent’s receipt of the notice referred to in paragraph (a) above, the Available Commitment of each Lender in respect of each Facility shall be immediately cancelled and reduced to zero and all outstanding Utilisations, together with accrued but unpaid interest, and all other accrued amounts under the Finance Documents, shall become immediately due and payable (and may not be reborrowed).

10.3	Prepayment elections

(a)

Each Lender may (with the prior consent of the Company but otherwise in its sole discretion) elect to waive the reduction and cancellation of its Available Commitments and the prepayment of its share of the Utilisations to be made in accordance with Clause 10.2 (Mandatory Prepayment Event) by notifying the Agent in writing within ten (10) Business Days of the Company’s notification to the Agent under Clause 10.2 (Mandatory Prepayment Event) that a Mandatory Prepayment Event has occurred of its election, in which case with effect from the Agent’s receipt of such notice from the Lender that Lender’s Available Commitments that were deemed to have been reduced in accordance with paragraph (b) of Clause 10.2 (Mandatory Prepayment Event) shall be immediately reinstated, that Lender shall be required to comply with Clause 5.4 (Lenders’ participation) accordingly and paragraph (c) of Clause 10.2 (Mandatory Prepayment Event) shall not apply with respect to that Lender.

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(b)	The Agent shall promptly notify the Company of each notice received by a Lender in accordance with paragraph (a) above.

11.	Restrictions

11.1	Notices of cancellation or prepayment

Any notice of cancellation or prepayment, authorisation or other election given by any Party under Clause 9 (Illegality, voluntary prepayment and cancellation) or Clause 10 (Mandatory Prepayment elections) shall be irrevocable and, unless a contrary indication appears in this Agreement, any such notice shall specify the date or dates upon which the relevant cancellation or prepayment is to be made, the affected Facility (or Facilities) and Utilisations and the amount of that cancellation or prepayment.

11.2	Interest and other amounts

Any prepayment under this Agreement shall be made together with accrued (but unpaid) interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

11.3	Reborrowing of Facilities

The Company may not reborrow any part of any Incremental Term Loan Facility which is prepaid. Unless a contrary indication appears in this Agreement, any part of the Initial Facility or an Incremental Revolving Credit Facility which is repaid or voluntarily prepaid may be reborrowed in accordance with the terms of this Agreement.

11.4	Prepayment in accordance with Agreement

The Company shall not repay or prepay all or any part of the Utilisations or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

11.5	No reinstatement of Commitments

No amount of any Commitments cancelled under this Agreement may be subsequently reinstated.

11.6	Agent’s receipt of Notices

If the Agent receives a notice or election under Clause 9 (Illegality, voluntary prepayment and cancellation) or Clause 10 (Mandatory prepayment), it shall promptly forward a copy of that notice or election to either the Company or the affected Lender(s), as appropriate.

11.7	Effect of repayment and prepayment

If all or part of a Loan under a Facility is repaid or prepaid and is not available for redrawing (other than by operation of Clause 4.2 (Further conditions precedent)), an amount of the Commitments (equal to the amount of the Base Currency Amount of the Loan which is repaid or prepaid) in respect of that Facility will be deemed to be cancelled on the date of repayment or prepayment. Any cancellation under this Clause 11.7 (save in connection with any repayment or, as the case may be, prepayment under paragraph (c) of Clause 9.1 (Illegality) or paragraph (c) of Clause 9.4 (Right of cancellation and prepayment in relation to a single Lender)) shall reduce the Commitments of the Lenders rateably under that Facility.

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Section 5

Costs of utilisation

12.	Interest

12.1	Calculation of interest

(a)	The rate of interest on each Initial Facility Loan for each Interest Period relating thereto is the percentage rate per annum which is the aggregate of the applicable:

(i)	Margin; and

(ii)	(A) in relation to any Initial Facility Loan in the Base Currency, HIBOR;

(B)	in relation to any Initial Facility Loan in US dollars:

(1)	Reference Rate; and

(2)	the applicable Credit Adjustment Spread; or

(C)	in relation to any Initial Facility Loan in any other currency, the Benchmark Rate for that currency,

in each case for such Initial Facility Loan and such Interest Period.

(b)

The rate of interest on each Loan under an Incremental Facility for an Interest Period shall be determined in accordance with the terms of the Incremental Facility Notice in respect of such Incremental Facility.

12.2	Payment of interest

(a)

The Company shall pay accrued interest on each Initial Facility Loan on the last day of each Interest Period relating to that Loan (and, if that Interest Period is longer than three (3) Months, on the dates falling at three-monthly intervals after the first day of that Interest Period).

(b)	Interest on each Incremental Facility Loan under any Incremental Facility shall be paid in accordance with the terms of the Incremental Facility Notice relating to such Incremental Facility.

(c)

If the annual audited financial statements of the Group and related Compliance Certificate received by the Agent show that a higher Margin should have applied to a Loan during a certain period, then the Company shall promptly pay to the Agent any amounts necessary to put the Agent and the Lenders in the position they would have been in had the appropriate rate of the Margin applied during such period.

12.3	Default interest

(a)

If the Company fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is 2.00 per cent. per annum higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan made under this Agreement (under the Facility to which such overdue amount relates or, if such overdue amount does not specifically relate to any Facility, under the Initial Facility) in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 12.3 shall be immediately payable by the Company on demand by the Agent.

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(b)	If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)

the rate of interest applying to the overdue amount during that first Interest Period shall be 2.00 per cent. per annum higher than the rate which would have applied if the overdue amount had not become due.

(c)

Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

12.4	Notification of rates of interest

(a)	The Agent shall promptly notify the Lenders and the Company of the determination of a rate of interest under this Agreement.

(b)	The Agent shall promptly notify the Company of each Funding Rate relating to a Loan.

(c)	In respect of any Fallback Interest Payment, the Agent shall promptly upon a Fallback Interest Payment being determinable notify:

(i)	the Company of that Fallback Interest Payment; and

(ii)	each relevant Lender of the proportion of that Fallback Interest Payment which relates to that Lender’s participation in the relevant Term SOFR Loan.

(d)	This Clause 12.4 shall not require the Agent to make any notification to any Party on a day which is not a Business Day.

13.	Interest Periods

13.1	Selection of Interest Periods

(a)

The Company may select an Interest Period for a Loan in the Utilisation Request for that Loan or (if the Loan is an Incremental Facility Loan under an Incremental Term Loan Facility (a “Term Loan”) and has already been borrowed) in a Selection Notice.

(b)

Each Selection Notice for a Term Loan is irrevocable and must be delivered to the Agent by the Company not later than 11.00 a.m. on the third Business Day prior to the last day of the then applicable Interest Period for that Term Loan.

(c)	If the Company fails to deliver a Selection Notice to the Agent in accordance with paragraph (b) above, the relevant Interest Period will be one Month.

(d)

Subject to this Clause 13, the Company may select an Interest Period for a Loan of one, two, three or six Months or any other period agreed between the Company and the Agent (acting on the instructions of all the Lenders in relation to the relevant Loan).

(e)	An Interest Period for a Loan under a Facility shall not extend beyond the Termination Date applicable to that Facility.

(f)	Each Interest Period for a Term Loan shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period.

(g)	Each Loan that is not a Term Loan has only one Interest Period.

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13.2	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

13.3	Consolidation and division of Term Loans

(a)	Subject to paragraph (b) below, if two or more Interest Periods:

(i)	relate to Incremental Facility Loans made under the same Incremental Facility; and

(ii)	end on the same date,

those Incremental Facility Loans will, unless the Company specifies to the contrary in the Selection Notice for the next Interest Period, be consolidated into, and treated as, a single Incremental Facility Loan on the last day of the Interest Period.

(b)

Subject to Clause 4.4 (Maximum number of Utilisations) and Clause 5.3 (Currency and amount) if the Company requests in a Selection Notice that an Incremental Facility Loan be divided into two or more Incremental Facility Loans, that Loan will, on the last day of its Interest Period, be so divided with Base Currency Amounts specified in that Selection Notice, having an aggregate Base Currency Amount equal to the Base Currency Amount of the Loan immediately before its division.

14.	Changes to the calculation of interest

14.1	Absence of quotations

Subject to Clause 14.2 (Market disruption) and Clause 38.6 (Changes to reference rates), if HIBOR or, if applicable, a Benchmark Rate, is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by (in relation to HIBOR) 11:00 a.m. (Hong Kong SAR time) on the Quotation Date for HK dollars or (in relation to a Benchmark Rate) 5:00 p.m. (Hong Kong SAR time) one Business Day after the Quotation Date for Optional Currencies, HIBOR, or, if applicable, that Benchmark Rate shall be determined on the basis of the quotations of the remaining Reference Banks.

14.2	Market disruption

(a)	If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then Clause 14.6 shall apply to that Loan for the relevant Interest Period.

(b)	In this Agreement “Market Disruption Event” means:

(i)	in relation to a Loan (other than a Term SOFR Loan):

(A)

at or about noon on the Quotation Date for the relevant Interest Period for the relevant Loan the Screen Rate is not available or the Screen Rate is zero or negative and none or only one of the Reference Banks supplies a rate to the Agent to determine HIBOR or, if applicable, a Benchmark Rate for the relevant currency and Interest Period; or

(B)

before close of business on the Business Day immediately following the Quotation Date for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in that Loan exceed thirty-five per cent. (35%) of that Loan) that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of HIBOR or, if applicable, the Benchmark Rate; and

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(ii)

in relation to a Term SOFR Loan, before close of business on the Business Day immediately following the Quotation Date for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in that Loan exceed thirty-five per cent. (35%) of that Term SOFR Loan) that the cost to it of funding its participation in that Term SOFR Loan from whatever source it may reasonably select would be in excess of the applicable Market Disruption Rate.

(c)	If a Market Disruption Event shall occur, the Agent shall promptly notify the Lenders and the Company thereof.

14.3	Alternative basis of interest or funding

(a)

If a Market Disruption Event occurs or Clause 14.6 (Cost of Funds) applies and the Agent or the Company so requires, the Agent and the Company shall enter into negotiations (for a period of not more than thirty (30) days) with a view to agreeing a substitute basis for determining the rate of interest.

(b)	Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Company, be binding on all Parties.

(c)

For the avoidance of doubt, in the event that no substitute basis is agreed at the end of the thirty (30) day period, the rate of interest shall continue to be determined in accordance with the terms of this Agreement.

14.4	Break Costs

(a)

The Company shall, within three (3) Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by the Company on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b)	Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

14.5	Unavailability of Term SOFR

(a)

Interpolated Term SOFR: If Term SOFR is not available for the Interest Period of a Term SOFR Loan, the Reference Rate for such Interest Period shall be Interpolated Term SOFR for a period equal in length to the Interest Period of that Term SOFR Loan.

(b)

Historic Term SOFR: If paragraph (a) above applies but Interpolated Term SOFR is not available for the Interest Period of the relevant Term SOFR Loan, the Reference Rate for such Interest Period shall be Historic Term SOFR for a period equal in length to the Interest Period of that Term SOFR Loan.

(c)

Interpolated Historic Term SOFR: If paragraph (b) above applies but Historic Term SOFR is not available for the Interest Period of the relevant Term SOFR Loan, the Reference Rate for such Interest Period shall be Interpolated Historic Term SOFR for a period equal in length to the Interest Period of that Term SOFR Loan.

(d)

Cost of funds: If paragraph (c) above applies but the Interpolated Historic Term SOFR is not available for the Interest Period of the relevant Term SOFR Loan, there shall be no Reference Rate for that Term SOFR Loan and Clause 14.6 (Cost of Funds) shall apply to that Term SOFR Loan for that Interest Period.

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14.6	Cost of Funds

(a)	If this Clause 14.6 applies, then the rate of interest on each Lender’s share of that Loan for the Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the Margin; and

(ii)

the rate notified to the Agent by that Lender as soon as practicable and in any event not less than the date falling two (2) Business Days after the Quotation Date (or, if earlier, on the date falling two (2) Business Days prior to the date on which interest is due to be paid in respect of that Interest Period), to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select.

(b)

If a Lender has not notified the Agent of a percentage rate per annum notified by a Lender pursuant to paragraph (a)(ii) above, the cost to that Lender of funding its participation in that Loan for that Interest Period shall be deemed, for the purposes of paragraph (a) above, to be the average of the percentage rate(s) per annum notified to the Agent by each of the other Lenders which has notified the Agent of a percentage rate per annum notified by a Lender pursuant to paragraph (a)(ii) above.

15.	Fees

15.1	Commitment fee

(a)

The Company shall pay to the Agent (for the account of each Lender with an Initial Facility Commitment) a commitment fee in the Base Currency that is computed on a daily basis at a rate of 35 per cent. of the then applicable Margin on that Lender’s Available Commitment in respect of the Initial Facility for each day during the Availability Period for the Initial Facility.

(b)

Any accrued commitment fee under paragraph (a) above is payable in arrears on the last day of each successive period of three Months which ends during the Availability Period for the Initial Facility, on the last day of the Availability Period for the Initial Facility and, if cancelled in full, on the cancelled amount of the relevant Lender’s Commitment in respect of the Initial Facility at the time such cancellation is effective.

(c)

The Company shall pay to the Agent (for the account of each Lender with a Commitment in respect of an Incremental Facility) the fee (if any) specified as the commitment fee in the Incremental Facility Notice relating to that Incremental Facility at the times and in the amounts specified in the applicable Incremental Facility Notice.

(d)

No commitment fee is payable to the Agent (for the account of a Lender), or shall accrue by reference to any Available Commitment of any Lender, for any day on which that Lender is a Defaulting Lender.

15.2	Upfront fee

The Company shall pay to the Arrangers the upfront fee(s) in the amount(s) and at the times agreed in any Fee Letter.

15.3	Agency fee

The Company shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in any Fee Letter.

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Section 6

Additional payment obligations

16.	Tax gross-up and indemnities

16.1	Definitions

(a)	In this Agreement:

“Protected Party” means a Finance Party which is or will be subject to any liability or required to make any payment for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

“Tax Credit” means a credit against, relief or remission for, or repayment of, any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

“Tax Payment” means an increased payment made by the Company to a Finance Party under Clause 16.2 (Tax gross-up) or a payment under Clause 16.3 (Tax indemnity).

(b)	Unless a contrary indication appears, in this Clause 16 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

16.2	Tax gross-up

(a)	The Company shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)

The Company shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Company.

(c)

If a Tax Deduction is required by law to be made by the Company, the amount of the payment due from the Company shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)

If the Company is required to make a Tax Deduction, the Company shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(e)

Within thirty (30) days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Company shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

16.3	Tax indemnity

(a)

Without prejudice to Clause 16.2 (Tax gross-up), the Company shall (within five (5) Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document or the transactions occurring under such Finance Document.

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(b)	Paragraph (a) above shall not apply:

(i)	with respect to any Tax assessed on a Finance Party:

(A)

under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)	under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party;

(ii)	to the extent a loss, liability or cost is compensated for by an increased payment under Clause 16.2 (Tax gross-up); or

(iii)	to the extent a loss, liability or cost relates to a FATCA Deduction required to be made by a Party.

(c)

A Protected Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Company.

(d)	A Protected Party shall, on receiving a payment from the Company under this Clause 16.3, notify the Agent.

16.4	Tax Credit

If the Company makes a Tax Payment and the relevant Finance Party determines that:

(a)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(b)	that Finance Party has obtained and utilised that Tax Credit,

the Finance Party shall pay an amount to the Company which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Company.

16.5	Stamp Taxes

The Company shall pay and, within five (5) Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration, excise and other similar Taxes payable in respect of any Finance Document or the transactions occurring under any of them.

16.6	Indirect Tax

(a)

All amounts set out or expressed in a Finance Document to be payable by any Party to a Finance Party shall be deemed to be exclusive of any Indirect Tax. If any Indirect Tax is chargeable on any supply made by any Finance Party to any Party in connection with a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the Indirect Tax.

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(b)

Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify the Finance Party against all Indirect Tax incurred by that Finance Party in respect of the costs or expenses to the extent that the Finance Party reasonably determines that it is not entitled to credit or repayment in respect of the Indirect Tax.

16.7	Survival of obligations

Without prejudice to the survival of any other section of this Agreement, the agreements and obligations of the Company and each Finance Party contained in this Clause 16 shall survive the payment in full by the Company of all obligations under this Agreement and the termination of this Agreement.

16.8	FATCA information

(a)	Subject to paragraph (c) below, each Party shall, within ten (10) Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party;

(ii)

supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

(iii)

supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

(b)

If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)

Paragraph (a) above shall not oblige any Finance Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)

If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

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16.9	FATCA Deduction

(a)

Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)

Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Company and the Agent and the Agent shall notify the other Finance Parties.

17.	Increased Costs

17.1	Increased Costs

(a)

Subject to Clause 17.3 (Exceptions) the Company shall, within five (5) Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation after the date of this Agreement;

(ii)	compliance with any law or regulation made after the date of this Agreement;

(iii)	the implementation or application of, or compliance with, Basel III or any law or regulation that implements or applies Basel III; or

(iv)

the implementation or application of, or compliance with the Dodd-Frank Wall Street Reform and Consumer Protection Act or any law or regulation that implements or applies the Dodd-Frank Wall Street Reform and Consumer Protection Act.

The terms “law” and “regulation” in this paragraph (a) shall include, without limitation, any law or regulation concerning capital adequacy, prudential limits, liquidity, reserve assets or Tax.

(b)	In this Agreement:

(i)	“Increased Costs” means:

(A)

a reduction in the rate of return from a Facility or on a Finance Party’s (or its Affiliate’s) overall capital (including, without limitation, as a result of any reduction in the rate of return on capital brought about by more capital being required to be allocated by such Finance Party);

(B)	an additional or increased cost; or

(C)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document; and

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(ii)

“Basel III” means the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision on 16 December 2010, each as amended, supplemented or restated.

17.2	Increased Cost claims

(a)

A Finance Party (other than the Agent) intending to make a claim pursuant to Clause 17.1 (Increased Costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Company.

(b)	Each Finance Party (other than the Agent) shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.

17.3	Exceptions

(a)	Clause 17.1 (Increased Costs) does not apply to the extent any Increased Cost is:

(i)	attributable to a Tax Deduction required by law to be made by the Company;

(ii)

compensated for by Clause 16.3 (Tax indemnity) (or would have been compensated for under Clause 16.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 16.3 (Tax indemnity) applied);

(iii)	attributable to a FATCA Deduction required to be made by a Party;

(iv)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation; or

(v)

attributable to the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (but excluding any amendment arising out of Basel III) (“Basel II”) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates).

(b)	In this Clause 17.3, a reference to a “Tax Deduction” has the same meaning given to the term in Clause 16.1 (Definitions).

18.	Other indemnities

18.1	Currency indemnity

(a)

If any sum due from the Company under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against the Company; or

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

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the Company shall as an independent obligation, within five (5) Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	The Company waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

18.2	Other indemnities

The Company shall (or shall procure that a member of the Group will), within five (5) Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by it as a result of:

(a)	the occurrence of any Event of Default;

(b)	any information produced or approved by it being or being alleged to be misleading and/or deceptive in any respect;

(c)	any enquiry, investigation, subpoena (or similar order) or litigation with respect to the Company, any Subsidiary Guarantor, or the transactions contemplated or financed under this Agreement;

(d)

a failure by the Company or a Subsidiary Guarantor to pay any amount due under a Finance Document on its due date or in the relevant currency, including without limitation, any cost, loss or liability arising as a result of Clause 31 (Sharing among the Finance Parties);

(e)

funding, or making arrangements to fund, its participation in a Loan requested by the Company in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(f)	a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Company.

18.3	Indemnity to the Agent

The Company shall promptly indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

(a)	investigating any event which it reasonably believes is a Default;

(b)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(c)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement.

19.	Mitigation by the Lenders

19.1	Mitigation

(a)

Each Finance Party shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 9.1 (Illegality), Clause 16 (Tax gross-up and indemnities) or Clause 17 (Increased Costs), including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

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(b)	Paragraph (a) above does not in any way limit the obligations of the Company under the Finance Documents.

19.2	Limitation of liability

(a)	The Company shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 19.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 19.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

20.	Costs and expenses

20.1	Transaction expenses

The Company shall within five (5) Business Days (other than in respect of costs and expenses required to be paid as a condition to Utilisation, which shall be payable in accordance with such condition) on demand pay the Agent and the Arrangers the amount of all costs and expenses (including legal fees, subject to caps (if any) that may be agreed with the applicable legal counsel) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution, syndication of:

(a)	the Facility;

(b)	this Agreement and any other documents referred to in this Agreement; and

(c)	any other Finance Documents executed after the date of this Agreement and any other documents referred to therein.

20.2	Amendment costs

If (a) the Company or a Subsidiary Guarantor requests an amendment, waiver or consent or (b) an amendment or is required pursuant to Clause 7 (Incremental Facilities), Clause 32.10 (Change of currency), Clause 38.3 (Extension of Commitments), Clause 38.6 (Changes to reference rates) or any other provision of this Agreement, the Company shall, within five (5) Business Days of demand, reimburse the Agent for the amount of all costs and expenses (including legal fees, disbursements and other out of pocket expenses) reasonably incurred or made by the Agent and/or the Arrangers in responding to, evaluating, negotiating or complying with that request or requirement.

20.3	Enforcement and preservation costs

The Company shall, within five (5) Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees, disbursements and other out of pocket expenses) incurred by that Finance Party in connection with the protection or enforcement of or the preservation of any rights under any Finance Document and any proceedings instituted by or against any Finance Party as a consequence of enforcing such rights.

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Section 8

Representations, undertakings and Events of Default

21.	Representations

21.1	General

The Company makes the representations and warranties set out in this Clause 21 (Representations) to each Finance Party at the times set out herein.

21.2	Times when representations made

(a)	All the representations and warranties in Clause 21 (Representations) are made by the Company on the date of this Agreement.

(b)	The Repeating Representations are deemed to be made by the Company on:

(i)	the date of each Utilisation Request;

(ii)	each Utilisation Date; and

(iii)	the first day of each Interest Period.

(c)

The representations and warranties in Clause 21.14 (Financial statements) are deemed to be made by the Company in respect of each set of financial statements supplied to the Agent on the date such financial statements are delivered and shall only be made once in respect of each set of financial statements.

(d)

Each representation or warranty deemed to be made after the date of this Agreement shall be deemed to be made by reference to the facts and circumstances existing at the date the representation or warranty is deemed to be made.

21.3	Status

(a)	It is a corporation duly incorporated or organised, as the case may be, and validly existing under the law of its jurisdiction of incorporation or organisation, as the case may be.

(b)	Each Group Member has the power to own its assets and carry on its business as it is being conducted.

21.4	Binding obligations

Subject to the Legal Reservations, the obligations expressed to be assumed by it in each Transaction Document to which it is a party are legal, valid, binding and enforceable obligations.

21.5	Pari passu

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

21.6	Non-conflict with other obligations

Its entry into and performance of, and the transactions contemplated by, the Transaction Documents do not and will not conflict with:

(a)	any law or regulation applicable to it;

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(b)	the constitutional documents of any Group Member; or

(c)

any agreement or instrument binding upon it or any of its Subsidiaries or any of the Group’s assets or constitute a default or termination event (however described) under any such agreement or instrument, except where a Material Adverse Effect does not or would not be reasonably expected to occur.

21.7	Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary corporate action to authorise its entry into, performance and delivery of, the Transaction Documents to which it is or will be a party and the transactions contemplated by those Transaction Documents.

21.8	Validity and admissibility in evidence

(a)	All Authorisations required:

(i)	to enable it to lawfully enter into, exercise its rights and comply with its obligations under the Transaction Documents to which it is a party; and

(ii)	to make the Transaction Documents to which it is a party admissible in evidence in its Relevant Jurisdictions,

have been obtained or effected and are in full force and effect.

(b)

All Authorisations necessary for the Group to carry out its business relating to the Projects, where the failure of obtaining such Authorisations has or would reasonably be expected to have a Material Adverse Effect, have been obtained or effected and are in full force and effect.

21.9	Governing law and enforcement

Subject to the Legal Reservations:

(a)	the choice of governing law of the Finance Documents will be recognised and enforced in its Relevant Jurisdictions; and

(b)	any judgment obtained in relation to a Finance Document in the jurisdiction of the governing law of that Finance Document will be recognised and enforced in its Relevant Jurisdictions.

21.10	Deduction of Tax

It is not required under the laws of its Relevant Jurisdiction or at its address specified in this Agreement to make any deduction for or on account of Tax from any payment it may make under any Finance Document.

21.11	No default

(a)

No Event of Default is continuing or would reasonably be expected to result from the making of any Utilisation or the entry into, the performance of, or any transaction contemplated by, any Transaction Document.

(b)

No other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (however described) under any other agreement or instrument which is binding on any Group Member or to which any assets of the Group are subject which has or would reasonably be expected to have a Material Adverse Effect.

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21.12	Taxation

No Group Member is materially overdue in the filing of any Tax returns nor is any Group Member overdue in the payment of any amount in respect of Tax, (a) where the failure to file or pay the Tax has or would reasonably be expected to have a Material Adverse Effect or (b) unless such payment is being contested in good faith by appropriate measures and sufficient reserves in cash or other liquid assets have been retained in accordance with GAAP in respect of such payment.

21.13	No misleading information

Save as disclosed in writing to the Agent and the Arrangers prior to the date of this Agreement:

(a)

Any factual information provided by the Company or on its behalf for the preparation of the Financial Model was true and accurate in all material respects as at the date of the relevant report or document containing the information or (as the case may be) as at the date the information is expressed to be given.

(b)

The financial projections contained in the Financial Model were arrived at after careful consideration and prepared in good faith and with due care on the basis of recent historical information at the time and on the basis of assumptions which were reasonable at the time at which they were prepared and supplied.

(c)

The expressions of opinion or intention provided by the Company or on its behalf for the purposes of any Financial Model were made after careful consideration and (as at the date of the relevant report or document containing the expression of opinion or intention) based on reasonable grounds.

(d)

All other written factual information provided by the Company or on its behalf to a Finance Party was true, complete and accurate in all material respects as at the date it was provided and was not misleading in any material respect.

21.14	Financial statements

(a)

The financial statements most recently supplied to the Agent (which, at the date of this Agreement, are the Original Financial Statements) were prepared in accordance with GAAP consistently applied save to the extent expressly disclosed in such financial statements.

(b)

The financial statements most recently supplied to the Agent (which, at the date of this Agreement, are the Original Financial Statements) present fairly, in all material respects (if audited) or fairly represent (if unaudited) the financial condition and operations (consolidated in the case of the Company) of the person and for the period to which they relate, save to the extent expressly disclosed in such financial statements.

21.15	No proceedings pending or threatened

Save for any frivolous or vexatious claims (which, in the case of any such proceedings commenced in any jurisdiction other than Macau SAR, have been vacated, discharged, stayed or bonded pending appeal within 60 days of commencement) or save as otherwise disclosed to and accepted by the Agent, to the best of its knowledge and belief and having made due and careful enquiry, no litigation, arbitration, administrative proceedings or investigations of, or before, any court, arbitral body or other Governmental Authority which has or would reasonably be expected to have an Excluded Project Material Adverse Effect have been started or threatened against any Group Member.

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21.16	No breach of laws

No Group Member has breached any law or regulation which breach has or would reasonably be expected to have a Material Adverse Effect.

21.17	Environmental laws

Each Group Member is in compliance with Clause 24.3 (Environmental compliance) and to the best of its knowledge and belief (having made due and careful enquiry) no circumstances have occurred which would prevent such compliance in a manner or to an extent which has or would reasonably be expected to have a Material Adverse Effect.

21.18	Good title to assets

Each Group Member has good, valid and marketable title to, or valid leases or licences of or is otherwise permitted to use the assets necessary to carry on its business as currently conducted.

21.19	Security and Financial Indebtedness

(a)	No Security or Quasi-Security exists over all or any of the present or future assets of any Group Member other than Permitted Security.

(b)	No Group Member has any Financial Indebtedness outstanding other than Permitted Group Financial Indebtedness.

21.20	Anti-corruption

(a)

Neither it nor any of its Subsidiaries nor (to its knowledge) any director, officer, or employee thereof has taken any illegal action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any person to improperly influence official action by that person for the benefit of it or its Subsidiaries or to otherwise secure an improper business advantage for it or its Subsidiaries which would breach the US Foreign and Corrupt Practices Act 1977, as amended; the UK Bribery Act 2010, as amended or any other applicable anti-bribery or corruption law or regulation (together “the Anti-Bribery and Corruption Laws”); and it and its Subsidiaries have conducted their business in compliance with all applicable Anti-Bribery and Corruption Laws and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

(b)

Except as disclosed in writing by the Company, to the best of the Company’s knowledge, no enforcement actions or investigations by any governmental or regulatory agency are ongoing or threatened against the Group, or any of their directors, officers or employees in relation to an alleged breach of the Anti-Bribery and Corruption Laws.

21.21	Anti-money laundering

The operations of it and its Subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements and the applicable anti-money laundering statutes of jurisdictions where it and its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving it or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best of its knowledge, threatened.

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21.22	Sanctions

(a)	Neither it nor any of its Subsidiaries, nor (to its knowledge) any director, officer, or employee thereof is a Sanctioned Person, or is owned or controlled by a Sanctioned Person.

(b)

For the past five (5) years, it and its Subsidiaries have not knowingly engaged in, and are not now knowingly engaged in any dealings or transactions with any Sanctioned Person, or in any country or territory that at the time of the dealing or transaction is or was a Sanctioned Country.

22.	Information undertakings

The covenants in this Clause 22 (Information undertakings) remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

22.1	Definitions

In this Agreement:

“Annual Financial Statements” means the financial statements for a Financial Year delivered pursuant to paragraph (a) of Clause 22.2 (Financial statements).

“Quarterly Financial Statements” means the financial statements delivered pursuant to paragraph (b) of Clause 22.2 (Financial statements).

“Relevant Financial Statements” means Annual Financial Statements or Quarterly Financial Statements, as the context requires.

22.2	Financial statements

The Company shall supply to the Agent in sufficient copies for all the Lenders:

(a)	as soon as they are available, but in any event within 120 days after the end of each of its Financial Years:

(i)

its audited consolidated financial statements for that Financial Year reported on without any “going concern” or like qualification or exception, or any other qualification arising out of the scope of each audit, by the Auditors; and

(ii)	the unaudited consolidated financial statements for the Group (upon which the Auditors will perform certain agreed upon procedures to verify their correctness); and

(b)

as soon as they are available, but in any event within 60 days after the end of each Financial Quarter of each of its Financial Years, its unaudited consolidated financial statements for that Financial Quarter (together with consolidating financial statements), prepared without taking into account any contribution from any Excluded Project Revenues, any Excluded Project, Excluded Subsidiary or any other entity outside the Group.

22.3	Provision and contents of Compliance Certificate

(a)	The Company shall supply a Compliance Certificate to the Agent with each set of Relevant Financial Statements of the Company.

(b)

Each Compliance Certificate shall, among other things, set out (in reasonable detail) computations of Senior Leverage, Total Leverage and Interest Cover for each Relevant Period, computations as to compliance with Clause 23.2 (Financial condition) and the Margin computations set out in the definition of “Margin” as at the date as at which the corresponding Relevant Financial Statements were drawn up.

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(c)	Each Compliance Certificate shall be signed by an Authorised Representative.

22.4	Requirements as to financial statements

(a)	The Company shall procure that:

(i)	each set of Relevant Financial Statements includes a balance sheet, profit and loss account and cashflow statement;

(ii)	each set of Annual Financial Statements shall be audited by the Auditors; and

(iii)

each set of Quarterly Financial Statements includes equivalent figures for the Financial Year to date and each set of Relevant Financial Statements sets forth in comparative form figures for the previous year.

(b)	The Company shall procure that each set of Relevant Financial Statements:

(i)

shall be certified by an Authorised Representative as presenting fairly, in all material respects, (in the case of Annual Financial Statements for any Financial Year), or fairly representing (in other cases), its financial condition and operations as at the date as at which those financial statements were drawn up, and in the case of its audited Original Financial Statements, fairly representing (as at the time such financial statements are delivered) its consolidated financial condition and results of operations and present fairly, in all material respects, its consolidated financial condition and results of operations; and

(ii)

shall be prepared using GAAP, accounting practices and financial reference periods substantially consistent with those applied in the preparation of the Financial Model and the Original Financial Statements unless the Company notifies the Agent that there has been a change in GAAP, or the accounting practices and its Auditors (or, if appropriate, the Auditors of the relevant Group Member), in which case, it shall deliver to the Agent:

(A)

a description of any change necessary for those financial statements to reflect GAAP, or accounting practices upon which the Financial Model or, as the case may be, any Original Financial Statements or subsequent financial statements were prepared; and

(B)

sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether comparable computations to those referred to in Clause 22.3 (Provision and contents of Compliance Certificate) have been made, to determine whether Clause 23 (Financial covenants) has been complied with, to determine the Margin as set out in the definition of “Margin” and to make an accurate comparison between the financial position indicated in those financial statements and the Financial Model, the Original Financial Statements or, as the case may be, any subsequent financial statements.

(c)	If the Company notifies the Agent of any change in accordance with paragraph (b)(ii) above, the Company and Agent shall enter into negotiations in good faith with a view to agreeing:

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(i)	whether or not the change might result in any material alteration in the commercial effect of any of the terms of this Agreement; and

(ii)	if so, any amendments to this Agreement which may be necessary to ensure that the change does not result in any material alteration in the commercial effect of those terms,

and, if any amendments are agreed they shall take effect and be binding on each of the Parties in accordance with their terms. If no such agreement is reached within thirty (30) days of that notification of change, the Agent shall (if so requested by the Majority Lenders) instruct the Auditors or independent accountants (approved by the Company or, in the absence of such approval within five (5) days of request by the Agent of such approval, a firm with recognised expertise) to determine any amendments to Clause 23 (Financial covenants), the Margin computations set out in the definition of “Margin” and any other terms of this Agreement which the Auditors or, as the case may be, accountants (acting as experts and not arbitrators) consider appropriate to ensure the change does not result in any material alteration in the commercial effect of the terms of this Agreement. Those amendments shall take effect when so determined by the Auditors, or as the case may be, accountants. The cost and expense of the Auditors or accountants shall be for the account of the Company.

22.5	Year-end

The Company shall not change its Financial Year-end or Financial Quarter-end dates and shall procure that each Financial Year-end of each other member of the Group falls on 31 December and each Financial Quarter-end of each other member of the Group falls on the relevant Quarter Date.

22.6	Concession and Land Concessions

The Company shall:

(a)	notify the Agent promptly upon receiving:

(i)	notice of any consultations with the Macau SAR in relation to any termination of the Concession;

(ii)	notice of any consultations with the Macau SAR in relation to any termination or rescission of the Land Concession;

(iii)	notice of any negotiations with the Macau SAR pursuant to article 88 of the Concession;

(iv)	any notice from the Macau SAR pursuant to clause 3 of article 85 of the Concession; or

(v)	any notice from the Macau SAR pursuant to clause 4 of article 85 of the Concession,

and keep the Agent fully appraised thereof; and

(b)

promptly upon receipt of a request from the Agent (acting on the instructions of the Majority Lenders), supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests), a copy of each written notice which is delivered under or in connection with the Concession or any Land Concession (and which is relevant and material to the interests of the Finance Parties (taken as a whole)).

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22.7	Information: miscellaneous

The Company shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

(a)

at the same time as they are dispatched, copies of all documents dispatched by the Company or a Subsidiary Guarantor to its shareholders generally (or any class of them) or dispatched by the Company or a Subsidiary Guarantor to its creditors generally (or any class of them);

(b)

promptly upon becoming aware of them, the details of any litigation, arbitration or investigation by a Governmental Authority or other administrative proceedings which are current, threatened or pending against any member of the Group which would involve a loss, liability, or a potential or alleged loss or liability, exceeding USD50,000,000 (or its equivalent) or which has or would reasonably be expected to have an Excluded Project Material Adverse Effect, or any material development in any such proceedings, in each case together with such other information concerning such proceedings as the Agent may reasonably require;

(c)

promptly upon becoming aware of them, the details of any judgment or order of a court, arbitral body or agency which is made against any member of the Group and which might have a Material Adverse Effect;

(d)

(at the same time, and to the extent permitted by any applicable law, regulation or any other restriction imposed by a stock exchange or regulatory authority and provided such notification is not prohibited by any confidentiality obligations owed by any member of the Group to any Sponsor or any other person in connection with the acquisition of a member of the Group or Bondco or any of its Subsidiaries) details of an issue, allocation or transfer of the legal or beneficial ownership of or change of control of any share of any member of the Group, Bondco or any Subsidiary of any of the foregoing;

(e)

a copy of any filing made with any stock exchange or regulatory authority in respect of circumstances that could give rise to a change of control of any share of any member of the Group at the same time as that filing is made;

(f)

promptly on request, such further information regarding the financial condition, assets and operations of any member of the Group or an updated group structure chart as any Finance Party through the Agent may reasonably request;

(g)

promptly on request (acting reasonably and to the extent being prepared), the most recent quarterly unaudited consolidated financial statements and/or audited annual financial statements (as the case may be) of Melco (and, in the case of such annual financial statements, audited by the Auditors) in each case to the extent that such financial statements are not publicly available; and

(a)

promptly upon any incurrence of such Financial Indebtedness or the establishment of a facility for the incurrence of such Financial Indebtedness, subject to any confidentiality requirements of a Governmental Authority of the Macau SAR, details of any Financial Indebtedness incurred or any facility established in respect of Financial Indebtedness that may be incurred under paragraph (h) of the definition of “Permitted Group Financial Indebtedness”.

22.8	Notification of default

(a)	The Company shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

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(b)

Promptly upon a request by the Agent, the Company shall supply to the Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

(c)	The Company shall notify the Agent of the occurrence promptly upon becoming aware thereof of an event of default (however described) under or in respect of any Bondco Indebtedness.

22.9	“Know your customer” checks

(a)	If:

(i)	any existing law or regulation or the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)	any change in the status of a member of the Group or the composition of the shareholders of a member of the Group after the date of this Agreement; or

(iii)

a proposed assignment or transfer by a Lender of any of its rights and/or obligations under this Agreement or any other Finance Document to a party that is not a Lender prior to such assignment or transfer, obliges the Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Company shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied with the results of all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)

Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied with the results of all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

23.	Financial covenants

23.1	Financial definitions

In this Agreement:

“Acceptable Government Securities” means:

(a)

securities issued, or directly and fully guaranteed or insured, by the United States government or any agency or instrumentality of the United States government (as long as the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than nine Months from the date of acquisition; and

(b)

securities issued, or directly and fully guaranteed or insured, by the government of the Hong Kong SAR or any agency or instrumentality of the government of the Hong Kong SAR (as long as the full faith and credit of the Hong Kong SAR is pledged in support of those securities) having maturities of not more than nine Months from the date of acquisition.

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“Applicable Test Date” means each Test Date falling on or after the First Test Date.

“Borrowings” means, at any time, the outstanding principal, capital or nominal amount and any fixed or minimum premium payable on prepayment or redemption of any indebtedness for or in respect of:

(a)	moneys borrowed;

(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)

any Capitalised Lease Obligations (and for the avoidance of doubt, any deposit paid to and retained by a member of the Group in connection with any lease of real property shall not fall within this paragraph (d));

(e)	receivables sold or discounted (other than any receivables to the extent they are sold or discounted on a non-recourse basis (or where recourse is limited to customary warranties and indemnities));

(f)

any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution in respect of an underlying liability of an entity which is not a member of the Group which liability would fall within one of the other paragraphs of this definition, excluding (i) any given in respect of (A) trade credit arising in the ordinary course of business or (B) any performance or similar bond guaranteeing performance by a member of the Group under any contract entered into in the ordinary course of trade; (ii) any documentary credit which is or is to the extent of being, cash collateralised and (iii) any contingent liability of a member of the Group under a Concession Guarantee Facility or any other bank guarantee or performance bond in each case that is required to be posted under the terms of the Land Concession or the Concession;

(g)	any amount raised by the issue of redeemable shares which are redeemable (other than solely at the option of the issuer) on or before the Final Termination Date;

(h)

any amount of any liability under an advance or deferred purchase agreement if (i) one of the primary reasons behind the entry into the agreement is to raise finance or (ii) the agreement is in respect of the supply of assets or services and payment is due more than 180 days after the date of supply;

(i)	any amount raised under any other transaction (including any forward sale or purchase, sale and sale back or sale and leaseback agreement) having the commercial effect of a borrowing; and

(j)	(without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (i) above,

excluding in each case (but only to the extent otherwise included) (I) any current trade receivables and payables arising between (x) on the one hand, members of the Group and (y) on the other, members of the Melco Group or Sponsor Group Shareholders, arising in the ordinary course of trading and (II) any Financial Indebtedness referred to in paragraph (h) of the definition of “Permitted Group Financial Indebtedness”.

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“Capitalised Lease Obligations” means, with respect to any person, any obligation arising from leases or hire purchase contracts which, under GAAP would be required to be treated as a Finance Lease or otherwise capitalised in the (where applicable, audited) financial statements of that person, but only to the extent of that treatment and excluding (a) any obligation arising from an Excluded Lease, and (b) any guarantee given by a Group Member in the ordinary course of business solely in connection with, or in respect of, any obligations of any other Group Member referred to in (a).

“Cash” means, at any time, cash at bank credited to an account in the name of a member of the Group with an Acceptable Bank and to which a member of the Group is alone beneficially entitled and for so long as:

(a)	that cash is repayable within 30 days of demand;

(b)	repayment of that cash is not contingent on the prior discharge of any other indebtedness of any member of the Group or of any other person whatsoever or on the satisfaction of any other condition;

(c)	there is no Security over that cash, except Permitted Security falling under any of paragraph (a), (c) or (d) of the definition of “Permitted Security”; and

(d)	subject to paragraph (a) above, such cash is otherwise freely and immediately available to be applied in repayment or prepayment of the Facilities.

“Cash Equivalent Investments” means at any time:

(a)	deposits maturing within one year after the relevant date of calculation and issued by an Acceptable Bank;

(b)

any investment in marketable debt obligations issued or guaranteed by the government of any country or by an instrumentality or agency of any of them having an equivalent credit rating of either A-1 or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or P-1 or higher by Moody’s Investor Services Limited, maturing within one year after the relevant date of calculation and not convertible or exchangeable to any other security;

(c)	commercial paper not convertible or exchangeable to any other security:

(i)	for which a recognised trading market exists;

(ii)	issued by an issuer incorporated in the United States of America;

(iii)	which matures within one year after the relevant date of calculation; and

(iv)

which has a credit rating of either A-2 or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or P-2 or higher by Moody’s Investor Services Limited, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term unsecured and non-credit enhanced debt obligations, an equivalent rating;

(d)

any investment accessible within 30 days in money market funds which have a credit rating of either A-2 or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or P-2 or higher by Moody’s Investor Services Limited and which invest substantially all their assets in securities of the types described in paragraphs (a) to (c) above;

(e)

interest-bearing demand or time deposits (which may be represented by certificates of deposit) issued by Acceptable Banks or, if not issued by Acceptable Banks, secured at all times, in the manner and to the extent provided by law, by collateral security in Acceptable Government Securities, of a market value of no less than the amount of monies so invested;

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(f)

repurchase obligations with a term of not more than seven (7) days for underlying Acceptable Government Securities entered into with any financial institution meeting the qualifications specified in paragraph (e) above; or

(g)	any other debt security approved by the Majority Lenders for this purpose,

in each case, to which any member of the Group is beneficially entitled at that time and which is not issued or guaranteed by any member of the Group or subject to any Security (other than Permitted Security falling under any of paragraph (a), (c) or (d) of the definition of “Permitted Security”).

“Consolidated EBITDA” means, for any Relevant Period, the consolidated profits of the Group from ordinary activities before taxation for that Relevant Period:

(a)	before deducting any income Tax expense (whether or not paid during that period) other than Tax on gross gaming revenue;

(b)

before deducting any Consolidated Net Finance Charges (which, for the purposes of this paragraph (b) only, shall include the aggregate amount of any accrued interest or any other finance charges payable under any Sponsor Group Loan or Subordinated Debt);

(c)	before taking into account any accrued interest owing to any member of the Group;

(d)	before taking into account any gains, losses or charges associated with hedges, options or other derivative instruments;

(e)	before deducting any amount attributable to the amortisation of goodwill or other intangible assets or debt issuance costs or the depreciation of tangible assets;

(f)	before taking into account any items treated as Exceptional Items or extraordinary items (including the amount of any gain or loss arising from the disposal of any interest in an Excluded Subsidiary);

(g)	after deducting the amount of any profit (or adding back the amount of any loss) of any member of the Group which is attributable to minority interests;

(h)

after deducting the amount of any profit of any investment or entity (which is not itself a member of the Group) in which any member of the Group has an ownership interest to the extent that the amount of such profit included in the financial statements of the Group exceeds the amount (net of applicable withholding tax) received in cash by members of the Group through distributions by such investment or entity;

(i)	before taking into account any realised and unrealised exchange gains and losses including those arising on translation of currency debt; and

(j)	before taking into account any gain or loss arising from an upward or downward revaluation of any asset,

in each case, (A) without double counting to the extent added, deducted or taken into account, as the case may be, for the purposes of determining profits of the Group from ordinary activities before taxation and (B) without taking into account the amount of any profit or loss (but only, in each case, to the extent otherwise taken into account) of any member of the Group which is attributable to any Excluded Project, any Excluded Project Revenues or its interest in any Excluded Subsidiary.

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“Consolidated Net Finance Charges” means, for any Relevant Period, the aggregate amount of the accrued interest, commission, fees, discounts, prepayment penalties or premiums and other finance payments in respect of Borrowings whether paid, payable or capitalised by any member of the Group in respect of that Relevant Period:

(a)	excluding any such obligations owed to any other member of the Group;

(b)

including the interest element of leasing and hire purchase payments in respect of Finance Leases (but, for the avoidance of doubt, excluding any rental payments in respect of any operating lease or leases which, in accordance with GAAP, are treated as an operating lease or in respect of any Excluded Leases);

(c)	including any accrued commission, fees, discounts and other finance payments payable by any member of the Group to counterparties under any interest rate or other hedging arrangement;

(d)	deducting any accrued commission, fees, discounts and other finance payments owing to any member of the Group under any interest rate or other hedging arrangement;

(e)	deducting any accrued interest owing to any member of the Group on any Cash or Cash Equivalent Investments;

(f)	excluding any interest or other finance payments (capitalised or otherwise) in respect of any Sponsor Group Loans or Subordinated Debt; and

(g)	excluding any accrued commission and fees payable by the Company under any Fee Letters or amortisation of debt issuance costs.

“Consolidated Senior Debt” means, at any time, the aggregate amount of all obligations of the Group for or in respect of Borrowings but:

(a)	excluding any such obligations to any other member of the Group and any Sponsor Group Loans or Subordinated Debt;

(b)

including any obligations under or in respect of any Bond Guarantee, (i) excluding any Bond Guarantees to the extent they are subordinated on substantially the same terms as the Subordination Deed or otherwise on terms acceptable to the Agent (acting on the instructions of the Majority Lenders, acting reasonably) and (ii) in the case of Bond Guarantees provided by a Group Member other than the Company, only to the extent such Bond Guarantees are provided in accordance with paragraph (g)(ii)(A) of the definition of “Permitted Group Guarantee”; and

(c)	including, in the case of finance leases, only the capitalised value therefor,

and so that no amount shall be included or excluded more than once.

“Consolidated Total Debt” means, at any time, the aggregate amount of all obligations of the Group for or in respect of Borrowings but:

(a)	excluding any such obligations to any other member of the Group and any Sponsor Group Loans or Subordinated Debt;

(b)

including any obligations under or in respect of any Bond Guarantee (but excluding them to the extent they are subordinated on substantially the same terms as the Subordination Deed or otherwise on terms acceptable to the Agent (acting on the instructions of the Majority Lenders, acting reasonably)); and

(c)	including, in the case of finance leases, only the capitalised value therefor,

and so that no amount shall be included or excluded more than once.

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“Excluded Lease” means any lease or hire purchase contract, or a liability under which, which would, in accordance with GAAP be treated as an operating lease liability on the balance sheet of the relevant entity.

“Exceptional Items” means any material items of an unusual or non-recurring nature which represent gains or losses including those arising in connection with:

(a)	the restructuring of the activities of an entity and reversals of any provisions for the cost of restructuring;

(b)	disposals, revaluations or impairment of non-current assets;

(c)	disposals of assets associated with discontinued operations;

(d)	issuance or repayment of indebtedness, refinancing transactions or amendment or modifications; or

(e)	expenses related to costs incurred in connection with any acquisition, investment or recapitalization.

“Finance Lease” means any lease or hire purchase contract, or a liability under which, which would, in accordance with GAAP, be treated as a balance sheet liability (other than an Excluded Lease).

“Financial Quarter” means the period commencing on the day after one Quarter Date and ending on the next Quarter Date.

“Financial Year” means the annual accounting period of the Group ending on or about 31 December in each year.

“First Test Date” means 30 September 2020.

“Interest Cover” means the ratio of Consolidated EBITDA to Consolidated Net Finance Charges in respect of any Relevant Period.

“Quarter Date” means each of 31 March, 30 June, 30 September and 31 December.

“Relevant Period” means each period of twelve months ending on the last day of each Financial Quarter of the Company’s financial year.

“Senior Leverage” means the ratio of Consolidated Senior Debt on a specified date to Consolidated EBITDA in respect of any Relevant Period ending on such date.

“Test Date” means each Quarter Date.

“Total Leverage” means the ratio of Consolidated Total Debt on a specified date to Consolidated EBITDA in respect of any Relevant Period ending on such date.

23.2	Financial condition

The Company shall ensure that:

(a)	Interest Cover

Interest Cover in respect of each Relevant Period ending on an Applicable Test Date shall not be less than 2.50:1.

(b)	Senior Leverage

Senior Leverage in respect of each Relevant Period ending on an Applicable Test Date shall not exceed 3.50:1.

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(c)	Total Leverage

Total Leverage in respect of each Relevant Period ending on an Applicable Test Date shall not exceed 4.50:1.

23.3	Financial testing

(a)

The financial covenants set out in Clause 23.2 (Financial condition) shall be calculated and tested by reference to each of the Relevant Financial Statements and/or each Compliance Certificate delivered pursuant to Clause 22.3 (Provision and contents of Compliance Certificate).

(b)

To the extent any financial covenant, Senior Leverage, Total Leverage or Interest Cover ratio is used as the basis (in whole or part) for determining whether any transaction or activity is permitted or making any determination under any Finance Document (including on a pro forma basis) at any time after a Test Date (but not for the purposes of compliance with this Clause 23), Consolidated Senior Debt and Consolidated Total Debt as at such Test Date shall (for the purposes of such determination only) be deemed to have been reduced to take into account any repayment of Financial Indebtedness of any Group Member made after such Test Date but on or before the date of such determination (as if such repayment were made on such Test Date) and shall be deemed to have been increased to take into account any incurrence or assumption of Financial Indebtedness by any Group Member after such Test Date but on or before the date of such determination (as if such incurrence or assumption were made on such Test Date), and such financial covenant, Senior Leverage, Total Leverage or Interest Cover ratio as at such Test Date or for the Relevant Period ending on such Test Date shall, for the purposes of such determination, be determined accordingly.

(c)	For the purpose of this Clause 23, no item shall be included or excluded or otherwise taken into account more than once in any calculation.

24.	General undertakings

24.1	Permits

The Company shall (and shall procure that each applicable member of the Group will) promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)	upon request by the Agent supply certified copies to the Agent of,

any Authorisation (including any amendments, supplements or other modifications thereto) required under any law or regulation of a Relevant Jurisdiction to:

(i)	enable the Company and the Subsidiary Guarantors to perform their respective obligations under the Transaction Documents;

(ii)	ensure the legality, validity, enforceability or admissibility in evidence of any Transaction Document; and

(iii)	enable each Group Member to own its assets and carry on its business which are part of the Projects,

where failure to do so has or would be reasonably expected to have a Material Adverse Effect.

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24.2	Compliance with laws

The Company shall (and shall ensure that each member of the Group will) comply with all Legal Requirements and its Constitutional Documents (in each case, where non-compliance has or would be reasonably expected to have a Material Adverse Effect).

24.3	Environmental compliance

The Company shall (and shall ensure that each member of the Group will):

(a)	comply with all Environmental Laws applicable to it;

(b)	obtain, maintain and ensure compliance in all respects with all requisite Environmental Permits;

(c)	implement procedures to monitor compliance with and to prevent liability under any Environmental Law,

where failure to do so has or would reasonably be expected to have a Material Adverse Effect.

24.4	Environmental claims

The Company shall inform the Agent as soon as reasonably practicable upon becoming aware of:

(a)	any Environmental Claim which has commenced or (to the best of its knowledge and belief) is threatened against any member of the Group; or

(b)	any facts or circumstances which results in or would reasonably be expected to result in any Environmental Claim being commenced or threatened against any member of the Group,

in each case where such Environmental Claim has or would reasonably be expected, if determined against that member of the Group, to have a Material Adverse Effect.

24.5	Taxation

(a)

The Company shall (and shall ensure that each member of the Group will) duly and punctually pay and discharge all Taxes required to be paid by it when due within the time period allowed without incurring penalties unless and only to the extent that:

(i)	such payment is being contested in good faith;

(ii)

adequate reserves are being maintained for those Taxes or other obligations and the costs required to contest them which have been disclosed in its latest financial statements delivered to the Agent under Clause 22.2 (Financial statements); and

(iii)	such payment can be lawfully withheld and failure to pay those Taxes or other obligations does not have and would not reasonably be expected to have a Material Adverse Effect.

(b)	The Company shall not (and shall ensure that Melco Resorts Macau does not) change its residence for Tax purposes.

(c)

The Company shall inform the Agent as soon as practicable upon becoming aware of any claims or investigations made or conducted against members of the Group with respect to Taxes where a liability of, or a claim against, such members of the Group of US$50,000,000 (or its equivalent in any other currency) or more would reasonably be expected to arise, other than any claims or investigations that are being contested in good faith by appropriate measures and sufficient reserves in cash or other liquid assets have been retained in accordance with GAAP in respect of such claims or investigations.

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24.6	Anti-corruption

The Company shall not (and shall ensure that each member of the Group and each of its Subsidiaries shall not) take any illegal action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any person to improperly influence official action by that person for the benefit of it or its Subsidiaries which would breach applicable Anti-Bribery and Corruption Laws, or to otherwise secure an improper business advantage for it or its Subsidiaries; and it and its Subsidiaries will continue to maintain policies and procedures designed to promote and achieve compliance with applicable Anti-Bribery and Corruption Laws. The Company shall not (and shall ensure that each member of the Group and each of its Subsidiaries does not) use the proceeds for any purpose that would violate applicable Anti-Bribery and Corruption Laws.

24.7	Anti-money laundering

(a)	The Company shall use its commercially reasonable efforts to ensure that no funds used to pay the obligations under the Finance Documents are derived from any unlawful activity.

(b)

The Company shall (and shall ensure that each member of the Group will) ensure the operations of it and its subsidiaries will be conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements and the applicable anti-money laundering statutes of jurisdictions where it and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency.

24.8	Sanctions

(a)

The Company shall not (and shall ensure that no member of the Group will), directly or indirectly, use the proceeds of the Facilities, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or Sanctioned Person:

(i)	to fund or facilitate any activities or business of or with any Sanctioned Person or in any country or territory that, at the time of such funding or facilitation, is a Sanctioned Country; or

(ii)	in any other manner that will result in a violation of Sanctions by any director, officer, employee, agent, Affiliate or representative of it or any of its Subsidiaries.

(b)

The Company shall not (and shall ensure that no member of the Group will) engage in any dealings or transactions with any Sanctioned Person, or in any country or territory that at the time of the dealing or transaction is a Sanctioned Country.

24.9	Merger

The Company shall not (and shall ensure that no member of the Group will) enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction other than a Permitted Transaction or a Permitted Reorganisation.

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24.10	Conduct of business and maintenance of status

The Company shall procure that no substantial change is made to the general nature of the business of the Group (taken as a whole) from that carried on as at 31 December 2019.

24.11	Holding company activities

The Company shall not (and shall ensure that MCO Investments does not) trade, carry on any business, own any assets or incur any liabilities except for Permitted Holding Company Activities.

24.12	Pari passu ranking

The Company shall ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

24.13	Negative pledge

In this Clause 24.13, “Quasi-Security” means a transaction described in paragraph (b) below.

Except as permitted under paragraph (c) below:

(a)	The Company shall not (and shall ensure that no member of the Group will) create or permit to subsist any Security over any of its assets.

(b)	The Company shall not (and shall ensure that no member of the Group will):

(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by any member of the Group;

(ii)	sell, transfer factor or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)	Paragraphs (a) and (b) above do not apply to any Security or (as the case may be) Quasi-Security, which is:

(i)	Permitted Security; or

(ii)	a Permitted Transaction or otherwise granted in connection with a Permitted Transaction.

24.14	Disposals

(a)

Except as permitted under paragraph (b) below, the Company shall not (and shall ensure that no member of the Group will) enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of all (or substantially all) of any Key Asset.

(b)	Paragraph (a) above does not apply to any sale, lease, transfer or other disposal which is:

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(i)	a Permitted Disposal; or

(ii)	a Permitted Transaction.

24.15	Insurance

(a)

The Company shall (and shall ensure that each member of the Group will) maintain insurances on and in relation to its business and assets against those risks and to the extent as is usual for companies carrying on the same or substantially similar business.

(b)	All such insurances and reinsurances must be with reputable independent insurance companies or underwriters.

24.16	Access

The Company shall (and shall ensure that each member of the Group will), subject to prior reasonable request and notice (but notice only where a Default is continuing), procure that the Agent, accountants or other professional advisers or contractors of the Agent be allowed reasonable rights of inspection and access during normal business hours to any premises or assets of any member of the Group, to the Auditors and other senior officers of any member of the Group and to the books, accounts and records, and any other documents relating to any member of the Group as they may reasonably require, and so as not unreasonably to interfere with their operations, and to take copies of any documents inspected.

24.17	Existing OpCo Facilities

(a)

The Company shall ensure that, within one Business Day of the Initial Utilisation Date, the Existing OpCo Facilities have been fully repaid and/or prepaid and permanently cancelled and no amount in respect of any Existing OpCo Loan remains outstanding, save only that (i) an Existing OpCo Term Loan not exceeding HK$1,000,000 in principal amount may remain outstanding on and after such time but may not increase and (ii) commitments under the Existing OpCo RCF not exceeding HK$1,000,000 may remain in force on and after such time but may not increase.

(b)

The Company shall ensure that neither Melco Resorts Macau nor any other Group Member submits any utilisation request to the Existing OpCo Facility Agent for a utilisation of any Existing OpCo Facility on or after the date of this Agreement, provided that Melco Resorts Macau may submit a utilisation request to the Existing OpCo Facility Agent from time to time for a new Existing OpCo RCF Loan so long as the aggregate principal amount outstanding under the Existing OpCo RCF Loans would not, as a result of such Existing OpCo RCF Loan being made, exceed HKD1,000,000.

(c)

The Company shall ensure that no Group Member amends, varies, novates, supplements, supersedes or waives the Existing OpCo Facilities Agreement, any other finance document relating to the Existing OpCo Facilities or the terms and conditions of the Existing OpCo Facilities (or enters into any new finance document relating to an Existing OpCo Facility having a similar effect) in any respect (including, without limitation, to introduce any additional facilities or commitments or to make any representation, undertaking or event of default more onerous on the Group) other than (i) as contemplated by the conditions precedent set out in Schedule 2 (Conditions precedent), (ii) to extend the final maturity of one or more Existing OpCo Facilities, (iii) with the prior written consent of the Majority Lenders, or (iv) provided that the Company has given not less than 5 Business Days’ prior written notice to the Agent of, and (if requested by a Finance Party) used its commercially reasonable endeavours to consult with that Finance Party during such period in connection with, the proposed amendment, variation, novation, supplement, waiver or superseding document, any amendment, variation, novation, supplement, waiver or superseding document that would not and would not reasonably be expected to be prejudicial to the interests of the Lenders (taken as a whole).

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(d)

The Company shall ensure that each Group Member complies with all terms and conditions of the Existing OpCo Facility Continuing Lender Waiver in all respects and does not take any action that would entitle the Existing OpCo Facility Continuing Lender to revoke the Existing OpCo Facility Continuing Lender Waiver in whole or in part after the expiry of any applicable remedy period.

24.18	Financial Indebtedness and guarantees

(a)

The Company shall not (and shall ensure that no Group Member will) incur or allow to remain outstanding any Financial Indebtedness owed to any Sponsor Affiliate other than Sponsor Group Loans and Subordinated Debts or as otherwise permitted pursuant to paragraph (g) of the definition of “Permitted Group Financial Indebtedness”.

(b)	The Company shall not incur or allow to remain outstanding any Bond Guarantee given by it that is or purports to be subordinated to the Facility Liabilities unless (at the cost of the Company):

(i)

the Company, Bondco and the notes trustee and any other applicable administrative parties in respect of the relevant Bondco Indebtedness have (A) entered into a subordination agreement with the Agent on substantially the same terms as the Subordination Deed (or otherwise in form and substance satisfactory to the Majority Lenders (acting reasonably)), which agreement has been designated as a Third Party Creditor Document and (B) provided to the Agent any other documentation and other evidence required by the Agent (acting reasonably) in connection therewith (in form and substance satisfactory to the Agent); and

(ii)	the Agent has received:

(A)

a certificate from the Company confirming that (to the satisfaction of the Majority Lenders, acting reasonably) Total Leverage for the Most Recent Relevant Period ending prior to the first incurrence of such Financial Indebtedness, in each case determined on a pro forma basis giving effect to the incurrence of such Bond Guarantee (when taken together with all other Bond Guarantees), would not exceed the applicable ratio set forth opposite the Test Date for that Most Recent Relevant Period in Clause 23 (Financial covenants), setting out (in reasonable detail) computations of such compliance and signed by an Authorised Representative;

(B)

such customary legal opinions in form and substance satisfactory to the Agent (acting on the instructions of the Majority Lenders, acting reasonably) and any documents required in connection therewith; and

(C)

(x) evidence in form and substance satisfactory to the Agent (acting reasonably) that any Authorisation required from a Governmental Authority (including of the government of Macau SAR) for the purposes of guaranteeing such other Financial Indebtedness has been obtained or (y) advice from Macanese counsel that no such Authorisations are required from any Governmental Authority.

(c)

The Company shall ensure that each of its Subsidiaries that is a Group Member does not incur or allow to remain outstanding any Financial Indebtedness other than Permitted Group Financial Indebtedness or in circumstances constituting a Permitted Transaction.

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(d)

The Company shall ensure that each of its Subsidiaries that is a Group Member does not incur or allow to remain outstanding any guarantee in respect of any obligation of any person other than Permitted Group Guarantees or in circumstances constituting a Permitted Transaction.

25.	Events of Default

Each of the events or circumstances set out in this Clause 25 (Events of Default) (excluding Clause 25.15 (Acceleration)) is an Event of Default.

25.1	Non-payment

The Company or a Subsidiary Guarantor does not pay on the due date any amount payable pursuant to a Finance Document to which it is a party at the place at and in the currency in which it is expressed to be payable unless:

(a)	in the case of interest, payment is made within 10 days of its due date;

(b)	in the case of costs, fees and expenses, payment is made within 5 days of its due date; or

(c)

without prejudice to paragraphs (a) and (b) above, its failure to pay is caused by administrative or technical error or a Disruption Event and payment is made within three (3) Business Days of its due date.

25.2	Financial covenants and certain other obligations

Any requirement of Clause 23 (Financial covenants), Clause 24.17 (Existing OpCo Loan) or Clause 24.18 (Financial Indebtedness and guarantees) is not satisfied or the Company does not comply with the provisions of Clause 22.8 (Notification of default), provided that no Event of Default under this paragraph will occur in relation to any non-compliance with Clause 22.8 (Notification of default) if failure to comply is capable of remedy and is remedied within seven (7) days.

25.3	Other obligations

(a)

The Company or a Subsidiary Guarantor does not comply with any provision of the Finance Documents (other than those referred to in Clause 25.1 (Non-payment) and Clause 25.2 (Financial covenants and certain other obligations) above).

(b)

No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within thirty (30) days of the Agent giving notice to the Company or the relevant Subsidiary Guarantor (as applicable) or the Company or the relevant Subsidiary Guarantor (as applicable) becoming aware of the failure to comply.

25.4	Misrepresentation

(a)

Any representation or statement made or deemed to be made by the Company or a Subsidiary Guarantor in the Finance Documents to which it is a party or any other document delivered by or on behalf of the Company or a Subsidiary Guarantor under or in connection with any Finance Document is or proves to have been incorrect or misleading when made or deemed to be made.

(b)

No Event of Default under paragraph (a) above will occur if the misrepresentation is capable of remedy and is remedied within thirty (30) days of the Agent giving notice to the Company or the relevant Subsidiary Guarantor (as applicable) or the Company or the relevant Subsidiary Guarantor (as applicable) becoming aware of the misrepresentation.

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25.5	Cross default

(a)	Any Financial Indebtedness of the Company or other member of the Group is not paid when due nor within any applicable grace period.

(b)

Any Financial Indebtedness of the Company or other member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)

Any commitment for any Financial Indebtedness of the Company or other member of the Group is cancelled or suspended by a creditor of the Company or other member of the Group as a result of an event of default (however described).

(d)

Any creditor of the Company or other member of the Group becomes entitled to declare any Financial Indebtedness of the Company or other member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

(e)	Any event of default (however described) occurs under or in respect of any Bondco Indebtedness.

(f)

(i) Any event of default (however described) in respect of non-payment of amounts due and payable under or in respect of the Existing OpCo Facilities Agreement occurs provided that no Event of Default will occur under this paragraph (i) while the relevant event of default (however described) is subject to any waiver (including any conditional, temporary or revocable waiver) by the relevant finance parties under Existing OpCo Facilities Agreement at the time, (ii) any Financial Indebtedness of a Group Member under or in respect of the Existing OpCo Facilities Agreement is declared to be or otherwise becomes due and payable prior to its specified maturity (or, in the case where such date has passed and a relevant finance party under the Existing OpCo Facilities Agreement has waived final payment to a further specified date, prior to that further specified date) as a result of an event of default (however described) under the Existing OpCo Facilities Agreement (and after the expiry of any remedy periods therein), or (iii) any commitment for any Financial Indebtedness of a Group Member under or in respect of the Existing OpCo Facilities Agreement is cancelled or suspended by a relevant finance party under the Existing OpCo Facilities Agreement as a result of an event of default (however described) under the Existing OpCo Facilities Agreement (and after the expiry of any remedy periods therein).

(g)

No Event of Default will occur under this Clause 25.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than USD50,000,000 (or its equivalent).

25.6	Insolvency

(a)

The Company or other member of the Group is unable or admits inability to pay its debts as they fall due or is deemed or declared to be unable to pay its debts under applicable law or, by reason of actual or anticipated financial difficulties, suspends or threatens to suspend making payments on any of its debts or commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

(b)	The value of the assets of the Group (on a consolidated basis) is less than its liabilities (on a consolidated basis).

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(c)

A moratorium is declared in respect of any indebtedness of the Company or other member of the Group. If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.

25.7	Insolvency proceedings

(a)	Any corporate action, legal proceedings or other procedure or formal step is taken in relation to:

(i)

the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of the Company or other member of the Group;

(ii)	a composition, compromise, assignment or arrangement with any creditor of the Company or other member of the Group;

(iii)

the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of the Company or other member of the Group or any of its assets (other than assets that are in any way part of an Excluded Project and which do not form part of, and are not otherwise necessary for the operation of, any Project); or

(iv)

enforcement of any Security over any assets of the Company or other member of the Group (other than assets that are in any way part of an Excluded Project and which do not form part of, and are not otherwise necessary for the operation of, any Project), or any analogous procedure or step is taken in any jurisdiction.

(b)

Paragraph (a) shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within sixty (60) days of commencement or, if earlier, the date on which it is advertised.

25.8	Creditors’ process

Any expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affects any asset or assets of the Company or other member of the Group (other than assets that are in any way part of an Excluded Project and which do not form part of, and are not otherwise necessary for the operation of, any Project) having an aggregate value of at least USD50,000,000 (or its equivalent) and is not discharged within (in the case of any process in a jurisdiction other than Macau SAR) thirty (30) days and (in the case of any process in Macau SAR) sixty (60) days.

25.9	Unlawfulness and invalidity

(a)

It is or becomes unlawful for the Company or any other member of the Group or any Subordinated Creditor (or any other person other than a Finance Party or a Group Member party to any other Third Party Creditor Document) to perform any of its obligations under the Finance Documents or any subordination created under any Third Party Creditor Document is or becomes unlawful.

(b)

Any obligation or obligations of the Company, any other member of the Group or any Subordinated Creditor (or any other person other than a Finance Party or a Group Member party to any other Third Party Creditor Document) under any of the Finance Documents are not (subject to the Legal Reservations) or cease to be legal, valid, binding or enforceable.

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(c)

Any Finance Document ceases to be in full force and effect or any subordination created or expressed to be created under any Third Party Creditor Document (including the subordination of any Sponsor Group Loans and other Subordinated Debt) is not or ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than a Finance Party) to be ineffective.

25.10	Third Party Creditor Documents

(a)

Any party to a Third Party Creditor Document (other than a Finance Party or an Obligor) fails to comply with the provisions of, or does not perform its obligations under, that Third Party Creditor Document; or

(b)

a representation or warranty given by that party in that Third Party Creditor Deed is incorrect in any respect and such misrepresentation is materially adverse to the interest of the Lenders (taken as a whole), and, if the non-compliance or circumstances giving rise to the misrepresentation are capable of remedy, it is not remedied within sixty (60) days of the earlier of the Agent giving notice to that party or that party becoming aware of the non-compliance or misrepresentation.

25.11	Repudiation and rescission of agreements

(a)

The Company, any Subsidiary Guarantor or any other member of the Group (or any other relevant party) rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document or evidences an intention to rescind or repudiate a Finance Document.

(b)

Any party to any of the other Transaction Documents rescinds or purports to rescind or repudiates or purports to repudiate any of those Transaction Documents in whole or in part where (other than in the case of the Concession or any Land Concession) to do so has or would, in the reasonable opinion of the Majority Lenders, have a Material Adverse Effect.

25.12	Expropriation

The authority or ability of the Company or any other member of the Group to conduct its business, pursue any Project or enjoy the use of all or any material part of its assets (in each case, other than in respect of any business solely related to an Excluded Project or the Mocha Business or assets that relate to or are in any way part of an Excluded Project or the Mocha Business and which do not form part of, and are not otherwise necessary for the operation of, any Project) is wholly or substantially limited or curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action (including as a result of any change in (or in the interpretation, administration or application of), or the introduction of, any Legal Requirement) by or on behalf of any Governmental Authority or other person in relation to any member of the Group or any of its assets.

25.13	Permits

Any Permit (other than any Land Concession or Concession) required or necessary for the ownership, operation of any Project, or any provision thereof is suspended, revoked, cancelled, terminated or materially and adversely modified or fails to be in full force and effect or any Governmental Authority challenges or seeks to revoke any such Permit if such failure to perform, violation, breach, suspension, revocation, cancellation, termination or modification has or would reasonably be expected to have a Material Adverse Effect.

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25.14	Judgment

The Company or any other member of the Group fails to pay any final non-appealable judgments or orders (not paid or covered by insurance as to which the relevant insurance company has not denied responsibility) rendered against it which (i) in aggregate liability across the Group exceed US$50,000,000 (or its equivalent in any other currency or currencies) and (ii) are not paid, bonded, discharged or stayed within 60 days of the making of such final non-appealable judgments or orders.

25.15	Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to the Company:

(a)	cancel the Total Commitments and Incremental Facility Commitments, whereupon they shall immediately be cancelled;

(b)

declare that all or part of the Initial Facility Loans and Incremental Facility Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(c)

declare that all or part of the Initial Facility Loans and Incremental Facility Loans be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders.

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Section 9

Changes to Parties

26.	Changes to the Lenders

26.1	Assignments and transfers by the Lenders

Subject to this Clause 26, a Lender (the “Existing Lender”) may:

(a)	assign any of its rights; or

(b)	transfer by novation any of its rights and obligations,

to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (in each case, the “New Lender”).

26.2	Conditions of assignment or transfer

(a)

Any assignment or transfer by an Existing Lender of all or any part of its Commitment must, if the assignment or transfer is only of part, be in a minimum aggregate amount of HKD40,000,000 (or its equivalent) or, if less, the entire amount of the Existing Lender’s Commitment in the relevant Facility.

(b)

Any assignment or transfer in accordance with Clause 26.1 (Assignments and transfers by the Lenders) or Voting Participation entered into in respect of any Commitment or amount outstanding under this Agreement shall not be made or entered into without the prior written consent of the Company (such consent not to be unreasonably delayed or withheld), unless:

(i)	the assignment or transfer is to, or the Voting Participation is with, another Lender or an Affiliate of a Lender;

(ii)	if the Existing Lender is a fund, the assignment or transfer is to, or the Voting Participation is with, a fund which is a Related Fund of that Existing Lender;

(iii)	an Event of Default has occurred and is continuing; or

(iv)

(x) any event or circumstance referred to in paragraphs (d), (e) or (f) of the definition of “Change of Control” as set out in Clause 10.1 (Definitions) of this Agreement has occurred or (y) and Concession Expiry or Land Concession termination has occurred, and provided that the Company shall be deemed to have provided its written consent if it has not responded to the relevant Existing Lender’s request for such assignment, transfer or sub-participation within ten (10) Business Days of such request having been made.

(c)	An assignment will only be effective on:

(i)

receipt by the Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender; and

(ii)

performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

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(d)	A transfer will only be effective if the procedure set out in Clause 26.5 (Procedure for transfer) is complied with.

(e)	If:

(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)

as a result of circumstances existing at the date the assignment, transfer or change occurs, the Company would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 16 (Tax gross-up and indemnities) or Clause 17 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

26.3	Assignment or transfer fee

Unless the Agent otherwise agrees and excluding an assignment or transfer (i) to an Affiliate of a Lender, (ii) to a Related Fund or (iii) made in connection with primary syndication of the Facilities, the New Lender shall, on the date upon which an assignment, transfer or accession takes effect, pay to the Agent (for its own account) a fee of HKD27,500 in respect of any New Lender.

26.4	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Transaction Documents or any other documents;

(ii)	the financial condition or other circumstances of the Company, each Subsidiary Guarantor or any other person;

(iii)	the performance and observance by the Company, any Subsidiary Guarantor or any other person of its obligations under the Transaction Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Transaction Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)

has made (and shall continue to make) its own independent investigation and assessment of the financial and other condition, circumstances and affairs of the Company, each Subsidiary Guarantor and each of their related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Transaction Document; and

(ii)

will continue to make its own independent appraisal of the creditworthiness of the Company, each Subsidiary Guarantor and each of their related entities and each other person whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

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(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 26; or

(ii)

support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by the Company, any Subsidiary Guarantor or any Subordinated Creditor of its obligations under the Transaction Documents or otherwise.

26.5	Procedure for transfer

(a)

Subject to the conditions set out in Clause 26.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (d) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)

The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar other checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)

Each Party (other than the relevant Existing Lender and the Agent) irrevocably authorises the Agent to execute any Transfer Certificate on its behalf. For the avoidance of doubt, nothing in this paragraph (c) constitutes a consent by the Company for the purposes of Clause 26.2 (Conditions of assignment or transfer).

(d)	On the Transfer Date:

(i)

to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents, the Company and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)

the Company and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as the Company or other member of the Group and the New Lender have assumed and/or acquired the same in place of the Company and the Existing Lender;

(iii)

the Agent, each Arranger, the New Lender and the other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights, and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, each Arranger and the Existing Lender and the other Lenders shall each be released from further obligations to each other under the Finance Documents; and

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(iv)	the New Lender shall become a Party as a “Lender” and entitled to the benefits of any other Finance Document entered into by the Agent as agent for the Lenders.

26.6	Procedure for assignment

(a)

Subject to the conditions set out in Clause 26.2 (Conditions of assignment or transfer) an assignment may be effected in accordance with paragraph (d) below when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (e) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)

The Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender upon its completion of all “know your customer” or other checks relating to any person that it is required to carry out in relation to the assignment to such New Lender.

(c)

Each Party (other than the relevant Existing Lender and the Agent) irrevocably authorises the Agent to execute any Assignment Agreement on its behalf. For the avoidance of doubt, nothing in this paragraph (c) constitutes a consent by the Company for the purposes of Clause 26.2 (Conditions of assignment or transfer).

(d)	On the Transfer Date:

(i)	the Existing Lender will assign absolutely to the New Lender its rights under the Finance Documents expressed to be the subject of the assignment in the Assignment Agreement;

(ii)	the Existing Lender will be released from the obligations (the “Relevant Obligations”) expressed to be the subject of the release in the Assignment Agreement; and

(iii)	the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations.

(e)

Lenders may utilise procedures other than those set out in this Clause 26.6 to assign their rights under the Finance Documents provided that they comply with the conditions set out in Clause 26.2 (Conditions of assignment or transfer).

(f)

The procedure set out in this Clause 26.6 shall not apply to any right or obligation under any Finance Document (other than this Agreement) if and to the extent its terms, or any laws or regulations applicable thereto, provide for or require a different means of assignment of such right or release or assumption of such obligation or prohibit or restrict any assignment of such right or release or assumption of such obligation, unless such prohibition or restriction shall not be applicable to the relevant assignment, release or assumption or each condition of any applicable restriction shall have been satisfied.

26.7	Copy of Transfer Certificate or Assignment Agreement to Company

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement, send to the Company a copy of that Transfer Certificate or Assignment Agreement.

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26.8	Security interests over Lenders’ rights

In addition to the other rights provided to Lenders under this Clause 26, each Lender may without consulting with or obtaining consent from the Company or any Subsidiary Guarantor, at any time create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)	any Security to secure obligations to a federal reserve or central bank; and

(b)

in the case of any Lender which is a fund, any Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such Security shall:

(i)	release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant Security for the Lender as a party to any of the Finance Documents; or

(ii)

require any payments to be made by the Company or a Subsidiary Guarantor or grant to any person any more extensive rights than those required to be made or granted to the relevant Lender under the Finance Documents.

26.9	Existing consents and waivers

A New Lender shall be bound by any consent, waiver, election or decision given or made by the relevant Existing Lender under or pursuant to any Finance Document prior to the coming into effect of the relevant assignment or transfer to such New Lender. Each New Lender, by executing the relevant Transfer Certificate, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

26.10	Exclusion of Agent’s liability

In relation to any assignment or transfer pursuant to this Clause 26, each Party acknowledges and agrees that the Agent shall not be obliged to enquire as to the accuracy of any representation or warranty made by a New Lender in respect of its eligibility as a Lender.

27.	Debt Purchase Transactions

27.1	Permitted Debt Purchase Transactions

(a)

The Company shall not (and shall procure that no other member of the will) (i) enter into any Debt Purchase Transaction other than in accordance with the other provisions of this Clause 27 or (ii) itself be (or beneficially own all or any majority of the share capital of a company that is) a Lender or a party to a Participation.

(b)

The Company may purchase by way of assignment or transfer, pursuant to Clause 26 (Changes to the Lenders), a participation in any Incremental Term Facility Loan made to it (and any related Commitment) where:

(i)	such purchase is made for a consideration of less than par;

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(ii)	such purchase is made using one of the processes set out at paragraphs (c) and (d) below;

(iii)	such purchase is made at a time when no Default is continuing; and

(iv)	the consideration for such purchase is funded from New Shareholder Injections.

(c)	(i)	A Debt Purchase Transaction referred to in paragraph (b) above may be entered into pursuant to a solicitation process (a “Solicitation Process”) which is carried out as follows.

(ii)

Prior to 11:00 a.m. on a given Business Day (the “Solicitation Day”) the Company or a financial institution acting on its behalf (the “Purchase Agent”) will approach at the same time each Lender which participates in the relevant Incremental Term Loan Facility to enable them to offer to sell to the Company an amount of their participation in the relevant Incremental Term Loan Facility. Any Lender wishing to make such an offer shall, by 11:00 a.m. on the fifth Business Day following such Solicitation Day, communicate to the Purchase Agent details of the amount of its participations in the relevant Incremental Term Loan Facility it is offering to sell and the price at which it is offering to sell such participations. Any such offer shall be irrevocable until 11:00 a.m. on the sixth Business Day following such Solicitation Day and shall be capable of acceptance by the Company on or before such time by communicating its acceptance in writing to the Purchase Agent or, if it is the Purchase Agent, the relevant Lenders. The Purchase Agent (if someone other than the Company) will communicate to the relevant Lenders which offers have been accepted by 12:00 noon on the sixth Business Day following such Solicitation Day. In any event by 5:00 p.m. on the seventh Business Day following such Solicitation Day, the Company shall notify the Agent of the amounts of the participations purchased through the relevant Solicitation Process and the average price paid for the purchase of participations in the relevant Incremental Term Loan Facility. The Agent shall promptly disclose such information to the Lenders.

(iii)

Any purchase of participations in an Incremental Term Loan Facility pursuant to a Solicitation Process shall be completed and settled on or before the eighth Business Day after the relevant Solicitation Day.

(iv)

In accepting any offers made pursuant to a Solicitation Process the Company shall be free to select which offers and in which amounts it accepts but on the basis that in relation to a participation in a particular Incremental Term Loan Facility it accepts offers in inverse order of the price offered (with the offer or offers at the lowest price being accepted first) and that if in respect of participations in a particular Incremental Term Loan Facility it receives two or more offers at the same price it shall only accept such offers on a pro rata basis.

(d)	(i)	A Debt Purchase Transaction referred to in paragraph (b) above may also be entered into pursuant to an open order process (an “Open Order Process”) which is carried out as follows.

(ii)

The Company may by itself or through another Purchase Agent place an open order (an “Open Order”) to purchase participations in an Incremental Term Loan Facility up to a set aggregate amount at a set price by notifying at the same time all the Lenders participating in the relevant Incremental Term Loan Facility of the same. Any Lender wishing to sell pursuant to an Open Order will, by 11:00 a.m. on any Business Day following the date on which the Open Order is placed but no earlier than the first Business Day, and no later than the fifth Business Day, following the date on which the Open Order is placed, communicate to the Purchase Agent details of the amount of its participations in the relevant Incremental Term Loan Facility it is offering to sell. Any such offer to sell shall be irrevocable until 11:00 a.m. on the Business Day following the date of such offer from the Lender and shall be capable of acceptance by the Company on or before such time by it communicating such acceptance in writing to the relevant Lender.

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(iii)

Any purchase of participations in an Incremental Term Loan Facility pursuant to an Open Order Process shall be completed and settled by the Company on or before the fourth Business Day after the date of the relevant offer by a Lender to sell under the relevant Open Order.

(iv)

If in respect of participations in an Incremental Term Loan Facility the Purchase Agent receives on the same Business Day two or more offers at the set price such that the maximum amount of such Incremental Term Loan Facility to which an Open Order relates would be exceeded, the Company shall only accept such offers on a pro rata basis.

(v)

The Company shall, by 5.00 pm on the sixth Business Day following the date on which an Open Order is placed, notify the Agent of the amounts of the participations purchased through such Open Order Process and the identity of the Incremental Term Loan Facility to which they relate. The Agent shall promptly disclose such information to the Lenders.

(e)	For the avoidance of doubt, there is no limit on the number of occasions a Solicitation Process or an Open Order Process may be implemented.

(f)	In relation to any Debt Purchase Transaction entered into pursuant to this Clause 27.1, notwithstanding any other term of this Agreement or the other Finance Documents:

(i)

on completion of the relevant assignment or transfer (constituting such Debt Purchase Transaction) pursuant to Clause 26 (Changes to the Lenders), the portions of the Loan(s) to which it relates shall be extinguished and (in the case of any Incremental Term Facility Loan with remaining repayment instalments) such remaining repayment instalments in respect of that Incremental Term Facility Loan will be reduced pro rata accordingly;

(ii)	such Debt Purchase Transaction and the related extinguishment referred to in paragraph (i) above shall not constitute a prepayment of any of the Facilities;

(iii)	the Company shall be deemed to be an entity which fulfils the requirements of Clause 26.1 (Assignments and transfers by the Lenders) to be a New Lender (as defined in such Clause);

(iv)

none of the Company, any Subsidiary Guarantor or any other member of the Group shall be deemed to be in breach of any provision of Clause 24 (General undertakings) or any other provision of any Finance Document solely by reason of such Debt Purchase Transaction;

(v)	Clause 31 (Sharing among the Finance Parties) shall not be applicable to the consideration paid under such Debt Purchase Transaction; and

(vi)

for the avoidance of doubt, any extinguishment of any part of any Loan shall not affect any amendment or waiver which prior to such extinguishment had been approved by or on behalf of the requisite Lender or Lenders in accordance with the Finance Documents.

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27.2	Disenfranchisement of Sponsor Affiliates

(a)	For so long as a Sponsor Affiliate (A) beneficially owns a Commitment or (B) has entered into any Participation relating to a Commitment and such Participation has not been terminated:

(i)

in ascertaining the Majority Lenders, the Majority Facility Lenders or whether the agreement of Lender(s) holding any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments or the Commitments has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents, such Commitment shall be deemed to be zero; and

(ii)

for the purposes of Clause 38.2 (Exceptions), such Sponsor Affiliate or the person with whom it has entered into such Participation shall be deemed not to be a Lender (unless, in the case of a person not being a Sponsor Affiliate, it is a Lender by virtue otherwise than by beneficially owning such Commitment to which (A) or (B) relates).

(b)

Each Lender shall, promptly notify the Agent in writing if it knowingly enters into a Participation with a Sponsor Affiliate (a “Notifiable Debt Purchase Transaction”), such notification to be substantially in the form set out in Part 1 (Form of Notice of Notifiable Debt Purchase Transaction) of Schedule 9 (Forms of Notifiable Debt Purchase Transaction Notice).

(c)	A Lender shall promptly notify the Agent if a Notifiable Debt Purchase Transaction to which it is a party:

(i)	is terminated; or

(ii)	ceases to be with a Sponsor Affiliate,

such notification to be substantially in the form set out in Part 2 (Form of Notice of Termination of Notifiable Debt Purchase Transaction) of Schedule 9 (Forms of Notifiable Debt Purchase Transaction Notice).

(d)	Each Sponsor Affiliate that is a Lender agrees that:

(i)

in relation to any meeting or conference call to which all the Lenders are invited to attend or participate, it shall not receive notice of such meeting or conference call or attend or participate in the same or be entitled to receive the agenda or any minutes of the same; and

(ii)	in its capacity as Lender, it shall not be entitled to receive any report or other document prepared at the behest of, or on the instructions of, the Agent or one or more of the Lenders,

in each case, unless the Agent otherwise agrees or where all of such Sponsor Affiliate’s Commitments are not deemed to be zero pursuant to paragraph (a)(i) above.

27.3	Sponsor Affiliates’ notification to other Lenders of Debt Purchase Transactions

Any Sponsor Affiliate which is or becomes a Lender and which enters into a Debt Purchase Transaction as a purchaser or a participant shall, by 5.00 pm on the Business Day following the day on which it entered into that Debt Purchase Transaction, notify the Agent of the extent of the Commitment(s) or amount outstanding to which that Debt Purchase Transaction relates. The Agent shall promptly disclose such information to the Lenders.

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28.	Changes to the Company

28.1	Assignment and transfers by the Company

The Company may not assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

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Section 10

The Finance Parties

29.	Role of the Agent, the Arrangers and others

29.1	Appointment of the Agent

(a)	Each of the Arrangers and the Lenders appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b)

Each of the Arrangers and the Lenders authorises the Agent to perform the duties, obligations and responsibilities and exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

29.2	Duties of the Agent

(a)	The Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

(b)	Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(c)

If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(d)

If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent or the Arrangers) under this Agreement it shall promptly notify the other Finance Parties.

(e)

The Agent’s duties under the Finance Documents are solely mechanical and administrative in nature. The Agent shall have no duties save as expressly provided under or in connection with any Finance Document.

29.3	Role of the Arrangers

(a)	Except as specifically provided in the Finance Documents, the Arrangers have no obligations of any kind to any other Party under or in connection with any Finance Document.

(b)

References to the Arrangers in this Clause 29 include Morgan Stanley Senior Funding, Inc., Bank of China Limited, Macau Branch and Bank of Communications Co., Ltd. Macau Branch in their capacities as Coordinators.

29.4	No fiduciary duties

(a)	Nothing in this Agreement constitutes the Agent or any Arranger as a trustee or fiduciary of any other person.

(b)	None of the Agent or the Arrangers shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

29.5	Business with the Group

The Agent and the Arrangers may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

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29.6	Rights and discretions

(a)	The Agent may rely on:

(i)	any representation, notice or document believed by it to be genuine, correct and appropriately authorised and shall have no duty to verify any signature on any document; and

(ii)

any statement made or purportedly made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)	The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 25.1 (Non-payment));

(ii)	any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

(iii)	any notice or request made by the Company (other than a Utilisation Request or Selection Notice) is made on behalf of and with the consent and knowledge of each other member of the Group.

(c)	The Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d)	The Agent may act in relation to the Finance Documents through its personnel and agents.

(e)	The Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(f)

Without prejudice to the generality of paragraph (e) above, the Agent may disclose the identity of a Defaulting Lender to the other Finance Parties and the Company and shall disclose the same upon the written request of the Company or the Majority Lenders.

(g)

Notwithstanding any other provision of any Finance Document to the contrary, none of the Agent or the Arrangers is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

29.7	Majority Lenders’ instructions

(a)

Unless a contrary indication appears in a Finance Document, the Agent shall (i) exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders. Without prejudice to any other provision hereof, it may also exercise on behalf of the Finance Parties any right, power, authority or discretion in respect of such matters as it determines to be of a minor technical or administrative or of a non-credit related nature without any instruction of the Majority Lenders.

(b)	Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties.

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(c)

The Agent may refrain from acting in accordance with the instructions of the Majority Lenders until it has received such security as it may require for any cost, loss or liability (together with any associated Indirect Tax) which it may incur in complying with the instructions.

(d)	In the absence of instructions from the Majority Lenders, the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(e)	The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document.

29.8	Responsibility for documentation

None of the Agent or the Arrangers:

(a)

is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, any Arranger, the Company, a Subsidiary Guarantor or any other person given in or in connection with any Finance Document or the transactions contemplated in the Finance Documents;

(b)

is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document; or

(c)

is responsible for any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

29.9	Exclusion of liability

(a)

Without limiting paragraph (b) below, the Agent will not be liable for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b)

No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Transaction Document and any officer, employee or agent of the Agent may rely on this Clause subject to Clause 1.3 (Third party rights) and the provisions of the Third Parties Act.

(c)

The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

(d)

Nothing in this Agreement or any other Finance Document shall oblige the Agent or any Arranger to carry out any “know your customer” or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Agent and the Arrangers that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Arrangers.

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29.10	Lenders’ indemnity to the Agent

(a)

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero), indemnify the Agent, within three (3) Business Days of demand (accompanied by reasonable written certification), against any cost, loss or liability incurred by the Agent (other than by reason of the fraud, negligence or wilful misconduct of the Agent) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by, or indemnified to its satisfaction by, the Company or any of its Affiliates pursuant to a Finance Document or otherwise in writing).

(b)	This Clause 29.10 shall not apply to the extent that the Agent is otherwise actually indemnified or reimbursed by any Party under any other provision of the Finance Documents.

(c)

Provided that if the Company or any of its Affiliates is required to reimburse or indemnify any Finance Party for such cost, loss or liability in accordance with the terms of the Finance Documents, the Company shall, within ten (10) Business Days of demand in writing by the relevant Finance Party, indemnify such Finance Party in relation to any payment actually made by such Finance Party pursuant to paragraph (a) of Clause 29.10 above.

29.11	Resignation of the Agent

(a)	The Agent may resign and appoint one of its Affiliates acting through an office in Hong Kong SAR as successor by giving notice to the Lenders and the Company.

(b)	Alternatively the Agent may resign by giving notice to the Lenders and the Company, in which case the Majority Lenders (after consultation with the Company) may appoint a successor Agent.

(c)

If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within thirty (30) days after notice of resignation was given, the Agent (after consultation with the Company) may appoint a successor Agent (acting through an office in Hong Kong SAR).

(d)

The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(e)	The Agent’s resignation notice shall only take effect upon the appointment of a successor.

(f)

Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 29. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)

The Agent shall (at the cost of the Company or (as the case may be) such Lender requiring the Agent to resign pursuant to this paragraph (g)) resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (b) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

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(i)

the Agent fails to respond to a request under Clause 16.8 (FATCA Information) and the Company or a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)

the information supplied by the Agent pursuant to Clause 16.8 (FATCA Information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Agent notifies the Company and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

and (in each case) the Company or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and the Company or that Lender, by notice to the Agent, requires it to resign.

29.12	Replacement of the Agent

(a)

After consultation with the Company, the Majority Lenders may, by giving thirty (30) days’ notice to the Agent (or, at any time the Agent is an Impaired Agent, by giving any shorter notice determined by the Majority Lenders) replace the Agent by appointing a successor Agent (acting through an office in Hong Kong SAR).

(b)

The retiring Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Lenders) make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(c)

The appointment of the successor Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Agent. As from this date, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 29 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date).

(d)	Any successor Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

29.13	Confidentiality

(a)

In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)	If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

(c)

Notwithstanding any other provision of any Finance Document to the contrary, none of the Agent and the Arrangers are obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.

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(d)

The Agent shall not be obliged to disclose to any Finance Party any information supplied to it by the Company or any Affiliates of the Company on a confidential basis and for the purpose of evaluating whether any waiver or amendment is or may be required or desirable in relation to any Finance Document.

29.14	Relationship with the Lenders

The Agent may treat each Lender as a Lender, entitled to payments under the Finance Documents and acting through its Facility Office unless it has received not less than five (5) Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

29.15	Credit appraisal by the Lenders

Without affecting the responsibility of the Company or any of its Affiliates for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent and the Arrangers that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(c)

whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(d)

the adequacy, accuracy and/or completeness any information provided by the Agent to any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

29.16	Reference Banks

If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Agent shall (in consultation with the Company) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

29.17	Agent’s management time

Any amount payable to the Agent under Clause 18.3 (Indemnity to the Agent), Clause 20 (Costs and expenses) and Clause 29.10 (Lenders’ indemnity to the Agent) shall include the cost of utilising the Agent’s management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Agent may notify to the Company and the Lenders, and is in addition to any fee paid or payable to the Agent under Clause 15 (Fees).

29.18	Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

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29.19	Reliance and engagement letters

Each Finance Party confirms that each of the Arrangers and the Agent has authority to accept on its behalf and ratifies the acceptance on its behalf of any letters or reports already accepted by the Arrangers or Agent, the terms of any reliance letter or engagement letters relating to any reports or letters provided by any advisers in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

30.	Conduct of business by the Finance Parties

No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim;

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax; or

(d)

oblige any Finance Party to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any applicable anti-money laundering, economic or trade sanctions laws or regulations.

31.	Sharing among the Finance Parties

31.1	Payments to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from the Company or any Subsidiary Guarantor other than in accordance with Clause 32 (Payment mechanics) or any corresponding provision of a Finance Document in respect of which that amount relates (in each case, a “Recovered Amount”) and applies that amount to a payment due under the Finance Documents then:

(a)	the Recovering Finance Party shall, within three (3) Business Days, notify details of the receipt or recovery, to the Agent;

(b)

the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 32 (Payment Mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(c)

the Recovering Finance Party shall, within three (3) Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 32.6 (Partial payments).

31.2	Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the Company or the relevant Subsidiary Guarantor (as applicable) and distribute it between the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 32.6 (Partial payments) towards the obligations of the Company or the relevant Subsidiary Guarantor (as applicable) to the Sharing Finance Parties.

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31.3	Recovering Finance Party’s rights

(a)

On a distribution by the Agent under Clause 31.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from the Company or a Subsidiary Guarantor, as between the Company or the relevant Subsidiary Guarantor (as applicable) and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by the Company or the relevant Subsidiary Guarantor (as applicable).

(b)

If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the Company or the relevant Subsidiary Guarantor (as applicable) shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

31.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)

each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and

(b)

as between the Company or the relevant Subsidiary Guarantor (as applicable) and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by the Company or the relevant Subsidiary Guarantor (as applicable).

31.5	Exceptions

(a)

This Clause 31 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause 31, have a valid and enforceable claim against the Company or the relevant Subsidiary Guarantor (as applicable).

(b)

A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified the other Finance Party of the legal or arbitration proceedings; and

(ii)

the other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

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Section 11

Administration

32.	Payment mechanics

32.1	Payments to the Agent

(a)

On each date (or such other date) on which the Company or a Lender is required to make a payment under a Finance Document the Company or Lender (as applicable) shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date or such other date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)	Payment shall be made to such account in the principal financial centre of the country of that currency and with such bank as the Agent, in each case, specifies.

32.2	Distributions by the Agent

(a)

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 32.3 (Distributions to the Company) and Clause 32.4 (Clawback) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five (5) Business Days’ notice with a bank specified by that Party in the principal financial centre of the country of that currency.

(b)

The Agent shall distribute payments received by it in relation to all or any part of a Loan to the Lender indicated in the records of the Agent as being so entitled on that date provided that the Agent is authorised to distribute payments to be made on the date on which any transfer becomes effective pursuant to Clause 26 (Changes to the Lenders) to the Lender so entitled immediately before such transfer took place regardless of the period to which such sums relate.

32.3	Distributions to the Company

The Agent may (with the consent of the Company or in accordance with Clause 33 (Set-Off)) apply any amount received by it for the Company in or towards payment (on the date and in the currency and funds of receipt) of any amount due from the Company under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

32.4	Clawback and pre-funding

(a)

Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)

If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

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(c)

If the Agent has notified the Lenders that it is willing to make available amounts for the account of the Company before receiving funds from the Lenders then if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to the Company:

(i)	the Agent shall notify the Company of that Lender’s identity and the Company shall on demand refund it to the Agent; and

(ii)

the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Company shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

32.5	Impaired Agent

(a)

If, at any time, the Agent becomes an Impaired Agent, any other Party which is required to make a payment under the Finance Documents to the Agent in accordance with Clause 32.1 (Payments to the Agent) may instead either:

(i)	pay that amount direct to the required recipient(s); or

(ii)

if in its absolute discretion it considers that it is not reasonably practicable to pay that amount direct to the required recipient(s), pay that amount or the relevant part of that amount to an interest-bearing account held with an Acceptable Bank within the meaning of paragraph (a) of the definition of “Acceptable Bank” and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Party making the payment (the “Paying Party”) and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents (the “Recipient Party” or “Recipient Parties”).

In each case such payments must be made on the due date for payment under the Finance Documents.

(b)	All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the Recipient Party or the Recipient Parties pro rata to their respective entitlements.

(c)

A Party which has made a payment in accordance with this Clause 32.5 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

(d)

Promptly upon the appointment of a successor Agent in accordance with Clause 29.12 (Replacement of the Agent), each Paying Party shall (other than to the extent that that Party has given an instruction pursuant to paragraph (e) below) give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Agent for distribution in accordance with Clause 32.2 (Distributions by the Agent).

(e)	A Paying Party shall, promptly upon request by a Recipient Party and to the extent:

(i)	that it has not given an instruction pursuant to paragraph (d) above; and

(ii)	that it has been provided with the necessary information by that Recipient Party,

give all requisite instructions to the bank with whom the trust account is held to transfer the relevant amount (together with any accrued interest) to that Recipient Party.

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32.6	Partial payments

(a)

If the Agent receives a payment for application against amounts due in respect of any Finance Documents that is insufficient to discharge all the amounts then due and payable by the Company under those Finance Documents, the Agent shall apply that payment towards the obligations of the Company under those Finance Documents in the following order:

(i)	firstly, in or towards payment pro rata of any unpaid fees, costs and expenses or other amounts of the Agent and the Arrangers under those Finance Documents;

(ii)	secondly, in payment pro rata of all amounts paid by any Finance Party under Clause 29.10 (Lenders’ indemnity to the Agent) but which have not been reimbursed by the Company;

(iii)	thirdly, in or towards payment of any accrued interest, costs, fees and expenses due and payable to the Lenders under the Finance Documents; and

(iv)	fourthly, payment pro rata of any principal due and payable under the Facilities to the extent due and payable to the Lenders:

(v)	fifthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)	The Agent shall, if so directed by the Lenders, vary the order set out in paragraphs (a)(ii) to (v) above.

(c)	Paragraphs (a) and (b) above will override any appropriation made by the Company.

32.7	No set-off by the Company

All payments to be made by the Company under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

32.8	Business Days

(a)

Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement, interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

32.9	Currency of account

(a)	Subject to paragraphs (b) to (e) below, the Base Currency is the currency of account and payment for any sum due from the Company under any Finance Document.

(b)	A repayment of a Utilisation or Unpaid Sum or a part of a Utilisation or Unpaid Sum shall be made in the currency in which that Utilisation or Unpaid Sum is denominated on its due date.

(c)	Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

(d)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

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(e)	Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

32.10	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)

any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Company); and

(ii)

any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b)

If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Company) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

32.11	Disruption to payment systems etc.

If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Company that a Disruption Event has occurred:

(a)

the Agent may, and shall if requested to do so by the Company, consult with the Company with a view to agreeing with the Company such changes to the operation or administration of the Facilities as the Agent may deem necessary in the circumstances;

(b)

the Agent shall not be obliged to consult with the Company in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)

the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)

any such changes agreed upon by the Agent and the Company shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 38 (Amendments and waivers);

(e)

the Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 32.11; and

(f)	the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

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33.	Set-off

A Finance Party may set off any matured obligation due from the Company under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to the Company, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

34.	Notices

34.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

34.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of the Company:

Address:	38/F, The Centrium, 60 Wyndham Street, Central, Hong Kong

Attention:	Company Secretary

Telephone:	+852 2598 3600

Fax:	+852 2537 3618

Email:	mco-comsec@melco-resorts.com

(b)	in the case of each Lender, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

(c)	in the case of the Agent:

Address:	17/F, Bank of China Building, Avenida Doutor Mario Soares, Macau

Attention:	Ms Jennie Chan / Ms Yan Chan / Ms Nora Pang / Ms Tong Huangmei / Ms Christine Chong

Facsimile:	(853) 8792 1659

Email:

chan_unteng_mac@bank-of-china.com / chan_unteng_mac@bankofchina.com / chan_chiian_mac@bank-of- china.com / chan_chiian_mac@bankofchina.com / pang_kaian_mac@bank-of-china.com / pang_kaian _mac@bankofchina.com / chong_hongin_mac@bankofchina.com / chong_hongin_mac@bank-of-china.com / tong_huangmei_mac@bank-of-china.com / tong_huangmei_mac@bankofchina.com or any substitute address, fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than ten (10) Business Days’ notice.

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34.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)	if by way of fax, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or five (5) Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 34.2 (Addresses), if addressed to that department or officer.

(b)

Any communication or document to be made or delivered to the Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified in Clause 34.2 (Addresses) (or any substitute department or officer as the Agent shall specify for this purpose).

(c)	All notices from or to the Company shall be sent through the Agent.

(d)

Any communication or document which becomes effective, in accordance with paragraphs (a) to (c) above, after 5:00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

34.4	Notification of address and fax number

Promptly upon changing its own address or fax number, the Agent shall notify the other Parties.

34.5	Communication when Agent is Impaired Agent

If the Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Agent, communicate with each other directly and (while the Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a replacement Agent has been appointed.

34.6	Electronic communication

(a)

Any communication to be made between any two Parties under or in connection with the Finance Documents may be electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) if those two Parties:

(i)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(ii)	notify each other of any change to their address or any other such information supplied by them by not less than five (5) Business Days’ notice.

(b)

Any such electronic communication as specified in paragraph (a) above to be made between the Company and a Finance Party may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication.

(c)

Any such electronic communication as specified in paragraph (a) above made between any two Parties will be effective only when actually received (or made available) in readable form and in the case of any electronic communication made by a Party to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose.

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(d)

Notwithstanding the foregoing, each Party hereto agrees that the Agent may make information, documents and other materials that the Company is obligated to furnish to the Agent pursuant to the Finance Documents (together, “Communications”) available to any Finance Party by posting the Communications on IntraLinks or another relevant website, if any, to which such Finance Party has access (whether a commercial, third-party website or whether sponsored by the Agent) (the “Platform”). Nothing in this Clause 34.6 shall prejudice the right of the Agent to make the Communications available to any Finance Party in any other manner specified in this Agreement or any other Finance Documents.

(e)

Each Finance Party agrees that e-mail notice to it (at the address provided pursuant to the next sentence and deemed delivered as provided in the next paragraph) specifying that Communications have been posted to the Platform shall constitute effective delivery of such Communications to such Finance Party for purposes of this Agreement and the other Finance Documents. Each Finance Party agrees:

(i)

to notify the Agent in writing (including by electronic communication) from time to time to ensure that the Agent has on record an effective e-mail address for such Finance Party to which the foregoing notice may be sent by electronic transmission; and

(ii)	that the foregoing notice may be sent to such e-mail address.

(f)

Notwithstanding paragraph (g) below, each Party hereto agrees that any electronic communication referred to in this Clause 34.6 shall be deemed delivered upon the posting of a record of such communication (properly addressed to such party at the e-mail address provided to the Agent) as “sent” in the e-mail system of the sending party or, in the case of any such communication to the Agent, upon the posting of a record of such communication as “received” in the e-mail system of the Agent; provided that if such communication is not so received by the Agent during the normal business hours of the Agent, such communication shall be deemed delivered at the opening of business on the next Business Day for the Agent.

(g)	Each Party hereto acknowledges that:

(i)	the distribution of material through an electronic medium is not necessarily secure and that there are confidentially and other risks associated with such distribution;

(ii)	the Communications and the Platform are provided “as is” and “as available”;

(iii)

none of the Agent, its affiliates nor any of their respective officers, directors, employees, agents, advisors or representatives (collectively, the “Agency Parties”) warrants the adequacy, accuracy or completeness of the Communications or the Platform, and each Agency Party expressly disclaims liability for errors or omissions in any Communications or the Platform; and

(iv)

no representation or warranty of any kind, express, implied or statutory, including any representation or warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by any Agency Party in connection with any Communications or the Platform.

(h)

The Company hereby acknowledges that certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to Melco, any of its Subsidiaries or their respective securities) (each, a “Public Lender”). The Company hereby agrees that:

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(i)

Communications that are to be made available on the Platform to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof;

(ii)

by marking Communications “PUBLIC”, the Company shall be deemed to have authorized the Agent and the Lenders to treat such Communications as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to Melco, any of its Subsidiaries or their respective securities for purposes of US federal and state securities laws;

(iii)	all Communications marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Lender”; and

(iv)	the Agent shall be entitled to treat any Communications that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Lender”.

(i)	Any reference in a Finance Document to a communication being sent or received shall be construed to include that communication being made available in accordance with this Clause 34.6.

34.7	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)

if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

35.	Calculations and certificates

35.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

35.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

35.3	Day count convention and interest calculation

(a)	Any interest, commission or fee accruing under a Finance Document will accrue from day to day and the amount of any such interest, commission or fee is calculated:

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(i)	on the basis of the actual number of days elapsed and a year of 360 days (where due in an Optional Currency other than GBP) and 365 days (where due in the Base Currency or GBP); and

(ii)	subject to paragraph (b) below, without rounding.

(b)	The aggregate amount of any accrued interest, commission or fee which is, or becomes, payable by the Company under a Finance Document shall be rounded to two decimal places.

36.	Partial invalidity

If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

37.	Remedies and waivers

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any Finance Document. No election to affirm any Finance Document on the part of any Finance Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

38.	Amendments and waivers

38.1	Required consents

(a)	Subject to Clause 38.2 (Exceptions), Clause 38.3 (Extension of Commitments), Clause

38.6 (Changes to reference rates) and paragraph (b) below, any term of the Finance Documents (other than the Fee Letters, which may be amended or waived only in accordance with their respective terms) may and may only be amended or waived with the consent of the Majority Lenders and the Company and any such amendment or waiver will be binding on all Parties. The Company shall endeavour to notify each Subsidiary Guarantor of each amendment and waiver and the Agent is authorised to do the same.

(b)	The Agent may effect, on behalf of any Finance Party:

(i)	any amendment or waiver or enter into any document or do any other act or thing permitted by this Clause 38; and

(ii)

pursuant to paragraph (a) of Clause 29.7 (Majority Lenders’ instructions), any amendment or waiver of, or in respect of, such matters as it determines to be of a minor technical or administrative matters or of a non-credit related nature.

(c)

Without prejudice to the generality of paragraph (c) of Clause 29.6 (Rights and discretion), the Agent may engage, pay for and rely on the services of lawyers in determining the consent level required for and effecting any request for a consent, waiver, release, amendment or other vote under the Finance Documents.

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38.2	Exceptions

(a)

Subject to Clause 38.3 (Extension of Commitments) and Clause 38.6 (Changes to reference rates), an amendment, waiver or other exercise of any right, power or discretion that has the effect of changing or which relates to:

(i)

the definition of “Majority Facility Lenders” or “Majority Lenders” in Clause 1.1 (Definitions) or the definition of “Change of Control”, “Concession Expiry” or “Land Concession Termination” in Clause 10 (Mandatory Prepayment);

(ii)	an extension to the date of payment of any amount under the Finance Documents;

(iii)	a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(iv)	a change in currency of payment of any amount under the Finance Documents (or redenomination of a Commitment into another currency);

(v)	an increase in any Commitment or the Total Commitments (other than pursuant to Clause 7 (Incremental Facilities));

(vi)	an extension of any Availability Period or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably under the relevant Facility;

(vii)	a change to the Company or the borrower of any of the Facilities;

(viii)	any provision which expressly requires the consent of all the Lenders;

(ix)

Clause 2.3 (Finance Parties’ rights and obligations), Clause 5.1 (Delivery of a Utilisation Request), Clause 9.1 (Illegality), Clause 10 (Mandatory Prepayment), Clause 26 (Changes to the Lenders), Clause 28 (Changes to the Company), Clause 31 (Sharing among the Finance Parties), this Clause 38, Clause 46 (Governing law) or Clause 47.1 (Jurisdiction of English courts);

(x)

the nature or scope of the guarantee and indemnity granted pursuant to any Subsidiary Guarantee or any release of any Subsidiary Guarantee or the guarantee and indemnity granted under any other Finance Document;

(xi)	any amendment to the order of priority or subordination under the Subordination Deed; or

(xii)

any amendment to the provisions of Clause 7 (Incremental Facilities), or any amendment or waiver of a term of any Incremental Facility which would (had such relevant term after giving effect to such amendment or waiver constituted a term of such Incremental Facility at the time it was made available pursuant to Clause 7 (Incremental Facilities)) be a breach of Clause 7 (Incremental Facilities), shall not be made without the prior consent of all the Lenders.

38.3	Extension of Commitments

(a)	Subject to paragraph (d) below, the Company and any Lender may agree that:

(i)	in relation to that Lender’s Commitments in a Facility, the Availability Period and Termination Date applicable to such Commitments be extended; and

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(ii)	if any extension as referred to in paragraph (i) above applies, the Margin applicable to the relevant participation and Commitment should be adjusted.

(b)

Following any agreement as referred to in paragraph (a) above, the Company and the relevant Lender(s) may notify the Agent, giving details of the applicable agreement (the “Extension Agreement”). Promptly following its receipt of such notice, the Agent shall (at the cost of the Company) agree with the Company on behalf of the Finance Parties such amendments to the Finance Documents as may be necessary or appropriate to give effect to the Extension Agreement (which, for the avoidance of doubt, may include re-designating the affected Commitments and participations as commitments and loans made under a separate facility).

(c)	The Agent shall promptly provide to each of the Finance Parties copies of any amendment agreement entered into pursuant to paragraph (b) above.

(d)

The Agent will only be authorise to enter into an amendment agreement under paragraph (b) above in respect of Commitments and participations relating to a Facility if, prior to entering into such amendment agreement it is satisfied (acting reasonably) that:

(i)	each Lender in the relevant Facility has been offered the opportunity to participate in such extension in an amount up to that Lender’s Pro Rata Share; and

(ii)

each Lender in the relevant Facility has been given a period of at least ten (10) Business Days following receipt of the proposed terms of the extension referred to in paragraph (a) above to determine (A) whether or not to participate and (B) if it wishes to participate, the amount of its relevant Commitment (up to its Pro Rata Share) that it is willing to extend on the proposed terms.

For the purposes of this paragraph (d), “Pro Rata Share” means, in relation to a Lender with Commitments in a Facility which is proposed to be extended (in whole or in part), the percentage of the aggregate amount of the relevant extended loans that such Lender’s Commitment in that Facility bears to the aggregate Commitments of all Lenders in that Facility.

38.4	Other exceptions

An amendment or waiver which relates to the rights or obligations of the Agent, the Arrangers or a Reference Bank (each in their capacity as such) may not be effected without the consent of the Agent, the Arrangers or that Reference Bank, as the case may be.

38.5	Excluded Commitments

If any Lender fails to respond to a request for a consent, waiver or amendment of or in relation to any of the terms of any Finance Document or any other vote of Lenders under the terms of this Agreement within ten (10) Business Days (or, in the case of a consent, waiver or amendment referred to or falling within the scope of Clause 38.2 (Exceptions) or otherwise requiring the consent of all Lenders, fifteen (15) Business Days) (in each case, unless the Company agrees to a longer time period in relation to any request) of that request being made:

(a)

its Commitment and/or participation shall not be included for the purpose of calculating the aggregate Total Commitments and Incremental Facility Commitments or participations under the relevant Facility/ies when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Commitments and Incremental Facility Commitments and/or participations has been obtained to approve that request provided that the Company has noted in its request for a consent, waiver, amendment or vote that such action is subject to the provisions of this Clause 38.5 and sets out the date that is ten (10) Business Days after the date of such request; and

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(b)	its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.

38.6	Changes to reference rates

(a)

Subject to Clause 38.4 (Other exceptions), if a Published Rate Replacement Event has occurred in relation to any Published Rate for a currency which can be selected for a Loan, any amendment or waiver which relates to:

(i)	providing for the use of a Replacement Reference Rate in relation to that currency in place of that Published Rate; and

(ii)

(A)	aligning any provision of any Finance Document to the use of that Replacement Reference Rate;

(B)

enabling that Replacement Reference Rate to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Reference Rate to be used for the purposes of this Agreement);

(C)	implementing market conventions applicable to that Replacement Reference Rate;

(D)	providing for appropriate fallback (and market disruption) provisions for that Replacement Reference Rate; or

(E)

adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Reference Rate (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Company.

(b)	In this Clause 38.6:

“Published Rate” means:

(i)	the Screen Rate for any Quoted Tenor; or

(ii)	Term SOFR for any Quoted Tenor.

“Published Rate Replacement Event” means, in relation to a Published Rate:

(i)	the methodology, formula or other means of determining that Published Rate has, in the opinion of the Majority Lenders and the Company, materially changed;

(ii)

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(A)	(1) the administrator of that Published Rate or its supervisor publicly announces that such administrator is insolvent; or

(2) information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Published Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Published Rate;

(B)

the administrator of that Published Rate publicly announces that it has ceased or will cease to provide that Published Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Published Rate;

(C)	the supervisor of the administrator of that Published Rate publicly announces that such Published Rate has been or will be permanently or indefinitely discontinued; or

(D)	the administrator of that Published Rate or its supervisor announces that that Published Rate may no longer be used; or

(iii)

the administrator of that Published Rate (or the administrator of an interest rate which is a constituent element of that Published Rate) determines that that Published Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:

(A)	the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Majority Lenders and the Company) temporary; or

(B)	that Published Rate is calculated in accordance with any such policy or arrangement for a period no less than one month; or

(iv)	in the opinion of the Majority Lenders and the Company, that Published Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement.

“Relevant Nominating Body” means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

“Replacement Reference Rate” means a reference rate which is:

(i)	formally designated, nominated or recommended as the replacement for a Published Rate by:

(A)	the administrator of that Published Rate (provided that the market or economic reality that such reference rate measures is the same as that measured by that Published Rate); or

(B)	any Relevant Nominating Body,

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and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the “Replacement Reference Rate” will be the replacement under paragraph (B) above;

(ii)	in the opinion of the Majority Lenders and the Company, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to a Published Rate; or

(iii)	in the opinion of the Majority Lenders and the Company, an appropriate successor to a Published Rate.

38.7	Replacement of Lender

(a)	If at any time:

(i)	any Lender becomes a Non-Consenting Lender (as defined in paragraph (c) below); or

(ii)

the Company becomes obliged to repay any amount in accordance with Clause 9.1 (Illegality) or to pay additional amounts pursuant to Clause 17.1 (Increased costs), Clause 16.2 (Tax gross-up) or Clause 16.3 (Tax indemnity) to any Lender, then the Company may (provided that no Default is continuing), on five (5) Business Day’s prior written notice to the Agent and such Lender, replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 26 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (a “Replacement Lender”) selected by the Company, which is acceptable to the Agent (acting reasonably), and which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 26 (Changes to the Lenders) (including the assumption of the transferring Lender’s participations on the same basis as the transferring Lender) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Lender’s participation in the outstanding Utilisations and all accrued interest, Break Costs and other amounts payable in relation thereto under the Finance Documents.

(b)	The replacement of a Lender pursuant to this Clause 38.7 shall be subject to the following conditions:

(i)	the Company shall have no right to replace the Agent;

(ii)	neither the Agent nor the Lender shall have any obligation to the Company to find a Replacement Lender;

(iii)

in the event of a replacement of a Non-Consenting Lender, such replacement must take place no later than ten (10) Business Days after the effective date of the Company’s notice referred to in paragraph (a) above;

(iv)	in no event shall the Lender replaced under this paragraph (b) be required to pay or surrender to such Replacement Lender any of the fees received by such Lender pursuant to the Finance Documents; and

(v)

the Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (a) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws, regulations and internal policies in relation to that transfer and provided that such transfer would not give rise to a breach of any applicable law or regulation.

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(c)

A Lender shall perform the checks described in paragraph (b)(v) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and shall notify the Agent and the Company when it is satisfied that it has complied with those checks.

(d)	In the event that:

(i)	the Company or the Agent (at the request of the Company) has requested the Lenders to give a consent in relation to, or agree to a waiver or amendment of, any provisions of the Finance Documents;

(ii)	the consent, waiver or amendment in question requires the approval of all the Lenders; and

(iii)	the Majority Lenders have consented or agreed to such consent, waiver or amendment,

then any Lender who does not and continues not to agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender”.

38.8	Disenfranchisement of Defaulting Lenders

(a)

For so long as a Defaulting Lender has any Available Commitment, in ascertaining the Majority Lenders, the Majority Facility Lenders or whether any given percentage (including, for the avoidance of doubt, unanimity) of any Total Incremental Facility Commitments (in respect of an Incremental Facility), Total Commitments or Total Initial Facility Commitments or the agreement of any specified group of Lenders has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents, that Defaulting Lender’s Commitments will be reduced by the amount of its Available Commitments and, to the extent that that reduction results in that Defaulting Lender’s Incremental Facility Commitments (in respect of an Incremental Facility), Total Commitments or Total Initial Facility Commitments being zero, that Defaulting Lender shall be deemed not to be a Lender for such purposes.

(b)	For the purposes of this Clause 38.8, the Agent may assume that the following Lenders are Defaulting Lenders:

(i)	any Lender which has notified the Agent that it has become a Defaulting Lender;

(ii)	any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a), (b) or (c) of the definition of “Defaulting Lender” has occurred,

unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

38.9	Replacement of a Defaulting Lender

(a)	The Company may, at any time a Lender has become and continues to be a Defaulting Lender, by giving five (5) Business Days’ prior written notice to the Agent and such Lender:

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(i)

replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 26 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement;

(ii)

require such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 26 (Changes to the Lenders) all (and not part only) of the undrawn Initial Facility Commitment and any Incremental Facility Commitment of the Lender; or

(iii)

require such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 26 (Changes to the Lenders) all (and not part only) of its rights and obligations in respect of the Initial Facility and any Incremental Facility,

to a Lender or other bank, financial institution, trust, fund or other entity (a “Replacement Lender”) selected by the Company, and which (unless the Agent is an Impaired Agent) is acceptable to the Agent (acting reasonably), which confirms its willingness to assume and does assume all the obligations or all the relevant obligations of the transferring Lender in accordance with Clause 26 (Changes to the Lenders) (including the assumption of the transferring Lender’s participations or unfunded participations (as the case may be) on the same basis as the transferring Lender) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Lender’s participation in the outstanding Utilisations and all accrued interest and Break Costs and other amounts payable in relation thereto under the Finance Documents.

(b)	Any transfer of rights and obligations of a Defaulting Lender pursuant to this Clause shall be subject to the following conditions:

(i)	the Company shall have no right to replace the Agent;

(ii)	neither the Agent nor the Defaulting Lender shall have any obligation to the Company to find a Replacement Lender;

(iii)	the transfer must take place no later than ten (10) days after the notice referred to in paragraph (a) above;

(iv)	in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents; and

(v)

the Defaulting Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (a) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer to the Replacement Lender.

(c)

The Defaulting Lender shall perform the checks described in paragraph (b)(v) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and shall notify the Agent and the Company when it is satisfied that it has complied with those checks.

39.	Disclosure of information

39.1	Confidential Information

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 39.2 (Disclosure of information), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

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39.2	Disclosure of information

(a)

Any Finance Party may disclose to any of its Affiliates, related corporations, head office, branch and representative offices (each a “Finance Party Related Party”), the Company, any Subsidiary Guarantor, any other member of the Group (or any other person permitted by the Company), any other Finance Party, any of its, any other Finance Party’s or any of its Finance Party Related Party’s officers, directors, employees, any of its or its Finance Party Related Party’s professional advisers, auditors, partners and other persons providing services to it or any of its Finance Party Related Parties (provided such person is under a duty of confidentiality (contractual or otherwise) to the Finance Party disclosing the information or its Finance Party Related Party) such Confidential Information as that Finance Party shall consider appropriate.

(b)	Any Finance Party may disclose to any person:

(i)

to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent and, in each case, to any of that person’s Affiliates, related corporations, head office, branch and representative office, officers, directors, employees and professional advisers;

(ii)

with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or the Company and to any of that person’s Affiliates, related corporations, head office, branch and representative office, officers, directors, employees and professional advisers;

(iii)

appointed by any Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf;

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) or (b)(ii) above;

(v)

to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(vii)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 26.8 (Security interests over Lenders’ rights);

(viii)	who is a Party; or

(ix)	with the consent of the Company,

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in each case, such Confidential Information as that Finance Party shall consider appropriate.

(c)

Any Finance Party may disclose to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c), provided that the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Company and the relevant Finance Party.

(d)

Any Finance Party may disclose to the International Swaps and Derivatives Association, Inc. (“ISDA”) or any Credit Derivatives Determination Committee or sub-committee of ISDA such Confidential Information as that Finance Party shall consider appropriate where such disclosure is required by them in order to determine whether the obligations under the Finance Documents will be, or in order for the obligations under the Finance Documents to become, deliverable under a credit derivative transaction or other credit linked transaction which incorporates the 2009 ISDA Credit Derivatives Determinations Committees and Auction Settlement Supplement or other provisions substantially equivalent thereto.

(e)

Any Finance Party may disclose to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Company, the Subsidiary Guarantor and/or any other member of the Group, provided that the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

(f)

Any Confidentiality Undertaking signed by a Finance Party pursuant to this Clause 39.1 shall supersede any prior confidentiality undertaking signed by such Finance Party for the benefit of any member of the Group.

(g)	Nothing in this Clause 39.1 shall prohibit the disclosure of any information which is publicly available other than as a result of a breach by a Finance Party of this Clause 39.1.

(h)

Notwithstanding any of the provisions of the Finance Documents, the Company and the Finance Parties hereby agree that each Party and each employee, representative or other agent of each Party may disclose to any and all persons, without limitation of any kind:

(i)

any information with respect to the US federal and state income tax treatment of the Facilities and any facts that may be relevant to understanding such tax treatment, which facts shall not include for this purpose the names of any Party or any other person named herein, or information that would permit identification of any Party or such other persons, or any pricing terms or other non-public business or financial information that is unrelated to such tax treatment or facts; and

(ii)	all materials of any kind (including opinions or other tax analysis) that are provided to any of the foregoing relating to such tax treatment,

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in so far as such disclosure relates to US federal income tax.

(i)

Each Finance Party Related Party shall be permitted to disclose information in accordance with this Clause 39.1 as if it were a Finance Party and may rely on this Clause subject to Clause 1.3 (Third party rights) and the provisions of the Third Parties Act.

39.3	Disclosure to numbering service providers

(a)

Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facilities, the Company and/or the Subsidiary Guarantors the following information:

(i)	names of the Company and the Subsidiary Guarantors;

(ii)	country of domicile of the Company and the Subsidiary Guarantors;

(iii)	place of incorporation of the Company and the Subsidiary Guarantors;

(iv)	date of this Agreement;

(v)	Clause 46 (Governing law);

(vi)	the names of the Agent and the Arrangers;

(vii)	date of each amendment and restatement of this Agreement;

(viii)	amounts of, and names of, the Facilities (and any tranches);

(ix)	amount of Total Commitments, Total Incremental Facility Commitments, or Total Initial Facility Commitments;

(x)	currencies of the Facilities;

(xi)	type of Facilities;

(xii)	ranking of Facilities;

(xiii)	Termination Date(s) for the Facilities;

(xiv)	changes to any of the information previously supplied pursuant to paragraphs (i) to (xiii) above; and

(xv)	such other information agreed between such Finance Party and the Company,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)

The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facilities, the Company and/or a Subsidiary Guarantor by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)	The Company represents that none of the information set out in paragraphs (i) to (xv) of paragraph (a) above is, nor will at any time be, unpublished price-sensitive information.

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(d)	The Agent shall notify the Company and the other Finance Parties of:

(i)	the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Facilities, the Company and/or a Subsidiary Guarantor; and

(ii)	the number or, as the case may be, numbers assigned to this Agreement, the Facilities, the Company and/or a Subsidiary Guarantor by such numbering service provider.

40.	Confidentiality of Funding Rates and Reference Bank Quotations

40.1	Confidentiality and disclosure

(a)

The Agent and the Company agree to keep each Funding Rate (and, in the case of the Agent, each Reference Bank Quotation) confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b), (c) and (d) below.

(b)	The Agent may disclose:

(i)	any Funding Rate (but not, for the avoidance of doubt, any Reference Bank Quotation) to the Company pursuant to Clause 12.4 (Notification of rates of interest); and

(ii)

any Funding Rate or any Reference Bank Quotation to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Agent and the relevant Lender or Reference Bank, as the case may be.

(c)	The Agent may disclose any Funding Rate or any Reference Bank Quotation, and the Company may disclose any Funding Rate, to:

(i)

any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate or Reference Bank Quotation is to be given pursuant to this paragraph (i) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or Reference Bank Quotation or is otherwise bound by requirements of confidentiality in relation to it;

(ii)

any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the Company, as the case may be, it is not practicable to do so in the circumstances;

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(iii)

any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the Company, as the case may be, it is not practicable to do so in the circumstances; and

(iv)	any person with the consent of the relevant Lender or Reference Bank, as the case may be.

(d)

The Agent’s obligations in this Clause 40 relating to Reference Bank Quotations are without prejudice to its obligations to make notifications under Clause 12.4 (Notification of rates of interest) provided that (other than pursuant to paragraph (b)(i) above) the Agent shall not include the details of any individual Reference Bank Quotation as part of any such notification.

40.2	Related obligations

(a)

The Agent and the Company each acknowledge that each Funding Rate (and, in the case of the Agent, each Reference Bank Quotation) is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Agent and the Company each undertake not to use any Funding Rate or, in the case of the Agent, any Reference Bank Quotation for any unlawful purpose.

(b)	The Agent and the Company each agree (to the extent permitted by law and regulation) to inform the relevant Lender or Reference Bank, as the case may be:

(i)

of the circumstances of any disclosure made pursuant to paragraph (c)(ii) of Clause 40.1 (Confidentiality and disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(ii)	upon becoming aware that any information has been disclosed in breach of this Clause 40.

40.3	No Event of Default

No Event of Default will occur under Clause 25.3 (Other obligations) by reason only of the Company’s failure to comply with this Clause 40.

41.	Bail in

(a)

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(i)	any Bail-In Action in relation to any such liability, including (without limitation):

(A)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

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(B)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(C)	a cancellation of any such liability; and

(ii)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

(b)	In this Clause 41:

“Bail-In Action” means the exercise of any Write-down and Conversion Powers.

“Bail-In Legislation” means:

(i)

in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time;

(ii)	in relation to the United Kingdom, the UK Bail-in Legislation; and

(iii)

in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

“Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers.

“UK Bail-In Legislation” means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“Write-down and Conversion Powers” means:

(i)

in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;

(ii)

in relation to the UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and

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(iii)	in relation to any other applicable Bail-In Legislation:

(A)

any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(B)	any similar or analogous powers under that Bail-In Legislation.

42.	Counterparts

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

43.	USA Patriot Act

Each Lender hereby notifies the Company and each Subsidiary Guarantor that pursuant to the requirements of the USA Patriot Act, such Lender is required to obtain, verify and record information that identifies the Company and each Subsidiary Guarantor, which information includes the name and address of Company and each Subsidiary Guarantor and other information that will allow such Lender to identify Company and each Subsidiary Guarantor in accordance with the USA Patriot Act.

44.	Waiver of jury trial

EACH OF THE PARTIES TO THIS AGREEMENT AGREES TO WAIVE IRREVOCABLY ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE DOCUMENTS REFERRED TO IN THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN THIS AGREEMENT. This waiver is intended to apply to all Disputes. Each Party acknowledges that (a) this waiver is a material inducement to enter into this Agreement, (b) it has already relied on this waiver in entering into this Agreement and (c) it will continue to rely on this waiver in future dealings. Each Party represents that it has reviewed this waiver with its legal advisers and that it knowingly and voluntarily waives its jury trial rights after consultation with its legal advisers. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

45.	Acknowledgement regarding any supported QFCS

To the extent that the Finance Documents provide support, through a guarantee or otherwise, for any hedging agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the Parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Finance Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

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(a)

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Finance Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Finance Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the Parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)	As used in this Clause 45, the following terms have the following meanings:

“BHC Act Affiliate” of a person means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such person.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

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Section 12

Governing law and enforcement

46.	Governing law

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by and construed in accordance with English law.

47.	Enforcement

47.1	Jurisdiction of English courts

(a)

The courts of England have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a “Dispute”).

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)

Notwithstanding paragraphs (a) and (b) above, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

47.2	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, the Company:

(i)	irrevocably appoints Law Debenture Corporate Service Limited as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(ii)	agrees that failure by an agent for service of process to notify the Company of the process will not invalidate the proceedings concerned.

(b)

If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Company must immediately (and in any event within three (3) Business Days of such event taking place) appoint another agent on terms acceptable to the Agent. Failing this, the Agent may appoint another agent for this purpose.

47.3	Waiver of immunities

The Company irrevocably waives, to the extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from:

(a)	suit;

(b)	jurisdiction of any court;

(c)	relief by way of injunction or order for specific performance or recovery of property;

(d)	attachment of its assets (whether before or after judgment); and

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(e)

execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any proceedings in the courts of any jurisdiction (and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any immunity in any such proceedings).

This Agreement has been entered into on the date stated at the beginning of this Agreement.

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Schedule 1

Original Parties

Part 1

The Borrower

Name of Borrower	Jurisdiction of incorporation	Registration number
MCO Nominee One Limited	Cayman Islands	187717

Part 2

The Original Lenders

Name of Original Lender	Commitment (HK)
Banco Nacional Ultramarino, S.A.	550,250,000
Bank of China Limited, Macau Branch	5,425,000,000
Bank of Communications Co., Ltd. Macau Branch	4,650,000,000
Deutsche Bank Aktiengesellschaft a joint stock company with limited liability incorporated in the Federal Republic of Germany, local court of Frankfurt am Main, HRB no. 30,000, acting through its Singapore Branch (previously known as Deutsche Bank AG, Singapore Branch)	562,375,000
Industrial and Commercial Bank of China (Macau) Limited	3,100,000,000
Morgan Stanley Senior Funding, Inc.	562,375,000
Total	14,850,000,000

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Schedule 2

Conditions precedent

1.	The Company, each Subsidiary Guarantor and each Subordinated Creditor

(a)

In respect of each of the Company, each Subsidiary Guarantor and each Subordinated Creditor, a copy of its constitutional documents (including its certificate of incorporation, certificate of incorporation on change of name (if any), memorandum and articles of association, register of directors, register of members and register of mortgages and charges).

(b)	A copy of a resolution of the board of directors of the Company, each Subsidiary Guarantor and each Subordinated Creditor:

(i)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(ii)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(iii)

authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request and Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(c)	A specimen of the signature of each person authorised by each resolution referred to in paragraph (b) above.

(d)

A certificate from each of the Company and each Subsidiary Guarantor (in each case signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on it to be exceeded.

(e)

A certificate of an authorised signatory of the Company, each Subsidiary Guarantor and each Subordinated Creditor certifying that each copy document relating to it specified in this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.	Finance Documents

(a)	A copy of this Agreement duly entered into by the parties to it.

(b)	A copy of each Fee Letter duly entered into by the parties to it.

(c)

A copy of the Subordination Deed duly entered into by the parties to it and the delivery of any original or copy of ancillary documents to the Subordination Deed as required in accordance with the terms thereof.

(d)

A copy of each Subsidiary Guarantee duly entered into by the parties to it and the delivery of any original or copy of ancillary documents to that Subsidiary Guarantee as required in accordance with the terms thereof.

3.	Legal opinions

(a)

A legal opinion in relation to English law from White & Case addressed to the Arrangers, the Agent and the Original Lenders, substantially in the form distributed to the Arrangers prior to signing this Agreement.

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(b)

A legal opinion as to the laws of the Cayman Islands from Maples and Calder (Hong Kong) LLP, the law firm of the Maples Group addressed to the Arrangers, the Agent and the Original Lenders, substantially in the form distributed to the Arrangers prior to signing this Agreement.

(c)

A legal opinion as to the laws of Macau from A&N – Advogados & Notários addressed to the Arrangers, the Agent and the Original Lenders, substantially in the form distributed to the Arrangers prior to signing this Agreement.

4.	Other documents and evidence

(a)	Evidence that any process agent referred to in Clause 47.2 (Service of process) and in respect of each of the Subordination Deed and each Subsidiary Guarantee has accepted its appointment.

(b)	The Original Financial Statements.

(c)

Evidence that the fees, costs and expenses then due from the Company pursuant to Clause 15 (Fees) and Clause 20 (Costs and expenses) have been paid or will be paid on or before the date falling 5 Business Days after the Initial Utilisation Date.

(d)	The Corporate Structure Chart.

(e)	The Financial Model.

(f)	Each of the following:

(i)

a copy of a pay-off letter from the Existing OpCo Facility Agent to Melco Resorts Macau confirming the amount required to be paid so as to prepay and cancel the Existing OpCo Facilities in full on the Initial Utilisation Date;

(ii)

a copy of the draft irrevocable prepayment and cancellation notice or notices from Melco Resorts Macau to the Existing OpCo Facility Agent stating that it will prepay and permanently cancel the Existing OpCo Facilities in full (other than HK$1,000,000 of commitments in respect of the Existing OpCo RCF which are to remain available, subject to the Existing OpCo Facility Agreement) on or within 1 Business Day of the Initial Utilisation Date; and

(iii)

evidence satisfactory to the Arrangers that the Existing OpCo Facility Continuing Lender shall be the only lender of record under the Existing OpCo Facilities Agreement after completion of the prepayments and cancellations contemplated by the arrangements referred to above (and taking into account the Existing OpCo Facility Continuing Lender’s partial waiver of its prepayment rights as contemplated in the waiver letter referred to in paragraph (g) below).

(g)

A copy of a revocable waiver letter from the Existing OpCo Facility Continuing Lender to Melco Resorts Macau in respect of the Existing OpCo Facilities Agreement, in the agreed form distributed to the Arrangers prior to signing this Agreement (or otherwise in form and substance satisfactory to the Arrangers) and executed by the Existing OpCo Facility Continuing Lender, together with evidence satisfactory to the Arrangers that a copy of such waiver letter has been provided to each of the Existing OpCo Facility Agent and the Existing OpCo Facility Security Agent.

(h)

A written undertaking from the Existing OpCo Facility Continuing Lender to the Agent in the agreed form distributed to the Arrangers prior to signing this Agreement (or otherwise in form and substance satisfactory to the Arrangers).

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(i)	Evidence that all “know your customer” requirements of each Finance Party have been satisfactorily completed.

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Schedule 3

Form of Utilisation Request

[To be placed on Company letterhead]

From:	MCO Nominee One Limited

To:	[Agent]

Date:

Dear Sirs

MCO Nominee One Limited – HKD14,850,000,000 Facility Agreement dated 29 April 2020 (as amended and restated by an amendment and restatement agreement dated 29 June 2023, as further amended and restated by an amendment and restatement agreement dated [•] 2024 and as further amended and/or supplemented from time to time, the “Facility Agreement”)

1.

We refer to the Facility Agreement. This is a Utilisation Request. Terms defined in or construed for the purposes of the Facility Agreement have the same meaning and construction in this Utilisation Request unless given a different meaning or construction in this Utilisation Request.

2.	We wish to borrow a Loan on the following terms:

(a) Proposed Utilisation Date:	[•] (or, if that is not a Business Day, the next Business Day)

(b) Facility to be utilised:	[Initial Facility]/[insert details of relevant Incremental Facility]

(c) Currency of Loan:	[•]

(d) Amount:	[•] or, if less, the applicable Available Facility

(e) Interest Period:	[•]

3.	We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

4.

[This Loan is a Rollover Loan and is to be made for the purpose of refinancing [identify maturing Loan] in whole or in part]/[[Subject to paragraph 5 below,] the proceeds of this Loan will be used in accordance with [specify relevant paragraph] of Clause 3.1 (Purpose) of the Facility Agreement and should be credited to [account in the name of the Company]].

5.

[We authorise you to deduct from the proceeds of the Loan [(and pay, to the applicable recipient(s), such amount deducted)] any upfront fee referred to in Clause 15.2 (Upfront fee) of the Facility Agreement, any agency fees payable pursuant to Clause 15.3 (Agency fee) of the Facility Agreement, and [insert references to applicable costs and expenses, including legal fees].]

6.	This Utilisation Request is irrevocable.

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Yours faithfully for and on behalf of
MCO Nominee One Limited

authorised signatory Name:

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Schedule 4

Form of Transfer Certificate

To:	[•] as Agent

From:	[The Existing Lender] (the “Existing Lender”) and [The New Lender] (the “New Lender”)

Dated:

MCO Nominee One Limited – HKD14,850,000,000 Facility Agreement dated 29 April 2020 (as amended and restated by an amendment and restatement agreement dated 29 June 2023, as further amended and restated by an amendment and restatement agreement dated [•] 2024 and as further amended and/or supplemented from time to time, the “Facility Agreement”)

1.

We refer to the Facility Agreement, each Subsidiary Guarantee, the Subordination Deed and each other Third Party Creditor Document (each as defined in the Facility Agreement). This is a Transfer Certificate. Terms defined in the Facility Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Agreement.

2.	We refer to Clause 26.5 (Procedure for transfer) of the Facility Agreement:

(a)

The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation, and in accordance with Clause 26.5 (Procedure for transfer), all of the Existing Lender’s rights and obligations under the Facility Agreement and the other Finance Documents which relate to that portion of the Existing Lender’s Commitment(s) and participations in Utilisations under the Facility Agreement as specified in the Schedule.

(b)	The proposed Transfer Date is [•].

(c)	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 34.2 (Addresses) are set out in the Schedule.

3.	The New Lender expressly acknowledges:

(a)	the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 26.4 (Limitation of responsibility of Existing Lenders); and

(b)

that it is the responsibility of the New Lender to ascertain whether any document is required or any formality or other condition requires to be satisfied to effect or perfect the transfer contemplated by this Transfer Certificate or otherwise to enable the New Lender to enjoy the full benefit of each Finance Document.

4.

In consideration of the New Lender being accepted as a Lender and Finance Party for the purposes of each Subsidiary Guarantee, the Subordination Deed and each other Third Party Creditor Document, the New Lender confirms that, as from the Transfer Date, it intends to be party to each such Finance Document in such capacities and undertakes to perform all the obligations expressed in each such Finance Document to be assumed by a Lender or Finance Party and agrees that it shall be bound by all the provisions of each such Finance Document, as if it had been an original party to each such Finance Document.

5.	The New Lender confirms that it is a “New Lender” within the meaning of Clause 26.1 (Assignment and transfers by the Lenders).

6.	The Existing Lender and the New Lender confirm that the New Lender is not an Affiliate of the Company.

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7.	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

8.	This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by and construed in accordance with English law.

9.	This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

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The Schedule

Commitment/rights and obligations to be transferred

[insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments,]

[Existing Lender]	[New Lender]

By:	By:

This Transfer Certificate is accepted by the Agent and the Transfer Date is confirmed as [•].

[Agent]

By:

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Schedule 5

Form of Assignment Agreement

To:	[•] as Agent

From:	[the Existing Lender] (the “Existing Lender”) and [the New Lender] (the “New Lender”)

Dated:

MCO Nominee One Limited – HKD14,850,000,000 Facility Agreement dated 29 April 2020 (as amended and restated by an amendment and restatement agreement dated 29 June 2023, as further amended and restated by an amendment and restatement agreement dated [•] 2024 and as further amended and/or supplemented from time to time, the “Facility Agreement”)

1.

We refer to the Facility Agreement, each Subsidiary Guarantee, the Subordination Deed and each other Third Party Creditor Document (each as defined in the Facility Agreement). This is an Assignment Agreement. Terms defined in the Facility Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement.

2.	We refer to Clause 26.6 (Procedure for assignment) of the Facility Agreement:

(a)

The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Facility Agreement and the other Finance Documents which relate to that portion of the Existing Lender’s Commitment(s) and participations in Utilisations under the Facility Agreement as specified in the Schedule.

(b)

The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitment(s) and participations in Utilisations under the Facility Agreement specified in the Schedule.

(c)	The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.

3.	The proposed Transfer Date is [•].

4.	On the Transfer Date the New Lender becomes Party to the Finance Documents as a Lender and Finance Party.

5.	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 26.4 (Limitation of responsibility of Existing Lenders).

6.	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 34.2 (Addresses) are set out in the Schedule.

7.

In consideration of the New Lender being accepted as a Lender and Finance Party for the purposes of each Subsidiary Guarantee, the Subordination Deed and each other Third Party Creditor Document, the New Lender confirms that, as from the Transfer Date, it intends to be party to each such Finance Document in such capacities and undertakes to perform all the obligations expressed in each such Finance Document to be assumed by a Lender or Finance Party and agrees that it shall be bound by all the provisions of each such Finance Document, as if it had been an original party to each such Finance Document.

8.

This Assignment Agreement acts as notice to the Agent (on behalf of each Finance Party) and, upon delivery to the Company in accordance with Clause 26.7 (Copy of Transfer Certificate or Assignment Agreement to Company), to the Company [(for itself and for and on behalf of each Subsidiary Guarantor)] of the assignment referred to in this Assignment Agreement.

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9.	This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement.

10.	This Assignment Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

11.	This Assignment Agreement has been entered into on the date stated at the beginning of this Assignment Agreement.

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The Schedule

Commitment/rights and obligations to be transferred by assignment, release and accession

[insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments,]

[Existing Lender]	[New Lender]

By:	By:

This Assignment Agreement is accepted by the Agent and the Transfer Date is confirmed as [•].

Signature of this Agreement by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to herein, which notice the Agent receives on behalf of each Finance Party.

[Agent]

By:

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Schedule 6

Form of Compliance Certificate

From:	MCO Nominee One Limited

To:	[•] as Agent

Dated:

Dear Sirs

MCO Nominee One Limited – HKD14,850,000,000 Facility Agreement dated 29 April 2020 (as amended and restated by an amendment and restatement agreement dated 29 June 2023, as further amended and restated by an amendment and restatement agreement dated [•] 2024 and as further amended and/or supplemented from time to time, the “Facility Agreement”)

1.

We refer to the Facility Agreement. This is a Compliance Certificate. Terms defined in the Facility Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.	We confirm that:

(a)

in respect of the Relevant Period ending on [•], Consolidated EBITDA for such Relevant Period was [•] and Consolidated Net Finance Charges for such Relevant Period were [•]. Therefore Consolidated EBITDA for such Relevant Period was [•] times Consolidated Net Finance Charges for such Relevant Period and the covenant contained in paragraph (a) (Interest Cover) Clause 23.2 (Financial condition) [has/has not] been complied with;

(b)

on the last day of the Relevant Period ending on [•], Consolidated Senior Debt was [•] and Consolidated EBITDA for such Relevant Period was [•]. Therefore Consolidated Senior Debt at such time [did/did not] exceed [•] times Consolidated EBITDA for such Applicable Test Date and the covenant contained in paragraph (b) (Senior Leverage) of Clause 23.2 (Financial condition) [has/has not] been complied with;

(c)

on the last day of the Relevant Period ending on [•], Consolidated Total Debt was [•] and Consolidated EBITDA for such Relevant Period was [•]. Therefore Consolidated Total Debt at such time [did/did not] exceed [•] times Consolidated EBITDA for such Applicable Test Date and the covenant contained in paragraph (c) (Total Leverage) of Clause 23.2 (Financial condition) [has/has not] been complied with; and

(d)	Senior Leverage is [•]:1 and that, therefore, the Margin should be [•]% p.a.

3.	[We confirm that no Default is continuing.]*

Signed

Authorised Representative of
MCO Nominee One Limited

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NOTES:

*	If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

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Project Osprey (2024) – Amended and Restated Facility Agreement

Schedule 7

Form of Incremental Lender Accession Deed

THIS DEED dated [ ] is supplemental to a facility agreement dated 29 April 2020 (as amended and restated by an amendment and restatement agreement dated 29 June 2023, as further amended and restated by an amendment and restatement agreement dated [•] 2024 and as further amended and/or supplemented from time to time, the “Facility Agreement”) between MCO Nominee One Limited as the Company, the financial institutions named therein as Original Lenders and [•] as agent (as amended, novated, supplemented, extended, replaced or retained from time to time), each Subsidiary Guarantee, the Subordination Deed and each other Third Party Creditor Document (each as defined in the Facility Agreement).

Words and expressions defined in the Facility Agreement have the same meaning when used in this Deed and the principles of construction and rules of interpretation set out therein shall also apply.

[name of new Additional Lender] (the “Additional Lender”) of [address]:

(a)

hereby agrees with each other person who is or who becomes a party to the Facility Agreement that with effect on and from the date of this Deed it shall be bound by the Facility Agreement and be entitled to exercise rights and be subject to obligations thereunder as a Lender; and

(b)

in consideration of the Additional Lender being accepted as a Lender and Finance Party for the purposes of each Subsidiary Guarantee, the Subordination Deed and each other Third Party Creditor Document, hereby agrees with each other person who is or who becomes a party to any such Finance Document that with effect on and from the date of this Deed it intends to be party to each such Finance Document in such capacities and undertakes to perform all the obligations expressed in each such Finance Document to be assumed by a Lender or Finance Party and agrees that it shall be bound by all the provisions of each such Finance Document, as if it had been an original party to each such Finance Document.

The Additional Lender expressly acknowledges that it is the responsibility of the Additional Lender to ascertain whether any document is required or any formality or other condition required to be satisfied to effect or perfect this Deed or otherwise to enable the Additional Lender to enjoy the full benefit of each Finance Document.

The Additional Lender confirms that it is not an Affiliate of the Company.

The initial telephone number, fax number, address and person designated by the Additional Lender for the purposes of Clause 34 (Notices) of the Facility Agreement are:

Address: Fax:	[ ] [ ]

Telephone:	[ ]

Attention:	[ ]

Email:	[ ]

This Deed and any non-contractual obligations arising out of or in connection with it are governed by English law.

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Project Osprey (2024) – Amended and Restated Facility Agreement

Executed as a deed by	)

[insert name of Additional Lender]	)

[include appropriate execution	)

clause]	)

Accepted by the Agent:

for and on behalf of

[Insert name of Agent]

Date:

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Project Osprey (2024) – Amended and Restated Facility Agreement

Schedule 8

Form of Incremental Facility Notice

To: [•] as Agent

From: MCO Nominee One Limited (the “Company”)

Dated: [•]

MCO Nominee One Limited – HKD14,850,000,000 Facility Agreement dated 29 April 2020 (as amended and restated by an amendment and restatement agreement dated 29 June 2023, as further amended and restated by an amendment and restatement agreement dated [•] 2024 and as further amended and/or supplemented from time to time, the “Facility Agreement”)

We refer to the Facility Agreement. This is an Incremental Facility Notice. Terms defined in the Facility Agreement shall have the same meaning when used in this Incremental Facility Notice.

1.	The Company wishes to establish an Incremental Facility on the following terms:

Type of Facility:	[Incremental Term Loan Facility / Incremental Revolving Credit Facility / Incremental Facility Increase in respect of [•] Facility]

Termination date and repayment schedule:	[•]

Requested Facility Amount and currency of commitment:	[insert amount in Hong Kong dollars]

Availability period:	[•]

Interest rate:	[insert details of base rate plus margin or fixed rate]

[Commitment fee:	[•]]

Borrower:	The Company

Currency of utilisation:	[Base Currency / Optional Currency]

Purpose:	[•]

Maximum number of Loans that may be outstanding:	[•]

[Other relevant terms]	[•]

2.	[The Company invites each Lender to participate in the Relevant Incremental Facility in its Pro Rata Share.]

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Project Osprey (2024) – Amended and Restated Facility Agreement

3.

The Company confirms that the Repeating Representations are true and accurate in all material (or, to the extent that the Repeating Representation is subject to any materiality qualifier, all) respects as at the date of this Incremental Facility Notice.

4.	The Company confirms that no Event of Default is continuing at the time of, or would arise as a result of, the establishment and utilisation of the Relevant Incremental Facility

Yours faithfully for and on behalf of
MCO Nominee One Limited

authorised signatory Name:

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Project Osprey (2024) – Amended and Restated Facility Agreement

Schedule 9

Forms of Notifiable Debt Purchase Transaction Notice

Part 1

Form of Notice of Notifiable Debt Purchase Transaction

To:	[•] as Agent

From:	[The Lender]

Dated:

MCO Nominee One Limited – HKD14,850,000,000 Facility Agreement dated 29 April 2020 (as amended and restated by an amendment and restatement agreement dated 29 June 2023, as further amended and restated by an amendment and restatement agreement dated [•] 2024 and as further amended and/or supplemented from time to time, the “Facility Agreement”)

1.

We refer to paragraph (b) of Clause 27.2 (Disenfranchisement of Sponsor Affiliates) of the Facility Agreement. Terms defined in the Facility Agreement have the same meaning in this notice unless given a different meaning in this notice.

2.	We have entered into a Notifiable Debt Purchase Transaction.

3.	The Notifiable Debt Purchase Transaction referred to in paragraph 2 above relates to the amount of our Commitment(s) as set out below.

Commitment	Amount of our Commitment to which Notifiable Debt Purchase Transaction relates (Base Currency)

[Initial Facility Commitment]	[insert amount (of that Commitment) to which the relevant Debt Purchase Transaction applies]

[Incremental Facility Commitment under the Incremental Facility with an Establishment Date of [•]]*	[insert amount (of that Commitment) to which the relevant Debt Purchase Transaction applies]

[Lender]

By:

*	Delete as applicable

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Project Osprey (2024) – Amended and Restated Facility Agreement

Part 2

Form of Notice on Termination of Notifiable Debt Purchase Transaction

To:	[•] as Agent

From:	[The Lender]

Dated:

MCO Nominee One Limited – HKD14,850,000,000 Facility Agreement dated 29 April 2020 (as amended and restated by an amendment and restatement agreement dated 29 June 2023, as further amended and restated by an amendment and restatement agreement dated [•] 2024 and as further amended and/or supplemented from time to time, the “Facility Agreement”)

1.

We refer to paragraph (c) of Clause 27.2 (Disenfranchisement of Sponsor Affiliates) of the Facility Agreement. Terms defined in the Facility Agreement have the same meaning in this notice unless given a different meaning in this notice.

2.	A Notifiable Debt Purchase Transaction which we entered into and which we notified you of in a notice dated [•] has [terminated]/[ceased to be with a Sponsor Affiliate].*

3.	The Notifiable Debt Purchase Transaction referred to in paragraph 2 above relates to the amount of our Commitment(s) as set out below.

Commitment	Amount of our Commitment to which Notifiable Debt Purchase Transaction relates (Base Currency)

[Initial Facility Commitment]	[insert amount (of that Commitment) to which the relevant Debt Purchase Transaction applies]

[Incremental Facility Commitment under the Incremental Facility with an Establishment Date of [•]]**	[insert amount (of that Commitment) to which the relevant Debt Purchase Transaction applies]

[Lender]

By:

*	Delete as applicable
**	Delete as applicable

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Project Osprey (2024) – Amended and Restated Facility Agreement

Schedule 10

Form of Selection Notice

To:	[•] as Agent

From:	MCO Nominee One Limited

Dated:

MCO Nominee One Limited – HKD14,850,000,000 Facility Agreement dated 29 April 2020 (as amended and restated by an amendment and restatement agreement dated 29 June 2023, as further amended and restated by an amendment and restatement agreement dated [•] 2024 and as further amended and/or supplemented from time to time, the “Facility Agreement”)

1.

We refer to the Facility Agreement. This is a Selection Notice. Terms defined in the Facility Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.

2.

We refer to the following Incremental Facility Loan[s] under the [insert details of relevant Incremental Term Loan Facility] with an Interest Period ending on [insert details of the Loan and the Interest Period end date].

3.	[We request that the above Incremental Facility Loan be divided into [•] Incremental Facility Loans with the following Base Currency Amounts and Interest Periods:] *

or

[We request that the next Interest Period for the above Incremental Facility Loan[s] is [•].]**

4.	This Selection Notice is irrevocable.

Signed

Authorised Representative of
MCO Nominee One Limited

*	Delete as applicable
**	Delete as applicable

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Project Osprey (2024) – Amended and Restated Facility Agreement

Signatures

Original signature pages removed in amended and restated version

Signature pages – Project Osprey (2024) – Amended and Restated Facility Agreement

Schedule 2

Conditions Precedent

1.	Transaction Obligors

(a)

In respect of each Transaction Obligor (other than Melco Resorts Macau), a copy of its constitutional documents (including its certificate of incorporation, certificate of incorporation on change of name (if any), memorandum and articles of association, register of directors, register of members and register of mortgages and charges).

(b)	A copy of a resolution of the board of directors of each Transaction Obligor (other than Melco Resorts Macau):

(i)

approving the terms of, and the transactions contemplated by, the Amendment Transaction Documents to which it is a party and resolving that it execute the Amendment Transaction Documents to which it is a party;

(ii)	authorising a specified person or persons to execute the Amendment Transaction Documents to which it is a party on its behalf; and

(iii)

authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Amendment Transaction Documents to which it is a party.

(c)	A specimen of the signature of each person authorised by each resolution referred to in paragraph (b) above (where such person actually executes any such document).

(d)

A certificate from each of the Transaction Obligors (other than Melco Resorts Macau and the Subordinated Creditors) (in each case signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on it to be exceeded.

(e)

A certificate of an authorised signatory of each Transaction Obligor (other than Melco Resorts Macau) certifying that each copy document relating to it specified in this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.	Finance Documents

(a)	A copy of this Agreement duly entered into by the parties to it.

(b)	A copy of the Amendment Fee Letter duly entered into by the parties to it.

3.	Legal opinions

(a)	A legal opinion in relation to English law from White & Case addressed to the Finance Parties, substantially in the form distributed to the Agent prior to signing this Agreement.

(b)

A legal opinion as to the laws of the Cayman Islands from Maples and Calder (Hong Kong) LLP, the law firm of the Maples Group addressed to the Finance Parties, substantially in the form distributed to the Agent prior to signing this Agreement.

4.	Other documents and evidence

(a)	Evidence that any process agent referred to in Clause 6.2 (Service of process) has accepted its appointment.

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Project Osprey (2024) – Second Amendment and Restatement Agreement

(b)

Evidence that the fees, costs and expenses then due from the Company pursuant to Clause 5 (Costs and expenses) and the Amendment Fee Letter have been paid or will be paid on or before the date falling 5 Business Days after the Effective Date.

11

Project Osprey (2024) – Second Amendment and Restatement Agreement

Signatures

SIGNED for and on behalf of
MCO NOMINEE ONE LIMITED
as the Company

/s/ Geoffrey Stuart Davis
Name:	Geoffrey Stuart Davis
Title:	Authorised Signatory

SIGNED for and on behalf of
MCO NOMINEE ONE LIMITED
as the Guarantors’ Agent

/s/ Geoffrey Stuart Davis
Name:	Geoffrey Stuart Davis
Title:	Authorised Signatory

SIGNED for and on behalf of
MCO INVESTMENTS LIMITED
as a Subsidiary Guarantor

/s/ Geoffrey Stuart Davis
Name:	Geoffrey Stuart Davis
Title:	Authorised Signatory

Project Osprey (2024) - Second
Amendment and Restatement Agreement
(Signature Page)

SIGNED for and on behalf of
MELCO RESORTS FINANCE LIMITED
as a Subordinated Creditor

/s/ Geoffrey Stuart Davis
Name:	Geoffrey Stuart Davis
Title:	Authorised Signatory

SIGNED for and on behalf of
MCO INTERNATIONAL LIMITED
as a Subordinated Creditor

/s/ Geoffrey Stuart Davis
Name:	Geoffrey Stuart Davis
Title:	Authorised Signatory

Project Osprey (2024) - Second
Amendment and Restatement Agreement
(Signature Page)

SIGNED for and on behalf of
BANK OF CHINA LIMITED, MACAU BRANCH
as Agent

/s/ Huang Jia Yu
Name:	Huang Jia Yu
Title:	DEPUTY DIRECTOR

Project Osprey (2024) - Second
Amendment and Restatement Agreement
(Signature Page)